UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to Rule §240.14a-12
PEAKSTONE REALTY TRUST
(Name of Registrant as Specified in Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11.

PEAKSTONE REALTY TRUST
1520 E. Grand Avenue
El Segundo, California 90245
YOUR VOTE IS IMPORTANT
Dear Fellow Shareholders,
On behalf of the Board of Trustees of Peakstone Realty Trust, I cordially invite you to attend the annual meeting of shareholders of Peakstone Realty Trust, a Maryland real estate investment trust, to be held on June 18, 2024 at 9:00 A.M. (PT). The annual meeting will be held as a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/PKST2024.
The following Proxy Statement provides specific information concerning the business to be considered at the annual meeting. We hope you will be able to attend the annual meeting, but whether or not you attend, your vote is extremely important. In order to achieve a quorum and to avoid delays and additional costs, we need substantial shareholder voting participation by proxy or at the annual meeting. To facilitate the voting process, we have included a section entitled “Information About the 2024 Annual Meeting of Shareholders” (beginning on page 66 of the Proxy Statement) which provides specific procedures for attending the meeting and the manner in which you can otherwise vote your shares (i.e., via the Internet, by phone, or by mail).
Thank you for your support of Peakstone Realty Trust. We look forward to seeing you at the annual meeting.
Sincerely,

Michael J. Escalante
Chief Executive Officer & President

PEAKSTONE REALTY TRUST
1520 E. Grand Avenue
El Segundo, California 90245
NOTICE OF 2024 ANNUAL MEETING OF SHAREHOLDERS
The accompanying proxy is solicited by and on behalf of the board of trustees (the “Board of Trustees”) of Peakstone Realty Trust (the “Company”) for use at the annual meeting of our shareholders and at any adjournment or postponement thereof.
Date and Time: The annual meeting will be held on June 18, 2024 at 9:00 A.M. (PT).
Virtual Meeting: To provide all of our shareholders an opportunity to participate in our 2024 annual meeting, the annual meeting will be held as a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/PKST2024.
How to Vote: For procedures for attending the virtual meeting and other ways in which you can vote your shares (i.e., via the Internet, by phone, or by mail), please refer to the section entitled “Information About the 2024 Annual Meeting of Shareholders” beginning on page 66 of the accompanying proxy statement.
Agenda: At the meeting, you will be asked to consider and vote upon the following:
Proposal	Page #	Board Recommendation
#1 – Election of five trustees to our Board of Trustees, each to serve until the 2025 annual meeting of shareholders and until their successors are duly elected and qualify	2	VOTE FOR
#2 – Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024	17	VOTE FOR
#3 – Approval of, on an advisory (non-binding) basis, the compensation paid to the Company’s Named Executive Officers as described in the proxy statement	20	VOTE FOR
#4 – Approval of an amendment to the Peakstone Realty Trust Second Amended and Restated Employee and Trustee Long-Term Incentive Plan as described in the proxy statement	54	VOTE FOR
We will also consider the transaction of such other business that properly comes before the annual meeting in accordance with Maryland law and our bylaws.
Our Board of Trustees has fixed the close of business on April 16, 2024 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any postponement or adjournment thereof. Only record holders of common shares on the close of business on the record date are entitled to notice of and to vote at the annual meeting.
In accordance with rules and regulations adopted by the U.S Securities and Exchange Commission (the “SEC”), we have elected to furnish our proxy materials to shareholders by providing access to such materials on the Internet. Accordingly, on or about April 29, 2024, a Notice of Internet Availability of Proxy Materials (the “Internet Availability Notice”) has been mailed or emailed (depending on each shareholder’s preference) to the majority of our shareholders, and we have furnished paper copies of our proxy materials to certain shareholders. We will also send our proxy materials to shareholders who have requested paper or electronic copies pursuant to the instructions contained in the Internet Availability Notice.
By Order of the Board of Trustees,

Nina Momtazee Sitzer
Chief Operating Officer, Chief Legal Officer, and Secretary
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDER MEETING TO BE HELD ON JUNE 18, 2024:
The Notice of Meeting, Proxy Statement and 2024 Annual Report to Shareholders are available free of charge at www.proxyvote.com.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.
The forward-looking statements contained in this proxy statement reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from those expressed in any forward-looking statement. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: general economic and financial conditions; market volatility; inflation; any potential recession or threat of recession; interest rates; recent and ongoing disruption in the debt and banking markets; tenant, geographic concentration, and the financial condition of our tenants; competition for tenants and competition with sellers of similar properties if we elect to dispose of our properties; our access to, and the availability of capital; whether we will be able to refinance or repay debt; whether work-from-home trends or other factors will impact the attractiveness of industrial and/or office assets; whether we will be successful in renewing leases as they expire; future financial and operating results, plans, objectives, expectations and intentions; our ability to manage cash flows; dilution resulting from equity issuances; expected sources of financing, including the ability to maintain the commitments under our revolving credit facility, and the availability and attractiveness of the terms of any such financing; legislative and regulatory changes that could adversely affect our business; our ability to maintain our status as a REIT and our Operating Partnership as a partnership for U.S. federal income tax purposes; our future capital expenditures, operating expenses, net income, operating income, cash flow and developments and trends of the real estate industry; whether we will be successful in the pursuit of our business plan, including any acquisitions, investments, or dispositions; whether we will succeed in our investment objectives; any fluctuation and/or volatility of the trading price of our common shares; risks associated with our dependence on key personnel whose continued service is not guaranteed; and other factors, including those discussed in Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q filed with the SEC.
While forward-looking statements reflect our good faith beliefs, assumptions and expectations, they are not guarantees of future performance. The forward-looking statements speak only as of the date of this proxy statement. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this proxy statement, except as required by applicable law. We caution investors not to place undue reliance on these forward-looking statements, which are based only on information currently available to us.
References in this proxy statement to “PKST,” “we,” “us,” “our” or like terms also refer to the Company.
Note Regarding Presentation of Information. Unless otherwise noted, the information provided in this proxy statement reflects the one-for-nine reverse share split of the Company’s common shares that was effective as of March 10, 2023.

PROPOSAL 1 – ELECTION OF TRUSTEES
Board of Trustees Recommendation
THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED FOR ELECTION AS TRUSTEES.
General Information
At the annual meeting, you and the other shareholders will vote on the election of all five trustee nominees to our Board of Trustees. Each person elected will serve as a trustee until our 2025 annual meeting of shareholders and until his or her successor is elected and qualifies. Our Board of Trustees has nominated the following persons for election as trustees:
•	Carrie DeWees, former Managing Principal, Allstate Investments
•	Michael J. Escalante, Chief Executive Officer and President, Peakstone Realty Trust
•	Jeffrey Friedman, Senior Advisor, Mesa West Capital
•	Samuel Tang, Managing Partner and Co-Founder, TriGuard Management LLC and Montauk TriGuard Management Inc.
•	Casey Wold, former Chief Executive Officer and Managing Partner, Vanderbilt Office Properties
Messrs. Escalante, Tang and Wold and Ms. DeWees are current members of our Board of Trustees.
Detailed information on each nominee is provided in the section entitled “Board of Trustees”.
If any nominee becomes unable or unwilling to stand for election, our Board of Trustees may designate a substitute. If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee. Our Board of Trustees has no reason to believe that any of the persons named above as a nominee for our Board of Trustees will be unable, or will decline, to serve as a member of the Board of Trustees if elected. Each of the nominees has consented to being named in this proxy statement.
One of our current trustees, Gregory M. Cazel, is not standing for re-election and will be retiring from the Board of Trustees when his current term expires at the 2024 annual meeting. The Company would like to thank Mr. Cazel for his guidance and valuable contributions during his tenure on the Board of Trustees.

BOARD OF TRUSTEES
General
The Board of Trustees is currently comprised of five members: Messrs. Escalante, Cazel, Tang, and Wold and Ms. DeWees.
For the portion of 2023 prior to the listing of the Company’s common shares on the New York Stock Exchange (the “NYSE”) on April 13, 2023 (the “Listing”), the Board of Trustees was comprised of eight members: Kevin Shields, Kathleen Briscoe, Mr. Cazel, Mr. Escalante, Ranjit Kripalani, James Risoleo, J. Grayson Sanders and Mr. Tang (the “Prior Board of Trustees”).
Effective of as of the Listing, Messrs. Shields, Kripalani, Risoleo and Sanders and Ms. Briscoe resigned from the Board of Trustees, and Mr. Wold and Ms. DeWees were elected to the Board of Trustees resulting in the current composition of the Board of Trustees. Our Board of Trustees has formed the following three committees: the Audit Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee. Details regarding the current members and committees of the Board of Trustees are included in the section titled “Corporate Governance” below. At our 2023 annual meeting of shareholders (the “2023 Annual Meeting”), Messrs. Escalante, Cazel, Tang and Wold and Ms. DeWees were elected to continue to serve as members of our Board of Trustees and have acted in such capacity since our 2023 Annual Meeting.
In April 2024, the Nominating and Corporate Governance Committee nominated Jeff Friedman for election as a trustee at the 2024 annual meeting using the evaluation criteria described in our “Board Membership Criteria and Trustee Selection” section below. The Board of Trustees believes Mr. Friedman contributes extensive real estate finance expertise and will provide invaluable contributions to our Board of Trustees’ discussions.
Under our charter, each trustee elected will hold office until the next annual meeting of our shareholders and until his or her successor is duly elected and qualifies. Trustees may be elected to an unlimited number of successive terms, but the Nominating and Corporate Governance Committee reviews each trustee’s continuation on the Board of Trustees every year.
Messrs. Escalante, Friedman, Tang and Wold and Ms. DeWees have been nominated by our Board of Trustees for election to serve until our 2025 annual meeting of shareholders and until his or her successor is elected and qualifies. Our Board of Trustees has determined each of Messrs. Friedman, Tang and Wold and Ms. DeWees to be independent under the rules of the NYSE, based on its review of the relationships between the trustee nominees and the Company. For more detailed information on our trustees and trustee nominee, see the “Information Regarding Our Current Trustees and Trustee Nominees” section below.
Leadership Structure
Casey Wold has served as the non-executive Chairperson of the Board of Trustees since the Listing. Our Board of Trustees does not currently have a lead independent trustee, as our chairperson is not an executive of the Company and we continue to believe that the current size of our Board of Trustees permits all of our independent trustees to actively participate in this oversight role.
Although not applicable under the current Board of Trustees leadership structure, our Corporate Governance Guidelines provide that if the Chairperson is an executive officer of the Company, then the Board of Trustees will have a Lead Trustee, who shall be a non-management trustee. The Lead Trustee will be selected on an annual basis by a majority of the non-management trustees then serving on the Board of Trustees. The responsibilities of the Lead Trustee include, among others, serving as liaison among (i) management, including the Chief Executive Officer, (ii) our non-management trustees, (iii) employees reporting misconduct that by their nature cannot be brought to management, and (iv) interested third parties and the Board of Trustees.
The Chairperson, or the Lead Trustee if the Chairperson is a management trustee of the Company:
•	presides at executive sessions of the independent trustees;
•	serves as the focal point of communication to the Board of Trustees regarding management plans and initiatives;
•	ensures that the role between Board of Trustees oversight and management operations is respected;

•	provides the medium for informal dialogue with and among independent trustees, allowing for free and open communication within that group; and
•	serves as the communication conduit for third parties who wish to communicate with the Board of Trustees.
Meetings of our Board of Trustees
During 2023, our Board of Trustees held seven meetings.
Prior to the Listing, (i) our Prior Board of Trustees held three meetings, (ii) each member of the Prior Board of Trustees attended at least 75% of the aggregate total number of meetings of the Board of Trustees held during 2023 prior to the Listing and the total number of meetings of the committees on which they served, and (iii) the non-management trustees of our Prior Board of Trustees routinely met in executive session without management.
Following the Listing, (i) our Board of Trustees held four meetings, (ii) each member of the Board of Trustees attended at least 75% of the aggregate total number of meetings of the Board of Trustees and the total number of meetings of the committees on which they served, and (iii) our non-management trustees routinely met in executive sessions without management at three of the meetings of our Board of Trustees, except that it was determined by our Board of Trustees at one meeting that there were no matters that needed to be discussed during an executive session. Pursuant to our Corporate Governance Guidelines, the Board of Trustees expects to conduct executive sessions that are limited to non-management trustees at each of our regularly scheduled Board of Trustees meetings. If in the future any of our non-management trustees are not independent, the Board of Trustees will conduct an executive session limited to independent non-management trustees at least annually. The Chairperson or Lead Trustee, as applicable, will preside over these executive sessions.
Trustee Independence
Under the NYSE listing standards and applicable rules of the SEC, NYSE-listed companies are required to have a majority of independent trustees and a nominating/corporate governance committee, compensation committee and audit committee, each comprised solely of independent trustees. Under the NYSE listing standards, no trustee of a company qualifies as “independent” unless the board of trustees of the company affirmatively determines that the trustee has no material relationship with the company (either directly or as a partner, shareholder or officer of an organization that has a relationship with such company).
Effective as of the Listing, the Board of Trustees affirmatively has determined, after broadly considering all relevant facts and circumstances, the current non-management trustees and non-management trustee nominees (i.e., Messrs. Cazel, Friedman, Tang and Wold and Ms. DeWees) are “independent” under the standards of the NYSE and under applicable rules of the SEC. Michael J. Escalante is not independent as he is an executive officer of the Company.
Board Membership Criteria and Trustee Selection
Our Nominating and Corporate Governance Committee, among other things, assists our Board of Trustees in fulfilling its responsibilities with respect to trustee nominations. The Board of Trustees has adopted a written policy, the Policy Regarding Qualification and Nomination of Trustee Candidates, setting forth the minimum qualifications that trustee candidates must possess, as follows:
•	high personal and professional ethics and integrity;
•	an ability to exercise sound judgment, including in relation to the Company’s business and strategy;
•	an ability to make independent analytical inquiries;
•	an ability and willingness to devote sufficient time and resources to diligently perform Board of Trustees duties, including attending regular and special Board of Trustees and/or committee meetings;
•	appropriate and relevant business experience and acumen; and
•	a reputation, both personal and professional, consistent with the image and reputation of the Company.
In addition to the aforementioned minimum qualifications, the Policy Regarding Qualification and Nomination of Trustee Candidates sets forth certain additional qualities and skills that, while not a prerequisite for nomination, are also considered by the Nominating and Corporate Governance Committee when evaluating a particular candidate, including, among others, the following:
•
whether the person possesses specific industry knowledge, expertise and/or contacts, including in the real estate industry generally, and familiarity with general issues affecting the Company’s business;

•
whether the person’s nomination and election would enable the Board of Trustees to have a member that qualifies as an “audit committee financial expert” as such term is defined by the SEC in Item 407 of Regulation S-K;

•	whether the person would qualify as an “independent” trustee under the rules of the NYSE and the Company’s Corporate Governance Guidelines;
•	the importance of continuity of the existing composition of the Board of Trustees;
•	whether the person possesses knowledge and expertise in various areas deemed appropriate by the Board of Trustees;
•	fit of the individual’s skills, experience and personality with those of other trustees in maintaining an effective, collegial, and responsive Board of Trustees; and
•
diversity, age, background, education, skills and experience, as well as the restrictions, requirements and recommendations concerning those matters under applicable law and the NYSE rules in relation to the full Board of Trustees and/or the individual trustees.

Though we do not have a formal policy regarding diversity with respect to identifying nominees, our Nominating and Corporate Governance Committee considers the impact of diverse backgrounds and experiences of potential nominees on the effectiveness and quality of our Board of Trustees.
The Nominating and Corporate Governance Committee will seek to identify trustee candidates based on input provided by a number of sources, including (a) members of the Nominating and Corporate Governance Committee, (b) other trustees of the Company and (c) any other parties deemed appropriate by the Nominating and Corporate Governance Committee, including shareholders. The Nominating and Corporate Governance Committee also has the authority to consult with or retain advisors or search firms to assist in the identification of qualified trustee candidates.
The Nominating and Corporate Governance Committee will consider appropriate trustee candidates recommended by a shareholder, evaluating such candidates on the same basis as any other candidate. Recommendations for nominations should be sent to: Peakstone Realty Trust, Attention: Secretary, 1520 E. Grand Avenue, El Segundo, California 90245, indicating the candidate's qualifications and other relevant biographical information and providing confirmation of the candidate’s consent to serve as a trustee, if elected. Shareholders may also nominate qualified individuals for election to our Board of Trustees by complying with the advance notice and other requirements of our current Bylaws regarding trustee nominations. These requirements are also described under “Shareholder Proposals.”
As part of the candidate identification process, the Nominating and Corporate Governance Committee will evaluate the skills, expertise and diversity possessed by the current Board of Trustees, and whether there are additional skills, expertise or diversity that should be added to complement the composition of the existing Board of Trustees. Existing trustees who are being considered for re-nomination will be re-evaluated as part of the Nominating and Corporate Governance Committee’s process of recommending trustee candidates. At an appropriate time prior to each annual meeting at which trustees are to be elected or re-elected, the Nominating and Corporate Governance Committee will evaluate each candidate and recommend to the Board of Trustees for nomination by the Board of Trustees such candidates as the Nominating and Corporate Governance Committee, in the exercise of its judgment and in compliance with the Policy Regarding Qualification and Nomination of Trustee Candidates, has found to be well-qualified and willing and available to serve.
At an appropriate time after a vacancy arises on the Board of Trustees or a trustee advises the Board of Trustees of his or her intention to resign, the Nominating and Corporate Governance Committee will recommend to the Board of Trustees, for election by the Board of Trustees, such candidate as the Nominating and Corporate

Governance Committee, in the exercise of its judgment, has found to be well-qualified and willing and available to serve. In determining whether a prospective member is qualified to serve, the Nominating and Corporate Governance Committee will consider the factors listed above.
With respect to the current nominees to our Board of Trustees, including both our current trustees and new trustee nominees, whose backgrounds and experience are described in greater detail below, our Nominating and Corporate Governance Committee considered all of the factors set forth above and the individual attributes of the particular individuals being nominated as described below in its determination to recommend them for nomination.
Information Regarding Our Current Trustees and Trustee Nominees
Included below is certain information regarding our current trustees and trustee nominees. Each of our trustees is elected annually to hold office until the next annual meeting of our shareholders and until his or her successor is duly elected and qualifies. No family relationships exist between any current trustees, trustee nominees, or executive officers, as such term is defined in Item 401 of Regulation S-K promulgated under the Securities Act.
Trustee Nominees
Name	Age	Position(s)	Trustee Since
Carrie DeWees	60	Independent Trustee	4/2023 - present
Michael J. Escalante	63	Chief Executive Officer, President and Trustee	2/2015 - present
Jeffrey Friedman	61	-	-
Samuel Tang	63	Independent Trustee	2/2015 - present
Casey Wold	66	Non-Executive Chairperson and Independent Trustee	4/2023 - present

Trustee Nominees

Carrie DeWees has been an independent trustee since April 2023 and is a member of our Audit Committee and Nominating and Corporate Governance Committee. Ms. DeWees served as a managing principal of Allstate Investments from 2011 to April 2023, where she managed an approximately $800 million commercial real estate portfolio including industrial, multi family, retail, office and self-storage assets. Ms. DeWees also served as director of asset management of Allstate’s direct $1.0 billion portfolio from 2012 to 2021. Prior to joining Allstate, DeWees spent the majority of her career working for real estate investment advisors including JMB Realty, Heitman, Henderson Global Investors

American Realty Advisors. Ms. DeWees is a graduate of Northern Illinois University where she received a Bachelor of Science degree in Accountancy and DePaul Driehaus College of Business where she received an MBA in Finance and Real Estate. Ms. DeWees is a Registered Certified Public Accountant.

We believe that Ms. DeWees’ years of experience in the real estate industry, particularly with respect to industrial and office assets, support her appointment to our Board of Trustees.

Michael J. Escalante is our Chief Executive Officer, President and a trustee. He has been our President since November 2013, a trustee since February 2015, and our Chief Executive Officer since April 2019. Mr. Escalante served as Chief Executive Officer of Griffin Capital Essential Asset REIT, Inc. (“EA-1”), one of our predecessor entities, from December 2018 to April 2019; President of EA-1 from June 2015 to April 2019; Chief Investment Officer of EA-1 from August 2008 to December 2018; and Vice President of EA-1 from August 2008 to June 2014. Mr. Escalante also served as Chief Investment Officer of Griffin Capital Company, LLC (“GCC”), our former sponsor, from June 2006 until December 2018. He also served as a member of the investment committee of the advisor of GIA Real Estate Fund from June 2014 to March 2020, as well as serving on the investment committee of various former Griffin American Healthcare REIT entities. Prior to joining GCC in June 2006, Mr. Escalante founded Escalante Property Ventures in March 2005, a real estate investment management company, to invest in value-added and development-oriented infill properties within California and other western states. From 1997 to March 2005, Mr. Escalante served eight years at Trizec Properties, Inc., previously one of the largest publicly-traded U.S. office real estate investment trusts (“REITs”), with his final position being Executive Vice President - Capital Transactions and Portfolio Management. While at Trizec, Mr. Escalante was directly responsible for all capital transaction activity for the Western U.S., which included the acquisition of several prominent office projects. Mr. Escalante’s work experience at Trizec also included significant hands-on operations experience as the firm’s Western U.S. Regional Director with bottom-line responsibility for asset and portfolio management of a 4.6 million square foot office/retail portfolio (11 projects/23 buildings) and associated administrative support personnel (110 total/65 company employees). Prior to joining Trizec, from 1987 to 1997, Mr. Escalante held various acquisitions, asset management and portfolio management positions with The Yarmouth Group, an international real estate investment advisor. Mr. Escalante holds an M.B.A. from the University of California, Los Angeles and a B.S. in Commerce, with an emphasis in finance and accounting, from Santa Clara University. Mr. Escalante is a full member of the Urban Land Institute and has been active in many charitable and civic organizations.

We believe that Mr. Escalante’s broad experience in the real estate industry and his years of service at the Company, GCC and its affiliates support his appointment to our Board of Trustees.

Jeffrey Friedman is a nominee for the Board of Trustees. Mr. Friedman is a Senior Advisor at Mesa West Capital, a private equity styled real estate investment firm that he co-founded in 2004 and was purchased by an affiliate of Morgan Stanley in 2018. Mr. Friedman served as the co-Chief Executive Officer of Mesa West from November 2004 to March 2023. Prior to co-founding Mesa West, Mr. Friedman was a principal at Maguire Partners, in charge of capital market activities from May 2000 to shortly after the firm’s $798 million IPO in June 2023. He was also a corporate lawyer at Simpson Thacher & Barlett LLP before transitioning into real estate finance in 1994. Mr. Friedman has a J.D. and M.A. in Applied Economics from the University of Michigan and a B.A. from the University of California, Los Angeles (UCLA). Mr. Friedman is a member of the Mortgage Bankers Association Board of Directors and a board member of University of California, Los Angeles Ziman Real Estate Alumni Group.

We believe that Mr. Friedman’s experience in real estate finance and capital markets support his appointment to our Board of Trustees.

Samuel Tang has been an independent trustee since 2015 and is the Chairperson of our Audit Committee and the Chairperson of our Compensation Committee. Mr. Tang has over 25 years of experience in private equity and real estate investing. From 2004 to the present, Mr. Tang has been a Managing Partner of TriGuard Management LLC and its affiliates, an entity which he co-founded and which acquires private equity secondary funds in the secondary market. He is responsible for capital raising, sourcing, analyzing, structuring and closing the acquisition of investments. From 1999 to 2004, Mr. Tang was Managing Director, Equities, of Pacific Life Insurance Company, where he co-chaired the workout committee to maximize recovery on bond investments and worked on various strategic and direct equity investments. Before joining Pacific Life Insurance Company, from 1989 to 1999, he was a Managing Partner at The Shidler Group, a specialized private equity firm focused on finance, insurance and real estate companies. Mr. Tang was also previously a Manager in Real Estate Consulting with KPMG Peat Marwick Main and a Senior, CPA with Arthur Young. Mr. Tang has an M.B.A. in Finance from the University of California, Los Angeles and a B.S. in Accounting from the University of Southern California. Mr. Tang also currently serves in leadership positions, including as a member of both fiduciary and advisory boards with several real estate firms, corporate and non-profit entities.

We believe that Mr. Tang’s extensive experience in the private equity and real estate industries support his appointment to our Board of Trustees.

Casey Wold has been an independent trustee and the non-executive Chairperson of the Board of Trustees since April 2023, and is the Chairperson of our Nominating and Corporate Governance Committee and a member of our Compensation Committee. Mr. Wold has over 40 years of real estate experience and most recently founded Vanderbilt Office Properties, a real estate investment and management company, where he has served as Chief Executive Officer and Managing Partner since 2014. Previously, Mr. Wold served as Senior Managing Director of Tishman Speyer and was a member of its Investment and Management committees from 2004 to 2014. He was responsible for the Midwest, Atlanta, Boston and Washington, DC, regions that included over $5.0 billion of real estate acquisitions and developments. Before joining Tishman, Mr. Wold served as President of TrizecHahn Office Properties, where he spearheaded the investment strategy and growth of its office portfolio, which totaled $5.0 billion in assets (50 million square feet) and Chief Investment Officer and Chief Operating Officer of Trizec Office Properties. Mr. Wold also previously served as Executive Vice President and the head of the U.S. Acquisition Group for Equity Office Properties (a Sam Zell entity), which eventually became the largest U.S. office REIT in the country. Prior to Equity Office Properties, Mr. Wold held executive positions with the Cambridge Companies, Wells Fargo Realty Advisors and First National Bank of Chicago. Mr. Wold has previously served on the boards of Trizec Properties (NYSE) and Captivate Networks, Inc. and most recently with CTO Realty Growth, Inc. (NYSE), serving on the Governance and Compensation Committees. Mr. Wold is a graduate of the University of Illinois where he received a Bachelor of Science degree in Finance and Southern Methodist University where he received a M.S. in Real Estate.

We believe that Mr. Wold’s years of experience in the real estate investment industry support his appointment to our Board of Trustees.

COMPENSATION OF TRUSTEES
Pursuant to the Company’s Independent Trustee Compensation Policy in effect from January 1, 2023 to our Listing on April 13, 2023, each non-employee trustee was entitled to receive an annual cash retainer of $90,000, prorated for any partial year of service.
Effective April 13, 2023, our Board of Trustees approved a new Non-Employee Trustee Compensation Policy (as amended, the “Trustee Compensation Policy”), which provides for the following:
•	For each member of the Board of Trustees:
○	An annual cash retainer of $90,000 for each non-employee trustee, prorated for any partial year during which the trustee serves on the Board of Trustees.
○
An annual equity award of restricted common shares with a dollar denominated value of $90,000, 50% of which vests immediately upon grant and 50% of which vests upon the one-year anniversary of the grant.

•	For the non-executive chairperson of the Board of Trustees:
○	An additional $60,000 annual cash retainer, prorated for any partial year during which the non-employee trustee serves as non-executive chairperson of the Board of Trustees.
○
An additional annual equity award of restricted common shares with a dollar denominated value of $60,000, 50% of which vests immediately upon grant and 50% of which vests upon the one-year anniversary of the grant.

•	For the chairperson of each of the Audit, Compensation, and Nominating and Corporate Governance Committee:
○	An additional annual cash retainer of $20,000, $15,000, and $15,000, respectively, prorated for any partial year during which the trustee serves as such chairperson.
Effective June 20, 2023, the Trustee Compensation Policy was amended to provide that the annual restricted common share awards described above will vest with respect to 50% of the award immediately upon grant, and with respect to the remaining 50% upon the earlier of the one-year anniversary of the grant and the date of our next annual meeting of shareholders.
We do not pay separate meeting fees for attendance at our Board of Trustees or committee meetings. All trustees receive reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Trustees.
The following table shows the value of all compensation paid to the members of our Board of Trustees during the fiscal year ended December 31, 2023.
Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards(4) ($)	Total ($)
Kathleen S. Briscoe(2)	$42,500	$—	$42,500
Gregory M. Cazel	$90,000	$90,006	$180,006
Carrie DeWees(3)	$64,500	$90,006	$154,506
Ranjit M. Kripalani(2)	$42,500	$—	$42,500
James F. Risoleo(2)	$42,500	$—	$42,500
J. Grayson Sanders(2)	$42,500	$—	$42,500
Kevin A. Shields(2)	$—	$—	$—
Samuel Tang	$115,083	$90,006	$205,089
Casey Wold(3)	$118,250	$150,036	$268,286
(1)
Michael J. Escalante, our Chief Executive Officer and President and a member of our Board of Trustees, is not included in the table above as he was an executive officer of the Company during 2023 and, therefore, did not receive any additional compensation for the services that he provided as a trustee. The compensation paid to or earned by Mr. Escalante as our Chief Executive Officer and President is included in the Summary Compensation Table.

(2)
Kathleen S. Briscoe, Ranjit M. Kripalani, James F. Risoleo, J. Grayson Sanders and Kevin A. Shields each resigned from the Board of Trustees on April 13, 2023. In connection with such resignations, all unvested restricted shares held by such trustees as of his or her resignation date vested in full as of such date. None of such trustees received a restricted share award in 2023.

(3)	Carrie DeWees and Casey Wold were appointed to the Board of Trustees on April 13, 2023.
(4)
The amounts shown in this column reflect the grant date fair value of restricted share awards granted to each of our non-employee trustees calculated in accordance with ASC Topic 718. As of December 31, 2023, our non-employee trustees held the following numbers of unvested restricted shares: Mr. Cazel – 1,135 shares; Ms. DeWees – 1,135 shares; Mr. Tang – 1,135 shares; and Mr. Wold – 1,892 shares.

CORPORATE GOVERNANCE
Business Overview and Strategy
Peakstone Realty Trust is an internally managed, publicly traded REIT that owns and operates a high-quality, newer-vintage portfolio of predominantly single-tenant industrial and office properties located in diverse, strategic growth markets. These assets are generally leased to creditworthy tenants under long-term net lease agreements with contractual rent escalations.
The Company’s long-term objective is to maximize shareholder value through the ownership and operation of industrial and select office assets located in strategic growth markets. We are focused on maintaining a strong balance sheet that enables us to execute multi-channel investments across the risk and capital spectrum as they arise. It is our intention to continue to maximize our balance sheet flexibility through free cash flow generation and the execution of our strategic disposition plan. We seek to generate internal and external growth by increasing the cash flow from our properties and expanding our portfolio by making industrial-focused investments. To accomplish our objectives, we will leverage our experienced, operationally-minded and cycle-tested management team.
Corporate Responsibility - Environmental, Social and Governance (“ESG”)
We are committed to conducting our business in a manner that benefits all of our shareholders and ensures a lasting and positive impact from our operations. As a result, we measure our success not only by our ability to generate profits but also our ability to reduce our impact on the environment, affect positive social change in our community and conduct our operations in accordance with the highest ethical standards.
Environmental Responsibility
We strive to consciously manage our operations in a way that minimizes our impact on the environment and promotes sustainability. At our El Segundo headquarters, we leverage the latest technology to minimize our energy use, such as efficient and automated lighting systems, moderation and monitoring of heating and air conditioning, and recycling paper, plastics, metals and electronics. In addition, we encourage all of our employees to adopt sustainable best practices. For example, we promote the use of electronic communication over printing whenever possible and have implemented electronic approval systems. We also encourage our employees to use clean modes of transportation by providing safe bicycle storage areas as well as free electric vehicle charging stations.
Within our portfolio, we own multiple LEED certified and Energy Star certified properties and partner with our tenants to implement energy efficiency wherever possible in order to minimize the environmental impact of our buildings and emphasize the health and well-being of building occupants. We also ensure that all investment decisions include environmental assessments and strive to implement the latest in sustainable technology when developing or improving our properties.
Social Impact
We believe our employees are our greatest asset. Because of this perspective, we have implemented a number of programs to foster their professional growth and their growth as global citizens.
We offer all of our full-time employees a comprehensive benefits and wellness package, which includes paid time off and parental leave, high-quality medical, dental and vision insurance, disability, pet and life insurance, fitness programs, 401(k) and long-term incentive plans. We also encourage internal mobility in our organization and provide career enhancement and education opportunities, as well as educational grants.
We believe that a wide range of opinions and experiences are key to our continued success, and we therefore value racial, gender, and generational diversity throughout our organization. As of December 31, 2023, approximately 56% of our employees were people of color/minorities and approximately 47% were women. In addition, as of December 31, 2023, the majority of our five-member Board of Trustees was composed of women and/or minorities.
Our cultural values extend beyond the individuals within our organization and encourages our employees to have a positive impact on the community around us. Throughout our organization, we have a shared passion and dedication to giving back to the communities in which we live and work.

Corporate Governance
We believe maintaining a rigorous corporate governance framework is essential to the success of our organization and we pride ourselves on diligently adhering to policies and procedures that ensure transparency, accountability, oversight and risk minimization across all levels of the Company. This framework includes the committees of our Board of Trustees, which oversee a wide range of matters such as investment activities, executive compensation and any conflict of interest related matters.
We also adhere to what we believe to be industry leading policies to ensure our management and employees are acting in a manner which protects the best interest of our stakeholders. These policies include our Corporate Governance Guidelines, Code of Business Conduct and Ethics (the “Code”), Policy on Inside Information and Insider Trading (the “Insider Trading Policy”) and much more.
Guidelines and Policies
Corporate Governance Guidelines
The Board of Trustees has adopted a set of Corporate Governance Guidelines that reflects the Board of Trustees’ commitment to monitoring the effectiveness of decision-making at the Board of Trustees and management level and ensuring adherence to good corporate governance principles, all with the goal of enhancing shareholder value over the long term. The Corporate Governance Guidelines are subject to periodic review by the Nominating and Corporate Governance Committee. The Corporate Governance Guidelines address, among other things:
•	the responsibilities and qualifications of trustees, including trustee independence;
•	the functioning of the Board of Trustees;
•	the election and role of the Chairperson or Lead Trustee, as applicable;
•	the responsibilities, composition and functioning of the Board of Trustees’ committees;
•
principles of and policies relating to trustee compensation, orientation and continuing education, retention of outside advisors, related party transactions and resignation (as further detailed below);

•	share ownership requirements;
•	executive compensation and chief executive officer succession planning;
•	the annual review and self-evaluation of the Board of Trustees and its committees.
Under our Corporate Governance Guidelines, if a trustee nominee that is also a current trustee does not receive a greater number of “for” votes than “withhold” votes in an uncontested election, such trustee will tender his or her offer of resignation from the Board of Trustees. The Nominating and Corporate Governance Committee of the Board of Trustees will consider, and determine whether to accept, such resignation and make a recommendation to the Board of Trustees. The Board of Trustees must act on the resignation, taking into consideration any recommendation by the Nominating and Corporate Governance Committee and any additional relevant factors, no later than the next regularly scheduled Board of Trustees meeting to be held no earlier than 10 days after the date of the election, or if such action would cause the Company to fail to comply with any requirement of the NYSE or rule or regulation of the SEC, the Board of Trustees must act as promptly as practicable.
A copy of the Corporate Governance Guidelines is available on the “Governance - Governance Documents” subpage of the “Investors” section of our website at www.pkst.com.
Code of Business Conduct and Ethics
Our Code applies to Covered Persons (as defined in the Code). Among other matters, the Code is intended to deter wrongdoing and promote:
•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;
•	prompt internal reporting of violations of the Code to appropriate persons identified in the Code; and
•	accountability for adherence to the Code.
A copy of the Code is available on the “Governance - Governance Documents” subpage of the “Investors” section of our website at www.pkst.com. We intend to satisfy the disclosure requirement regarding any amendment to, or waiver of, a provision of the Code applicable to our executive officers or trustees by posting such information on our website.
Policy on Inside Information and Insider Trading
We have adopted our Insider Trading Policy which governs the purchase, sale and/or other disposition of our securities by our trustees, officers and employees that is reasonably designed to promote compliance with insider trading laws, rules and regulations and NYSE listing standards.
Hedging and Pledging Company Securities
Our Insider Trading Policy strictly prohibits Covered Persons (as defined in the Insider Trading Policy) from engaging in, or entering into, an agreement, understanding or arrangement to engage in, the following transactions: (i) trading in call or put options involving our securities and other derivative securities; (ii) engaging in short sales of our securities; (iii) holding our securities in a margin account; (iv) all forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts; and (v) pledging our securities to secure margins or other loans, subject to limited exceptions.
Board of Trustees Oversight of Risk Management
One of the key functions of our Board of Trustees is informed oversight of our risk management process. Our Board of Trustees administers this oversight function directly, with support from its three standing committees, the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, each of which addresses risks specific to their respective areas of oversight as described below. Our Board of Trustees and its standing committees also receive reports from management on matters considered to enable our Board of Trustees and each committee to understand and discuss risk identification and risk management.
The Board of Trustees believes that the composition of its committees, and the distribution of the particular expertise of each committee’s members, makes this an appropriate structure to monitor effectively such risks.
Audit Committee
The principal purposes of the Audit Committee are to oversee the following:
•	our accounting and financial reporting processes and discussing these with senior management;
•	the integrity and audits of our consolidated financial statements and financial reporting process;
•
the annual independent audit of our financial statements, the engagement and retention of our registered independent public accounting firm and the evaluation of the qualifications, independence and performance of our independent registered public accounting firm, including the provision of non-audit services;

•	our compliance with the recommendations and observations of our internal auditor and independent registered public accounting firm;
•	the role and performance of our internal audit function;
•	our systems of disclosure controls and procedures, internal control over financial reporting and other financial information;
•
our compliance with financial, legal and regulatory requirements related to our consolidated financial statements and other public financial disclosures, our compliance with our policies related thereto and our policy in respect of tax planning;

•	our overall risk profile and risk management policies, including matters related to cybersecurity;
•	the fulfillment of the other responsibilities set forth in the charter of our Audit Committee or otherwise assigned to it by the Board of Trustees; and
•	preparation of an Audit Committee report as required by the SEC for inclusion in our annual proxy statement.
The Audit Committee shall consist of no fewer than three independent trustees of the Company. The current members of the Audit Committee are three independent trustees, Samuel Tang (Chairperson), Gregory Cazel, and Carrie DeWees, each of whom is also independent as defined in Rule 10A-3 under the Exchange Act. Our Board of Trustees has determined that Mr. Tang satisfies the requirements for an “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K and has designated Mr. Tang as the audit committee financial expert in accordance with applicable SEC rules. If elected to the Board of Trustees at our annual meeting, effective as of the annual meeting, Jeffrey Friedman will be appointed to serve as a member of the Audit Committee in the place of Mr. Cazel. The Board of Trustees has determined that Mr. Friedman is independent as defined under Rule 10A-3 under the Exchange Act.
The Audit Committee held four meetings during 2023.
A copy of the charter of our Audit Committee is available on the “Governance - Governance Documents” subpage of the “Investors” section of our website at www.pkst.com.
Compensation Committee
The principal purposes of the Compensation Committee include:
•
responsibility for matters relating to compensation of the Company’s Chief Executive Officer, other executive officers and trustees, taking into consideration, among other factors, any shareholder vote on compensation;

•	implementation and administration of our incentive compensation plans and equity-based plans;
•	oversight of the Company’s preparation of the Compensation Discussion & Analysis for inclusion in our proxy statement and/or annual report on Form 10-K; and
•	preparation and submission of a Compensation Committee report for inclusion in our proxy statement and/or annual report on Form 10-K.
The current members of the Compensation Committee are three independent trustees, Samuel Tang (Chairperson), Gregory Cazel, and Casey Wold, each of whom is also independent under the rules of the NYSE. Our Board of Trustees has determined that each member of the Compensation Committee is a “non-employee director” as defined in the SEC’s Rule 16b-3. If elected to the Board of Trustees at our annual meeting, Jeffrey Friedman will be appointed to serve as a member of the Compensation Committee in the place of Mr. Cazel. The Board of Trustees has determined that, if elected to the Board, Mr. Friedman will be a “non-employee director” as defined in the SEC’s Rule 16b-3.
The Compensation Committee held eight meetings during 2023.
A copy of the charter of our Compensation Committee is available on the “Governance - Governance Documents” subpage of the “Investors” section of our website at www.pkst.com.
Nominating and Corporate Governance Committee
The principal purposes of the Nominating and Corporate Governance Committee include:
•
identifying, recruiting and recommending to the full Board of Trustees qualified candidates for nomination by the Board of Trustees to be elected as trustees by the Company’s shareholders at the annual meeting of shareholders or to fill Board of Trustees vacancies consistent with criteria approved by the Board of Trustees;

•	recommending to the Board of Trustees nominees for each Board of Trustees committee and ensuring that such nominees and any incumbent members comply with any legal or regulatory membership criteria;

•
developing and recommending to the Board of Trustees a set of Corporate Governance Guidelines applicable to the Company and implementing and monitoring such guidelines as adopted by the Board of Trustees;

•
overseeing the Board of Trustees’ compliance with financial, legal and regulatory requirements, including applicable NYSE requirements and its ethics program as set forth in the Code of Business Conduct and Ethics;

•
reviewing and making recommendations to the Board of Trustees on matters involving the general operation of the Board of Trustees, including the Board of Trustees’ size and composition (subject to the Company’s Declaration of Trust and applicable laws) and committee structure and composition;

•
assisting management in the preparation of the disclosure regarding trustee independence and the operations of the Nominating and Corporate Governance Committee as required by the SEC to be included in the Company’s annual proxy statement;

•	reviewing all related party transactions in accordance with the Company’s Related Party Transaction Policy;
•	overseeing the Board of Trustees’ evaluation of management;
•
periodically, but no less than annually facilitating the assessment of the Board of Trustees’ performance as a whole and of individual trustees and the Board of Trustee’s committees, as required by applicable law, regulations and the NYSE corporate governance standards;

•	overseeing and periodically reviewing and discussing with management and the Board of Trustee’s policies, programs and practices relating to ESG matters; and
•	considering corporate governance issues that may arise from time to time and making recommendations to the Board of Trustee’s with respect thereto.
The current members of the Nominating and Corporate Governance Committee are three independent trustees, Casey Wold (Chairperson), Gregory Cazel, and Carrie DeWees. If elected to the Board of Trustees at our annual meeting, effective as of the annual meeting, Jeffrey Friedman will be appointed to serve as a member of the Nominating and Corporate Governance Committee in the place of Mr. Cazel.
The Nominating and Corporate Governance Committee held three meetings during 2023.
A copy of the charter of our Nominating and Corporate Governance Committee is available on the “Governance - Governance Documents” subpage of the “Investors” section of our website at www.pkst.com.
Shareholder and Other Interested Party Communications with Trustees
The Chairperson, or Lead Trustee if the Chairperson is an executive officer, serves as the communications conduit for third parties who wish to communicate with the Board of Trustees. If the concern relates to general matters, shareholders and other interested parties may communicate with the Board of Trustees or specified individual trustees by sending written correspondence to the Chairperson or Lead Trustee, as applicable, in care of the Chief Legal Officer of the Company at our headquarters, who will then forward such correspondence to the Chairperson, or Lead Trustee, as applicable. If the concern relates to accounting practices, internal controls, or auditing matters, the concerns should be submitted in writing to the Chief Legal Officer or the Chairperson of the Audit Committee in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics, corporate conduct, or other matters, the concern should be submitted in writing to the Chief Legal Officer at our headquarters address. If a shareholder is uncertain as to which category his or her concern relates, he or she may communicate it to the Chief Legal Officer in care of our Secretary. All concerns submitted in care of our Chief Legal Officer will be delivered to the appropriate independent trustee based upon our Chief Legal Officer’s determination.
Though we have no formal policy on the matter, we encourage all of the members of the Board of Trustees to attend our annual meeting of shareholders. All of the trustees serving at the time of the 2023 annual meeting attended such meeting.

EXECUTIVE OFFICERS
Included below is certain information regarding our executive officers.
Name	Age	Position(s)	Period with Company
Michael J. Escalante	63	Chief Executive Officer, President, and Trustee	11/2013 - present
Javier F. Bitar	62	Chief Financial Officer and Treasurer	6/2016 - present
Nina Momtazee Sitzer	56	Chief Operating Officer, Chief Legal Officer, and Secretary	6/2019 - present
Michael J. Escalante is our Chief Executive Officer, President and a trustee. He has been our President since November 2013, a trustee since February 2015, and our Chief Executive Officer since April 2019. Additional information regarding Mr. Escalante is provided above under “Board of Trustees Information Regarding Our Current Trustees and Trustee Nominees.”
Javier F. Bitar is our Chief Financial Officer and Treasurer. He has been our Chief Financial Officer and Treasurer since June 2016. Mr. Bitar served as Chief Financial Officer and Treasurer of EA-1 from June 2016 to April 2019. Mr. Bitar has over 34 years of commercial real estate related accounting and financial experience, including over 20 years of executive management-level experience. Prior to joining GCC, from July 2014 to May 2016, Mr. Bitar served as the Chief Financial Officer of New Pacific Realty Corporation, a real estate investment and development company. From January 2014 to July 2014, Mr. Bitar served as the Proprietor of JB Realty Advisors, a real estate consulting and advisory company. From July 2008 to December 2013, Mr. Bitar served as the Chief Operating Officer of Maguire Investments, where he was responsible for overseeing operating and financial matters for the company’s real estate investment and development portfolio. Mr. Bitar also served as Senior Investment Officer at Maguire Properties, Inc. from 2003 to 2008 and as Partner and Senior Financial Officer at Maguire Partners from 1987 to 2003. Mr. Bitar graduated Magna Cum Laude from California State University, Los Angeles, with a Bachelor of Business Administration degree and is a Certified Public Accountant in the State of California.
Nina Momtazee Sitzer is our Chief Operating Officer, Chief Legal Officer, and Secretary. She has been our Chief Operating Officer, Chief Legal Officer, and Secretary since June 2023. Previously, she was our Chief Legal and Administrative Officer, Executive Vice President – Operations, and Secretary (April 2023 to June 2023), our General Counsel, Chief Administrative Officer and Secretary (January 2021 to April 2023), and our Executive Vice President – General Counsel (June 2019 to January 2021). From December 2011 until she joined the Company, Ms. Sitzer was a partner in the real estate department at the law firm of DLA Piper LLP (US) in Chicago, Illinois. From 1994 until she joined DLA Piper, Ms. Sitzer was at Katten Muchin Rosenman in Chicago, Illinois, where she was also a partner in the real estate group. Ms. Sitzer has over 31 years of experience in the real estate industry across a broad range of property types. Ms. Sitzer earned her B.A. from Emory University in Atlanta, Georgia, studied at the London School of Economics and Political Science, and earned her J.D. degree from Northwestern University Pritzker School of Law in Chicago, Illinois.

STOCK OWNERSHIP
Beneficial Ownership of the Company’s Common Shares
The following table sets forth, as of April 16, 2024, the record date, the amount of our common shares beneficially owned by: (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding common shares; (2) each of our trustees; (3) each of our named executive officers (“NEOs”); and (4) all of our current trustees and NEOs as a group. To our knowledge, no shares or operating partnership units (“OP Units”) beneficially owned by any executive officer or trustee have been pledged as security.
Name and Address of Beneficial Owner(1)	Number of Common Shares and OP Units(2)	Percentage of all Common Shares(3)	Percentage of all Common Shares and OP Units(4)
Trustees and Executive Officers
Michael J. Escalante, Chief Executive Officer and President(5)	120,390	*	*
Javier F. Bitar, Chief Financial Officer and Treasurer	28,164	*	*
Nina Momtazee Sitzer, Chief Operating Officer, Chief Legal Officer, and Secretary	13,865	*	*
Louis K. Sohn, Executive Vice President	11,100	*	*
Scott A. Tausk, Executive Vice President	—	*	*
Gregory M. Cazel, independent trustee	7,285	*	*
Carrie DeWees, independent trustee	1,135	*	*
Samuel Tang, independent trustee	6,202	*	*
Casey Wold, independent trustee	1,892	*	*
Jeffrey Friedman, trustee nominee	—	*	*
All trustees and executive officers as a group (seven persons)(6)	178,933	0.5%	0.5%
5% Shareholder
The Vanguard Group(7)	3,571,925	9.1%	9.0%
Kevin A. Shields(8)	2,900,339	7.4%	7.3%
BlackRock, Inc.(9)	2,720,467	6.9%	6.9%
*	Represents less than 1% of our outstanding common shares as of April 16, 2024.
(1)	The address of each trustee, trustee nominee and NEO listed is 1520 E. Grand Avenue, El Segundo, California 90245. The address of Kevin A. Shields is 266 Kansas Street, El Segundo, California 90245.
(2)
The number of common shares and OP Units refers to beneficial ownership, which is determined in accordance with SEC rules and generally includes voting or investment power with respect to common shares and common shares issuable to the named person upon exchange of OP Units and common shares issuable pursuant to options, warrants and similar rights held by the respective person or group, in each case, that may be exercised or redeemed within 60 days following April 16, 2024). Except as otherwise indicated by footnote, (i) amounts represent common shares, and (ii) subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all common shares shown as beneficially owned by them.

(3)
The total number of common shares deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) 36,346,621 common shares outstanding as of April 16, 2024, (b) the number of common shares issuable to the named person pursuant to options, warrants and similar rights that may be exercised or redeemed within 60 days following April 16, 2024, and (c) the number of common shares issuable to the named person upon exchange of OP Units. All OP Units held by the named persons are currently redeemable for common shares or cash at our option.

(4)
The total number of common shares and OP Units deemed outstanding and used in calculating this percentage for the named person(s) is the sum of (a) 36,346,621 common shares outstanding as of April 16, 2024, (b) the number of common shares issuable to the named person pursuant to options, warrants and similar rights that may be exercised or redeemed within 60 days following April 16, 2024, and (c) 3,213,327 OP Units outstanding as of April 16, 2024 (other than OP Units held by us).

(5)	Excludes shares owned directly by Mr. Escalante’s spouse.
(6)	Includes trustees and current NEOs as of April 16, 2024.
(7)
Derived solely from information contained in a Schedule 13G filed with the SEC on February 13, 2024 by The Vanguard Group (“Vanguard”). Address: 100 Vanguard Boulevard, Malvern, Pennsylvania 19355. According to the Schedule 13G, Vanguard has shared voting power over 24,034 shares and sole and shared dispositive power over 3,514,556 and 57,369 shares, respectively.

(8)
Derived solely from information provided by Mr. Shields. According to Mr. Shields, this includes (i) 2,486,517 OP Units owned by Griffin Capital, LLC, (ii) 62,256 OP Units and 67,925 common shares owned by Griffin Capital Vertical Partners, L.P., (iii) 261,964 OP Units owned by The Shields 2009 Irrevocable Trust, and (iv) 10,529 OP Units and 11,148 common shares owned by Kevin A. Shields Family Trust, all of which are indirectly owned by Mr. Shields.

(9)
Derived solely from information contained in a Schedule 13G filed with the SEC on January 26, 2024 by BlackRock, Inc. Address: 50 Hudson Yards, New York, New York 10001. According to the Schedule 13G, BlackRock, Inc. has sole voting power over 2,651,831 shares and sole dispositive power over 2,720,467 shares.

PROPOSAL 2 – RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Trustees Recommendation
THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.
General Information
The Audit Committee of our Board of Trustees has appointed Ernst & Young to be our independent registered public accounting firm for the year ending December 31, 2024. A representative of Ernst & Young is expected to be present at the annual meeting and will have an opportunity to make a statement if he or she so desires. The representative also will be available to respond to appropriate questions from shareholders.
Although shareholder approval is not required, our Board of Trustees is submitting the Audit Committee’s appointment of our independent registered public accounting firm for ratification by the shareholders at the annual meeting in order to ascertain the view of the shareholders regarding such appointment. The Audit Committee reserves the right, however, to select a new auditor at any time in the future in its discretion if it deems such decision to be in the best interests of the Company. Any such decision would be disclosed to the shareholders in accordance with applicable securities laws.
During the year ended December 31, 2023, Ernst & Young served as our independent auditor and provided certain tax and other services. Ernst & Young has served as our independent auditor since our formation.
Pre-Approval Policies
The Audit Committee Charter imposes a duty on the Audit Committee to pre-approve (i) all audit, review and attest services, all internal control-related and all non-audit services as permitted by Section 10A of the Exchange Act provided to the Company by the independent auditor and (ii) all fees payable by the Company to the independent auditor for such services, all as required by applicable law or rules of the NYSE. The Audit Committee has adopted the Audit and Non-Audit Services Pre-Approval Policy (“Pre-Approval Policy”) consistent with applicable law and rules of the NYSE. The Chairperson of the Audit Committee is delegated the authority of the full Audit Committee to specifically pre-approve engagements for services by the independent auditor in accordance with the Pre-Approval Policy, provided that the estimated cost for all such services shall not exceed $200,000 in the aggregate in any calendar year, and such pre-approval decisions are reported to the Audit Committee at its next scheduled meeting along with a description of the terms of the engagement as required by the Pre-Approval Policy.
All audit and non-audit services rendered by Ernst & Young in the year ended December 31, 2023 were pre-approved by the Audit Committee.

Fees Paid to Principal Auditor
The Audit Committee reviewed the audit and non-audit services performed by Ernst & Young, as well as the fees charged by Ernst & Young for such services. In its review of the non-audit service fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of Ernst & Young. The aggregate fees billed to us for professional accounting services provided by Ernst & Young, including the audits of our annual financial statements, for the years ended December 31, 2023 and 2022, respectively, are set forth in the table below.
	2023	2022
Audit Fees	$2,409,738	$2,003,453
Audit-Related Fees	33,000	14,100
Tax Fees	669,537	847,548
All Other Fees	—	2,000
Total	$3,112,275	$2,867,101
For purposes of the preceding table, the professional fees are classified as follows:
•
Audit Fees - These are fees for professional services performed for the audit of our annual financial statements and the required review of our quarterly financial statements and other procedures performed by the independent auditors to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements, and services that generally only an independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC. These fees also include testing for REIT compliance.

•
Audit-Related Fees - These are fees for assurance and related services that traditionally are performed by an independent auditor. These fees include examination of operating expense reconciliation, audit of schedule of certain operating expenses and real estate taxes and access to an accounting research database.

•
Tax Fees - These are fees for all professional services performed by professional staff in our independent auditor’s tax division, which do not include services related to the audit of our financial statements. These include fees for tax compliance and routine on-call tax services.

•	All Other Fees - These are fees for other permissible services that do not meet one of the above-described categories, including assistance with internal audit plans and risk assessments.

AUDIT COMMITTEE REPORT
Pursuant to the Audit Committee Charter adopted by the Board of Trustees of the Peakstone Realty Trust, a Maryland real estate investment trust (the “Company”), the Audit Committee of the Board of Trustee’s (the “Audit Committee’s”) primary function is to assist the Board of Trustees in fulfilling its oversight responsibilities by overseeing the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements and prepare an Audit Committee report as required by the U.S. Securities and Exchange Commission to be included in the Company’s annual proxy statement. As of December 31, 2023, the Audit Committee was composed of three independent trustees and met four times during the year. Management of the Company has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent registered public accounting firm devotes more time and has access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.
In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the year ended December 31, 2023 in the Company’s Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The Audit Committee discussed with the Company’s independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, their judgment as to the quality and acceptability of the financial statements and such other matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB). The Audit Committee also received the written disclosures and the letter from the Company’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. In addition, the Audit Committee considered the compatibility of non-audit services provided by the independent registered public accounting firm with the auditors’ independence.
The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations and the overall quality of the financial reporting of the Company.
In reliance on these reviews and discussions, the Audit Committee recommended to our Board of Trustees that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year-ended December 31, 2023 for filing with the U.S. Securities and Exchange Commission (the “SEC”). Our Board of Trustees subsequently accepted the Audit Committee’s recommendation and approved the Annual Report on Form 10-K for the year-ended December 31, 2023 for filing with the SEC.
Audit Committee:
Samuel Tang (Chairperson)
Gregory M. Cazel
Carrie DeWees
The preceding Audit Committee Report to shareholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL 3 – ADVISORY (NON-BINDING) VOTE ON THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS (“SAY ON PAY” VOTE)
Board of Trustees Recommendation
THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS STATED BY THE FOLLOWING RESOLUTION:
“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”
General Information
The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Section 14A of the Exchange Act enable our shareholders to vote to approve, on an advisory (non-binding) basis, the compensation paid to our NEOs as disclosed in this proxy statement in accordance with the SEC’s rules.
Say on Pay Vote Mechanics
We are asking our shareholders to provide advisory (non-binding) approval of the compensation paid to our NEOs, as described in the “Compensation Discussion and Analysis” section and the compensation tables and narrative disclosures of this proxy statement (beginning on page 21). This advisory (non-binding) vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and our compensation philosophy, policies and practices, as described in this proxy statement. Our Compensation Committee believes that the Company’s compensation program for executive officers achieves the objectives set forth in the “Compensation Discussion and Analysis” section of this proxy statement, which are as follows:
•	attract, retain and motivate highly-skilled executives;
•	encourage management to balance short-term goals against longer-term objectives without incentivizing excessive risk-taking;
•	achieve an appropriate balance between risk and reward that does not incentivize excessive risk-taking; and
•	align the interests of management and shareholders through the use of equity-based compensation with multi-year vesting requirements.

COMPENSATION DISCUSSION AND ANALYSIS
Introduction
This Compensation Discussion and Analysis outlines the principles underlying our executive compensation policies and decisions as they relate to the compensation awarded to or earned by our named executive officers identified in the Summary Compensation Table below (our “NEOs”) during the fiscal year ended December 31, 2023:
•	Michael J. Escalante - Chief Executive Officer and President;
•	Javier F. Bitar - Chief Financial Officer and Treasurer;
•	Nina Momtazee Sitzer - Chief Operating Officer, Chief Legal Officer, and Secretary;
•	Louis K. Sohn - Former Executive Vice President(1); and
•	Scott A. Tausk - Former Executive Vice President(2).
(1)
On December 29, 2023, the Company and Mr. Sohn entered into a Separation Agreement, as described below, pursuant to which Mr. Sohn’s employment was terminated by the Company without cause on December 31, 2023.

(2)	On June 22, 2023, the Company and Mr. Tausk entered into a Separation and Consulting Agreement, pursuant to which Mr. Tausk’s employment was terminated by the Company without cause on June 30, 2023.
Our Company
Peakstone Realty Trust is an internally managed REIT that owns and operates a high-quality, newer-vintage portfolio of predominantly single-tenant industrial and office properties located in diverse, strategic growth markets.
2023 Performance Highlights
Peakstone had a milestone year in 2023. The Company underwent a rebranding from Griffin Realty Trust to Peakstone Realty Trust and, on April 13, completed a direct listing on the New York Stock Exchange.
Since completing the Listing, Peakstone has been executing a strategy to optimize its portfolio, bolster its balance sheet and position the Company for the future. To do so, Peakstone has been focused on maintaining its high-quality assets in well-located markets, strategically divesting non-core assets, and preparing to expand its presence in the industrial segment.
In line with these efforts, during 2023, Peakstone successfully sold 11 assets at an average cap rate of 7.6% for stabilized assets, reduced leverage to 6.2x from 7.7x (based on Net Debt to Normalized EBITDAre) and completed over one million square feet of new and renewal leases with favorable GAAP and cash releasing spreads, thereby achieving strong, positive leasing activity for the portfolio.
The Company concluded 2023 with ample liquidity of $551 million including $392 in cash, a debt stack that is nearly 90% fixed at favorable rates with no material debt maturities expected until late 2025, and minimal near-term rollover.
While the economic environment remains challenging, Peakstone is confident that it has a stable base of assets to support the execution of its go-forward strategy and deliver long-term value for shareholders.
See Appendix A hereto for our definition of Net Debt to Normalized EBITDAre and a reconciliation of this non-GAAP financial measure.

Pay and Performance Alignment
Our executive compensation program is predominantly variable and long-term. Approximately 86% of our CEO pay and 78% of our other NEO pay is variable, tied to the achievement of annual performance goals or stock-price performance to foster alignment with the operational and financial performance of the Company.

2023 Target Compensation includes: 2023 base salary, 2023 target annual incentive compensation, and grant date value of restricted stock units (“RSUs”) issued in 2023 for 2022 performance. Other NEOs encompass only those NEOs who were with the Company at the end of fiscal year 2023.
Realizable compensation is aligned with our shareholder experience. Consistent with shareholder experience in 2023, realizable compensation value for our CEO was approximately 33% below reported compensation, which underscores overall alignment of pay outcomes with our return for shareholders.
2023 Reported and Realizable CEO Compensation

~33% decline in 2023 realizable compensation value as compared to reported compensation
$7.4M
$5.0M
2023 Reported Compensation
2023 Realizable Compensation
Base Salary
Annual Incentive
RSUs

2023 Reported Compensation includes: 2023 base salary earned, 2023 annual incentive compensation earned, and grant date value of RSUs issued in 2023 for 2022 performance. 2023 Realizable Compensation includes: 2023 base salary earned, 2023 annual incentive earned, and the value of RSUs issued in 2023 for 2022 performance valued based on the closing stock price at the end of fiscal year 2023 of $19.93. Reported and Realizable Compensation excludes “All Other Compensation” presented in the Summary Compensation Tables.
2023 Say-on-Pay Vote and Shareholder Engagement
The Board of Trustees considers the solicitation of shareholders’ views to be an important aspect of corporate governance. To this end, the Company maintains an ongoing dialogue with its shareholders to solicit their views on various topics, including executive compensation.

At our 2023 Annual Meeting of Shareholders, the advisory Say-on-Pay Proposal received a 71.6% approval. To seek shareholder input with respect to our executive compensation program, among other matters, and to ensure that the Compensation Committee understands shareholder views and can respond appropriately, in early 2024, the Company contacted and met with institutional shareholders collectively representing 20% of our outstanding shares as of December 31, 2023.
Throughout the discussions, our shareholders conveyed a range of diverse perspectives, but were uniformly supportive of the Company’s approach to executive compensation, which they considered to be aligned with the practices of newly public companies, as well as industry peers and broader market practices.
Specifically, our institutional investors shared that:
○	They found the Company’s executive compensation well aligned with performance and shareholder expectations; and
○
They appreciated that our 2023 Annual Meeting of Shareholders occurred shortly following the Listing and, at that time, more than 75% of our outstanding shares were held by retail shareholders, whose vote considerations often do not take into account best governance practices and peer group benchmarks.

To foster stronger alignment of the compensation program with the interests of our shareholders and reinforce a formulaic approach to the annual incentive program design, starting with the 2024 annual incentive program, we reduced the number of performance metrics from twelve to five with assigned priority weightings that reflect our strategic priorities and growth objectives. Specifically, the 2024 annual incentive program is structured as follows: strategic dispositions (35%), debt solutions (30%), growth strategy (15%), stakeholder engagement (15%) and controlling G&A (5%).
In conjunction with the shareholder feedback, the Compensation Committee viewed the results of the 2023 Say-on-Pay Proposal as an expression of support for our executive compensation arrangements. The Company and the Board of Trustees look forward to continuing the dialogue with our shareholders, which we view as important input into the Compensation Committee’s annual review process as we continue to evolve our compensation programs.
Frequency of Say-on-Pay Vote
Our next advisory shareholder vote on executive compensation will take place at our 2025 annual meeting of shareholders, consistent with the recommendation of our Board of Trustees and the annual vote frequency approved on an advisory basis by our shareholders at the 2020 annual meeting. The next advisory vote on the frequency of say-on-pay vote will be held no later than at the 2026 annual meeting of shareholders.
Compensation Objectives and Philosophy
Our Compensation Committee believes that the Company’s compensation program for executive officers should:
•	attract, retain and motivate highly-skilled executives;
•	encourage management to balance short-term goals against longer-term objectives without incentivizing excessive risk-taking;
•	achieve an appropriate balance between risk and reward that does not incentivize excessive risk-taking; and
•	align the interests of management and shareholders through the use of equity-based compensation with multi-year vesting requirements.
Our Compensation Committee applied this philosophy in establishing each of the elements of executive compensation for the fiscal year ended December 31, 2023, and believes that our executive compensation program achieves these objectives demonstrated by the following:
•
We determine compensation arrangements for our executives based on market data and current market compensation trends, in consultation with our independent compensation consultant, as discussed under the headings “Peer Group” and “Elements of Compensation” below.

•
We reward our NEOs using a balanced approach that incorporates cash incentives and long-term equity and includes an assessment of the Company’s financial and operational results as well as individual performance achievements.

•
Approximately 45% of our CEO’s total target compensation and on average 33% of our other NEOs’ total target compensation (for the NEOs who were active at the end of the fiscal year 2023) is delivered in the form of equity incentives with three-year vesting to promote retention and alignment with the interests of our shareholders.

Our Compensation and Governance Practices & Policies
We believe the following practices and policies promote sound compensation governance and are in the best interests of our shareholders and executives:
What We Do		What We Do Not Do
✓	Compensation Committee comprised solely of independent trustees	X	No guarantees for salary increases or uncapped bonus payments
✓	Advised by independent compensation consultant	X	No single-trigger change in control severance payments
✓	Performance metrics aligned with business objectives and strategic priorities
		X	No repricing or cash buyout of stock options or share appreciation rights without shareholder approval
✓	Significant portion of total compensation allocated to equity awards with long-term vesting
✓	Share ownership guidelines for executive officers, with ownership requirement of 5x annual base salary for the CEO
✓	Annually assess risk in compensation programs
Determining Compensation for Named Executive Officers
Role of the Compensation Committee
Our Compensation Committee is comprised entirely of “independent” trustees, as that term is defined in the NYSE’s listing standards, and operates under a written charter. The Compensation Committee is responsible for determining compensation for all of the Company’s NEOs, including evaluating compensation policies, approving base, cash incentive bonus (including threshold, target and maximum opportunity levels) and long-term incentives for executives and administering our equity incentive programs.
Role of Management
Our Chief Executive Officer plays an important role in setting compensation for our other executive officers by assisting our Compensation Committee in evaluating individual goals and objectives and developing compensation recommendations for NEOs, other than himself.
Final decisions on the design of the executive compensation program, including total compensation of the CEO, are ultimately made by our Compensation Committee.
Role of Compensation Consultant
Our Compensation Committee retains the services of an independent compensation consultant to be used to assist and advise in the review and establishment of our executive officer and trustee compensation. Ferguson Partners Consulting L.P. (“Ferguson Partners”) serves as this independent compensation consultant. Other than advising our Compensation Committee on executive officer and trustee compensation, Ferguson Partners did not provide any services to the Company in 2023. The Compensation Committee has assessed the independence of Ferguson Partners and concluded that no conflicts of interest exist that would prevent Ferguson Partners from independently representing the Compensation Committee.

Peer Group
In developing the Company’s peer group, our Compensation Committee, in consultation with Ferguson Partners, aims to balance the company’s size, geography and portfolio constitution while also taking into consideration peer group continuity year-over-year.
For 2023, Ferguson Partners provided our Compensation Committee with comparative market data on the overall compensation program for our executive officers based on an analysis of peer companies and market data for the broader REIT industry. Our Compensation Committee does not target any particular percentile for any compensation element but reviews market data to assess the overall competitiveness of our NEOs’ compensation program.
The 2023 Executive Compensation Peer Group was established using REITs that were comparable in terms of (i) size (i.e., REITs up to approximately 2.5x our total capitalization), (ii) scope of operations (i.e., REITs that primarily invest in office, industrial or net lease properties), and/or (iii) geographic location (i.e., REITs headquartered in Southern California).
Based on the selection criteria above:
•
We removed several companies that were outside of the market capitalization range from the 2022 Executive Compensation Peer Group, including Douglas Emmett, Inc., First Industrial Realty Trust, Inc., Highwoods Properties, Inc., Kilroy Realty Corporation, Rexford Industrial Realty, Inc., Spirit Realty Capital, Inc. and STAG Industrial, Inc. Additionally, PS Business Parks, Inc. and STORE Capital Corporation were acquired and accordingly removed from the Peer Group.

•
To ensure balance in respect of the selection criteria above, we added: CareTrust REIT, Inc., Equity Commonwealth, Innovative Industrial Properties, LTC Properties, Inc., Orion Office REIT Inc., Paramount Group, Inc., Plymouth Industrial REIT, Inc. and Retail Opportunity Investments Group.

Below is the Peer Group used in 2023 to evaluate compensation for our NEOs:
2023 Executive Compensation Peer Group
Brandywine Realty Trust	Innovative Industrial Properties, Inc.	Paramount Group, Inc.
CareTrust REIT, Inc.	JBG SMITH Properties	Plymouth Industrial REIT, Inc.
Empire State Realty Trust, Inc.	LTC Properties, Inc.	Retail Opportunity Investments Group
Equity Commonwealth	LXP Industrial Trust	Terreno Realty Corporation
Hudson Pacific Properties, Inc.	Orion Office REIT Inc.
Elements of Compensation
Our executive compensation program for NEOs consists of base salary, an annual incentive cash bonus and long-term equity incentive awards.
Base Salary
Base salary is intended to attract and retain executive officers and is generally based on the scope and complexity of the role and responsibilities, as well as individual performance. Our Compensation Committee seeks to target our NEOs’ base salaries at competitive levels to recognize professional growth, success and/or increased responsibilities within the Company. Base salaries are reviewed annually to assess if adjustments are appropriate. Our NEOs’ 2023 base salaries were unchanged from 2022 base salaries. The annualized base salaries for each of our NEOs in 2023 and 2022 were as follows:
Named Executive Officer	2022 Salary	2023 Salary	% Change
Michael J. Escalante	$925,000	$925,000	0%
Javier F. Bitar	$525,000	$525,000	0%
Nina Momtazee Sitzer	$500,000	$500,000	0%
Louis K. Sohn	$350,000	$350,000	0%
Scott A. Tausk	$350,000	$350,000	0%

Annual Incentive Program (Cash Bonuses)
Our annual incentive program provides variable incentive compensation, payable in cash, designed to reward our NEOs for operational and financial performance, as well as individual performance. Under the terms of their respective employment agreements, our NEOs were eligible to earn an annual cash bonus opportunity within a specified range based on a percentage of their base salary for 2023 as follows:
Named Executive Officer	Threshold	Target	Maximum
Michael J. Escalante	175%	250%	325%
Javier F. Bitar	100%	150%	200%
Nina Momtazee Sitzer	100%	150%	200%
Louis K. Sohn	75%	125%	175%
Scott A. Tausk	75%	125%	175%
In determining 2023 annual cash bonuses for our NEOs, the Compensation Committee assessed management’s achievement relative to a scorecard that included twelve strategic objectives, encompassing both pre-set financial and strategic performance goals. The results and achievement level attained with respect to each is as follows:
	Strategic Objective	Points Assigned (#)	Achieved Results	Points Earned (#)
1	Listing	1	Completed Listing and began trading on 4/13/23.	1

2	Successfully establish new institutional investor relationships and maintain current retail investor relationships	1	• Successfully completed non-deal roadshow prior to Listing, which included over 40 virtual and in-person investor meetings. • Held over 40 one-on-one meetings at NAREIT, Bank of America REIT, and Wells Net Lease Conferences. • Based on fourth quarter results, achieved institutional buying that has continued to outweigh selling. • Closed the year with a shareholder base that was approximately 40% institutional and 60% retail, reflecting robust growth in institutional ownership since Listing.	1

3	Maintain strong banking relationships	1	Communication: Held meetings with all of our major banks regularly in NYC and LA throughout the year including at the NAREIT Conferences; maintained ongoing regular dialogue with all our banks. Secured Debt Success: We entered into an agreement with AIG that is intended to facilitate the disposition of the mortgaged properties under the Company’s two non-recourse portfolio mortgage loans with AIG without regard to the original release prices, and support the repayment of such loans.	1

4	Establish research coverage	1	• Secured analyst coverage from both Truist and Bank of America. • Engaged with several other firms to potentially expand analyst coverage in the future.	1

	Strategic Objective	Points Assigned (#)	Achieved Results	Points Earned (#)
5	Set stage / meaningful progress for inclusion in REIT and non-REIT industry index	1	• Achieved inclusion in 119 separate indices as of year-end including the indices that are perceived to be the most important in the REIT industry (i.e., the MSCI US REIT index) and the non-REIT industry (i.e., the Russell 2000 index).	1

6	Successfully operate as a publicly listed company, including compliance with regulatory environment, effective board engagement and communication, and effective shareholder communication	1
Financial Metrics:
• Improved our Net Debt/EBITDA ratio from 7.7x to 6.2x (which is on the precipice of our 6.0 stated target range).
• Closed the year with $392 million in cash on hand and $159 million of available undrawn capacity under our credit facility, for total liquidity of approximately $551 million.
Market Preparation: Prepared to take advantage of efficient ways to raise capital in the public markets by putting a $200 million ATM equity program in place for use when the timing is right.
Risk Management: Implemented controls to meet standards of SOX 404B and finished the year with no significant or material deficiencies.
Board of Trustees Communication:
• Provided comprehensive materials for all Board of Trustees and Committee meetings and updated the Board of Trustees between meetings.
IR:
• Established an effective communication system to address shareholder inquiries.
• Maintained retail investor support (60% of our shareholder base at year end 2023) through this communication system.
Reporting:
• Revamped and rebranded the Company to Peakstone and launched a fully redesigned website (updated quarterly) to reposition the Company post-Listing in a manner consistent with the market and our strategy.
• Implemented the quarterly production and presentation of the Supplemental, which is utilized by the institutional investor and analyst communities to assist with the valuation and understanding of the Company’s underlying business and financial condition using many GAAP and Non-GAAP metrics.
				1

	Strategic Objective	Points Assigned (#)	Achieved Results	Points Earned (#)
7	Establish relationship with credit rating agency	1	• Met with rating agencies and Rating Agency groups within our banker group on multiple occasions. • We are positioned to move forward with achieving an Investment Grade Rating at the right time.	1

8/9	Execute Strategic Disposition Program	1 - $200 mm gross sales price 1 - $300 mm gross sales price	• Sold 11 properties totaling $326 million in gross proceeds. • Despite challenging markets, we successfully met this goal by employing various creative tactics to effectuate sales while limiting risks.	2

10	Preferred shares payoff	1	• Completed payoff at Par ($125 million) prior to 4/10/23 (three days before the Listing).	1

11/12	Amend and extend Credit Facility	2	• In March 2023, completed an amendment extending the revolver to January 2026 and modifying certain covenants. • 15 of 15 banks supported the extension.	2
TOTAL POINTS EARNED				12
Payouts under the scorecard were based on the number of achievements as follows:
Performance Assessment	Threshold	Target	Maximum	Actual
Objectives Achieved	4 of 12	7 of 12	11 of 12	12 of 12
The Compensation Committee had the ability to adjust by 20% calculated payouts under the scorecard based on its overall assessment of operational and financial performance as well as individual performance.
Based on the objectives achieved, the Compensation Committee determined not to make any adjustments and approved 2023 bonuses to Messrs. Escalante and Bitar and Ms. Sitzer as follows:
Named Executive Officer	2023 Base Salary	Target Award Opportunity (% of base salary)	Target Award Opportunity ($)	Performance Factor (% of target)	Final Annual 2023 Bonus ($)
Michael J. Escalante	$925,000	250%	$2,312,500	130%	$3,006,250
Javier F. Bitar	$525,000	150%	$787,500	133%	$1,050,000
Nina Momtazee Sitzer	$500,000	150%	$750,500	133%	$1,000,000
Because Mr. Sohn’s and Mr. Tausk’s employment with the Company terminated in 2023, neither NEO received a 2023 annual bonus. However, as described below, each of Mr. Sohn and Mr. Tausk received the payments required to be made under their respective employment agreements, which included a severance payment that was partially based on their respective “target” award opportunity.
Long-Term Incentive Program (Equity-Based Compensation)
At or following the completion of each fiscal year, the Compensation Committee may grant equity-based awards to the Company’s NEOs based on their performance for that year. Grant values are determined based on the prior year’s achieved operational and financial performance, as well as individual performance to align long-term incentive opportunities with performance and incentivize contributions of our executives to our strategic initiatives. The Company issues long-term incentives in the form of RSUs. The equity awards are issued upon completion of the fiscal year and reported in the subsequent year’s proxy filing, consistent with the reporting standards.

Grants Relating to 2022 Performance Issued in 2023
In December 2022, the Compensation Committee reviewed Ferguson Partners’ recommendation regarding the proposed dollar value of the 2022 incentive equity awards to be granted to our NEOs in 2023 in respect of 2022 performance and, in consultation with Mr. Escalante (other than with respect to himself), agreed with such recommendation. In each case, the Compensation Committee considered performance results achieved in fiscal year 2022.
In March 2023, pre-Listing, the Compensation Committee granted to our NEOs the 2022 incentive equity awards equal to the values set forth in the table below. These time-vesting RSUs accrue dividend-equivalent payments as if such awards were issued on January 1, 2023, subject to the same vesting conditions as the underlying awards, and vest(ed) in equal, one-third installments, on December 31, 2023, 2024 and 2025, provided that the applicable NEO remains continuously employed by us on each such date, subject to certain accelerated vesting provisions as provided in the respective Restricted Stock Unit Award Agreement and/or respective employment agreement, as applicable.
Named Executive Officer	Value of RSUs ($)	Number of RSUs(1)
Michael J. Escalante	$3,499,976	52,340
Javier F. Bitar	$999,974	14,954
Nina Momtazee Sitzer	$999,974	14,954
Louis K. Sohn	$499,987	7,477
Scott A. Tausk	$499,987	7,477
(1)	The number of RSUs granted was determined by dividing the dollar denominated value of the award by the Company’s published NAV as of June 30, 2022.
The RSUs will be settled in common shares in accordance with the terms of the respective Restricted Stock Unit Award Agreements and/or respective employment agreements, as applicable. Each RSU represents a contingent right to receive one common share when so settled.
Grants Relating to 2023 Performance Issued in 2024
In March 2024, the Compensation Committee reviewed Ferguson Partners’ recommendation regarding the proposed dollar value of the 2023 incentive equity awards to be granted to Messrs. Escalante and Bitar and Ms. Sitzer in 2024 in respect of 2023 performance and, in consultation with Mr. Escalante (other than with respect to himself), agreed with such recommendation. In each case, the Compensation Committee considered peer group compensation market data and performance results achieved in 2023, including strengthened balance sheet, success in ongoing portfolio restructure and other strategic achievements in positioning the company to maximize shareholder value. Because their employment with the Company terminated in 2023, neither Mr. Sohn nor Mr. Tausk received a 2023 incentive equity award.
In April 2024, the Compensation Committee granted to each of Messrs. Escalante and Bitar and Ms. Sitzer the 2023 incentive equity awards equal to the values determined in March 2024 and set forth in the table below. These time-vesting RSUs accrue dividend-equivalent payments as if such awards were issued on January 1, 2024, subject to the same vesting conditions as the underlying awards, and vest in equal, one-third installments, on December 31, 2024, 2025 and 2026, provided that the applicable NEO remains continuously employed by us on each such date, subject to certain accelerated vesting provisions as provided in the respective Restricted Stock Unit Award Agreement and/or respective employment agreement, as applicable.
Named Executive Officer	Value of RSUs ($)	Number of RSUs(1)
Michael J. Escalante	$3,500,000	216,987
Javier F. Bitar	$1,000,000	61,996
Nina Momtazee Sitzer	$1,000,000	61,996
(1)	The number of RSUs granted was determined by dividing the dollar denominated value of the award by the per share closing price of our common shares on the last trading date prior to the grant date.

The RSUs will be settled in common shares or cash, as more fully described below, in accordance with the terms of the respective Restricted Stock Unit Award Agreements and/or respective employment agreements, as applicable. Each RSU represents a contingent right to receive one common share when so settled (or an amount in cash equal to the fair market value of a common share in the event that the Company determines that settlement in shares would result in the issuance of shares in excess of the share limit under our equity incentive plan).
Other Practices and Policies
Equity Ownership Requirements
To further align management and shareholder interests and discourage inappropriate or excessive risk-taking, our Corporate Governance Guidelines require each executive officer to obtain a substantial equity stake in the Company within five years of the later of April 13, 2023 and the date of his or her appointment to the applicable ownership level based on his or her executive position. The multiples of base salary that the guidelines require are as follows:
Executive Level	Equity Ownership Level
Chief Executive Officer	5x base salary
All Other Executive Officers	3x base salary
Under the policy, the following securities are included in the determination of equity ownership: (a) common and preferred shares of the Company; (b) other securities convertible into common shares of the Company, including limited partnership units in the Company’s operating partnership; (c) time-based restricted stock or units (whether vested or unvested); and (d) earned performance-based restricted stock or units (whether or not subject to time-based vesting). In addition, an executive officer’s holdings include shares held indirectly or jointly and any shares held under a deferral or similar plan.
Policy for Recovery of Erroneously Awarded Compensation
Effective as of October 2, 2023, the Compensation Committee and our Board of Trustees adopted a Policy for Recovery of Erroneously Awarded Compensation that is compliant with the NYSE listing rules, as required by the Dodd-Frank Act, a copy of which may be found as an Exhibit 97.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Anti-Hedging and Anti-Pledging Policy
Our Insider Trading Policy strictly prohibits Covered Persons (as defined in the Insider Trading Policy) from engaging in, or entering into, an agreement, understanding or arrangement to engage in, the following transactions: (i) trading in call or put options involving the Company’s securities and other derivative securities, (ii) engaging in short sales of the Company’s securities, (iii) holding the Company’s securities in a margin account, (iv) all forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, and (v) pledging the Company’s securities to secure margin or other loans.
Group Welfare Benefit Plans
Each of our NEOs, other than Mr. Escalante, is eligible to participate in all of our group welfare benefit plans on the same basis as our other employees. In addition, pursuant to the terms of Mr. Escalante’s employment agreement, we pay the full cost of coverage under the Company’s group medical plan for Mr. Escalante's spouse and dependents.
Employment and Severance Arrangements
We have entered into employment agreements with our NEOs that provide for various severance and change in control benefits and other terms and conditions of employment, described in further detail in “Potential Payments Upon Termination or Change in Control” below. In addition, during 2023 we entered into a separation agreement with Mr. Sohn and a separation and consulting agreement (through March 15, 2024) with Mr. Tausk in connection with their termination of employment with the Company. Pursuant to the terms of their employment agreements, each of Mr. Sohn and Mr. Tausk received certain severance payments and benefits in connection with the termination of their employment with the Company, described in further detail in “Potential Payments Upon Termination or Change in Control” below.

401(k) Profit Sharing Plan
Our NEOs participate in a combined 401(k) profit sharing plan. The plan provides for a safe harbor employer contribution whereby the Company contributes to the plan on behalf of the NEOs in an amount equal to 3% of the NEO’s total cash compensation per year (excluding bonuses). The Company may annually elect to make additional annual discretionary employer contributions above the safe harbor employer contributions up to the IRS maximum allowable defined contribution retirement plan limit, which was set at $66,000 for 2023. Participants aged 50 or over at the end of the fiscal year were also entitled to make catch-up contributions in the amount of $7,500, subject to plan limitations.
Executive Deferred Compensation Plan
We also maintain an Executive Deferred Compensation Plan, which enables our NEOs to defer the income taxation of salary and bonus amounts elected to be deferred in accordance with the terms of the plan. The plan provides for an employer contribution whereby the Company contributes to the plan on behalf of an NEO in an amount equal to 5% of the NEO’s total cash compensation per year provided the NEO defers at least 10% of the NEO’s total cash compensation that year. See “Nonqualified Deferred Compensation” below for additional information about our Executive Deferred Compensation Plan.
Tax Considerations
Section 162(m) of the Internal Revenue Code
Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for certain executive officers. In approving the amount and form of compensation for our NEOs in the future, the Compensation Committee will consider all consequences of providing such compensation, including the potential impact to the Company of Section 162(m) of the Code. As a REIT, we generally are entitled to a deduction from our taxable income for dividends that we pay currently to our shareholders. To meet the REIT requirements and to eliminate our income tax liability at the REIT level, we generally distribute all, and sometimes more than all, of our taxable income. If we distribute amounts to shareholders in excess of our tax earnings and profits, those excess amounts are a return of capital to our shareholders for tax purposes, rather than taxable dividends. Thus, any non-deductibility of compensation paid by us is not expected to result in increased tax liability to the Company, but might require us to make increased distributions to shareholders or might result in a greater portion of our distributions being taxable to shareholders as dividends (rather than as a return of capital).

COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Trustees of Peakstone Realty Trust (the “Company”) has reviewed and discussed with management the information required by Item 402(b) of Regulation S-K and contained in the Compensation Discussion and Analysis section of this proxy statement and, based on such review and discussions, recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Submitted by the Compensation Committee
of the Board of Trustees:
Compensation Committee:
Samuel Tang (Chairperson)
Gregory M. Cazel
Casey Wold
The preceding Compensation Committee Report to shareholders is not “soliciting material” and is not deemed “filed” with the U.S. Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
From January 1, 2023 to April 13, 2023 our Compensation Committee members were Ranjit M. Kripalani (Chair), Samuel Tang and J. Grayson Sanders.
From April 13, 2023 to December 31, 2023 our Compensation Committee members were Samuel Tang (Chair), Gregory M. Cazel and Casey Wold.
During 2023:
•	none of our executive officers was a trustee of another entity where one of that entity’s executive officers served on our Compensation Committee;
•
no member of the Compensation Committee was an officer or employee of the Company or any of its subsidiaries, nor was any member of the Compensation Committee formerly an officer or employee of the Company or any of its subsidiaries;

•	no member of the Compensation Committee entered into any transaction with our Company in which the amount involved exceeded $120,000;
•	none of our executive officers served on the compensation committee of any entity where one of that entity’s executive officers served on our Compensation Committee; and
•	none of our executive officers served on the compensation committee of another entity where one of that entity’s executive officers served as a trustee on our Board of Trustees.

SUMMARY COMPENSATION TABLE
The following table sets forth a summary of all compensation earned by, awarded to, paid to, as applicable, each of our NEOs in the fiscal years ended December 31, 2023, 2022 and 2021.
Name and principal position	Year	Salary	Bonus	Stock Awards(1)	Non-Equity Incentive Plan Compensation(2)	All Other Compensation(3)(4)	Total Compensation
Michael J. Escalante Chief Executive Officer and President	2023	$925,000	$—	$3,499,976	$3,006,250	$412,631	$7,843,857
	2022	$925,000	$2,312,500	$3,499,998	$—	$752,711	$7,490,209
	2021	$925,000	$2,200,000	$5,075,001	$—	$634,454	$8,834,455
Javier F. Bitar Chief Financial Officer and Treasurer	2023	$525,000	$—	$999,974	$1,050,000	$183,893	$2,758,867
	2022	$525,000	$1,000,000	$1,000,004	$—	$275,363	$2,800,367
	2021	$500,000	$750,000	$1,450,001	$—	$226,990	$2,926,991
Nina Momtazee Sitzer Chief Operating Officer, Chief Legal Officer, and Secretary	2023	$500,000	$—	$999,974	$1,000,000	$166,259	$2,666,233
	2022	$500,000	$1,000,000	$749,999	$—	$187,525	$2,437,524
	2021	$450,000	$750,000	$799,999	$—	$148,162	$2,148,161
Louis K. Sohn(5) Executive Vice President	2023	$350,000	$—	$499,987	$—	$1,255,142	$2,105,129
	2022	$350,000	$300,000	$500,002	$—	$169,967	$1,319,969
	2021	$350,000	$437,500	$725,000	$—	$150,730	$1,663,230
Scott Tausk(6) Executive Vice President	2023	$175,000(7)	$—	$499,987	$—	$1,094,668	$1,769,655
	2022	$350,000	$437,500	$500,002	$—	$173,468	$1,460,970
	2021	$350,000	$437,500	$725,000	$—	$152,292	$1,664,792
(1)
Reflects the aggregate grant date fair value of RSUs granted in March 2023 (i.e., prior to the Listing) with respect to 2022 performance calculated in accordance with FASB ASC Topic 718 based on the most recently published NAV as of June 30, 2022 ($7.43), which was prior to the one-for-nine reverse share split of the Company’s common shares that was effective as of March 10, 2023. Additional information regarding these awards appears under the heading “Compensation Discussion and Analysis-Elements of Compensation-Long-Term Incentive Program (Equity-Based Compensation)”.

(2)
Reflects the cash bonus earned by our NEOs with respect to 2023 performance which was paid in the first quarter of 2024 based on the Compensation Committee’s review of the NEO’s achievements relative to a scorecard that included twelve strategic objectives, encompassing both pre-set financial and strategic performance goals. Additional information regarding our annual cash bonus program appears under the heading “Compensation Discussion and Analysis-Elements of Compensation-Annual Incentive Program”.

(3)
The following table sets forth the amount of each item contained in All Other Compensation paid to, or on behalf of, our NEOs during the fiscal year ended December 31, 2023. Amounts for each item of compensation shown below are valued based on the aggregate incremental cost to the Company, in each case without taking into account the value of any income tax deduction for which we may be eligible.

Name	Employer Contributions to Executive Deferred Compensation Plan(a) ($)	Employer Contributions to 401(k) Plan(b) ($)	Distribution Equivalent Payments on RSUs ($)	Health Insurance Premiums ($)	Life Insurance Premiums ($)	Tax Gross-Ups(c) ($)	Severance Payments(d) ($)	Total ($)
Michael J. Escalante	$196,563	$61,783	$132,425	$12,124(e)	$9,736	$—	$—	$412,631
Javier F. Bitar	$78,750	$61,750	$36,501	$—	$6,892	$—	$—	$183,893
Nina Momtazee Sitzer	$75,000	$61,750	$24,727	$—	$4,782	$—	$—	$166,259
Louis K. Sohn	$—	$61,542	$18,250	$—	$1,338	$5,497	$1,168,515	$1,255,142
Scott A. Tausk	$—	$57,100	$11,058	$—	$1,461	$5,508	$1,019,541	$1,094,668
(a)	For a description of the employer contributions to the Company’s Executive Deferred Compensation Plan, see “Executive Deferred Compensation Plan” in the Compensation Discussion and Analysis.
(b)	For a description of the employer contributions to the Company’s 401(k) Plan, see”401(k) Profit Sharing Plan” in the Compensation Discussion and Analysis.
(c)	Amounts reflect tax gross-ups relating to healthcare severance benefits for Messrs. Sohn and Tausk.
(d)
For a description of the severance payments and benefits paid to Messrs. Sohn and Tausk, see, respectively, “Potential Payments Upon Termination or Change in Control – Sohn Separation Agreement” and “Potential Payments Upon Termination or Change in Control – Tausk Separation and Consulting Agreement” below.

(e)	Amounts reflect the payment of premiums under the Company’s group medical plan for Mr. Escalante’s spouse and dependents.

(4)
Amounts reported in the “All Other Compensation” column for Mr. Escalante for 2022 and 2021 have been adjusted to include the payment of premiums under the Company’s group medical plan for Mr. Escalante’s spouse and dependents that were inadvertently not included for 2022 or 2021 in prior years’ compensation disclosures in the amount of $11,428 and $28,864, respectively.

(5)	Mr. Sohn’s employment with the Company terminated on December 31, 2023.
(6)	Mr. Tausk’s employment with the Company terminated on June 30, 2023 and, commencing July 1, 2023 and ending March 15, 2024, Mr. Tausk served as a consultant to the Company.
(7)	Reflects Mr. Tausk’s annual base salary of $350,000 pro-rated for the period during which he was an employee of the Company (i.e., January 1, 2023 through June 30, 2023).

GRANTS OF PLAN BASED AWARDS
The following table summarizes all grants of plan-based awards made to our NEOs in 2023.
Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All other stock awards: number of shares of stock or units(2) (#)	Grant date fair value of stock and option awards(3) ($)
		Threshold ($)	Target ($)	Maximum ($)
Michael J. Escalante	3/20/2023	$1,618,750	$2,312,500	$3,006,250	—	—
	3/23/2023	—	—	—	52,340	$3,499,976
Javier F. Bitar	3/20/2023	$525,000	$787,500	$1,050,000	—	—
	3/23/2023	—	—	—	14,954	$999,974
Nina Momtazee Sitzer	3/20/2023	$500,000	$750,000	$1,000,000	—	—
	3/23/2023	—	—	—	14,954	$999,974
Louis K. Sohn	3/20/2023	$262,500	$437,500	$612,500	—	—
	3/23/2023	—	—	—	7,477	$499,987
Scott A. Tausk	3/20/2023	$262,500	$437,500	$612,500	—	—
	3/23/2023	—	—	—	7,477	$499,987
(1)
Amounts represent threshold, target and maximum annual bonus opportunities for our NEOs with respect to 2023 performance. For a description of our annual bonus program, please see “Compensation Discussion and Analysis - Elements of Compensation - Annual Incentive Program (Cash Bonuses)” above. The annual incentive bonuses earned by our NEOs for performance in 2023 are included in “Non-Equity Incentive Compensation” in the Summary Compensation Table for 2023.

(2)
Amount represents RSUs awarded based on performance for fiscal year 2022, one-third of which vested on December 31, 2023 and the balance vesting equally on each of December 31, 2024 and 2025, based on continued service.

(3)
Reflects the aggregate grant date fair value of RSUs granted in March 2023 (i.e., prior to the Listing) calculated in accordance with FASB ASC Topic 718 based on the most recently published NAV as of June 30, 2022 ($7.43), which was prior to the one-for-nine reverse share split of the Company’s common shares that was effective as of March 10, 2023. Additional information regarding these awards appears under the heading “Compensation Discussion and Analysis-Elements of Compensation-Long-Term Incentive Program (Equity-Based Compensation)”.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE
AND GRANTS OF PLAN BASED AWARDS TABLE
Employment Agreement with Our Chief Executive Officer
The Company is party to an Amended and Restated Employment Agreement, dated March 23, 2023, with Michael J. Escalante, who serves as our Chief Executive Officer (the “Amended Escalante Agreement”). The Amended Escalante Agreement amended and restated the Company’s prior employment agreement with Mr. Escalante, dated December 14, 2018 (the “Original Escalante Agreement”) and became effective as of the Listing. The Amended Escalante Agreement provides that Mr. Escalante will serve as Chief Executive Officer and President for an initial term of five years commencing on the date of the Listing and will automatically renew for additional one year periods thereafter, unless either the Company or Mr. Escalante provides advance written notice of its or his intent not to renew or unless sooner terminated. Pursuant to the terms of the Amended Escalante Agreement, Mr. Escalante is entitled to, among other things:
•	an initial annual base salary (“Base Salary”) equal to $925,000, subject to annual review for increase (but not decrease) by our Board of Trustees or a committee thereof;
•
eligibility for an annual cash bonus (“Incentive Bonus”) for 2023 with threshold, target and maximum award opportunity levels of 175%, 250% and 325%, respectively, of the Base Salary actually paid for such year. The threshold, target and maximum award opportunity levels of annual Incentive Bonus opportunity for 2024 and each year thereafter will be established by the Compensation Committee in its sole discretion; and

•	eligibility to receive equity awards, as determined by the Compensation Committee in its sole discretion.
The Amended Escalante Agreement provides for payments and benefits upon termination of employment as described under “Potential Payments Upon Termination or Change in Control – Employment Agreement with Our Chief Executive Officer.”
The Amended Escalante Agreement also provides that Mr. Escalante is subject to customary non-compete, non-disparagement and other restrictive covenants.
The Original Escalante Agreement contained substantially the same terms as the Amended Escalante Agreement, except as follows:
•	The initial five-year term of Mr. Escalante’s employment under the Original Escalante Agreement commenced on December 14, 2018;
•	Mr. Escalante’s initial annual Base Salary under the Original Escalante Agreement was $800,000;
•	Pursuant to the Original Escalante Agreement, for 2019 and 2020, Mr. Escalante was guaranteed to receive an Incentive Bonus equal to at least the applicable target level for each such year;
•	The Original Escalante Agreement included provisions regarding equity-based awards previously granted to Mr. Escalante in 2019 and 2021;
•
The Original Escalante Agreement did not include the Change in Control Pro Rata Calculation or the Liquidation Event Benefit as described and defined under “Potential Payments Upon Termination or Change in Control – Employment Agreement with Our Chief Executive Officer”;

•
The Original Escalante Agreement provided that all outstanding equity awards held by Mr. Escalante as of the date immediately prior to a Change in Control fully vested, provided that to the extent any such awards were subject to performance-based vesting requirements, performance was assumed to be at target performance for any performance period that had not yet ended; and

•
In the event Mr. Escalante’s termination occurred prior to the end of two years after the effective date of the Original Escalante Agreement, the Average Incentive Bonus (as described and defined under “Potential Payments Upon Termination or Change in Control – Employment Agreement with Our Chief Executive Officer”) was determined based on the target Incentive Bonus for any such years that had not yet elapsed.

Employment Agreements with Our Other Named Executive Officers
Mr. Bitar and Ms. Sitzer
On March 23, 2023, the Company entered into an Amended and Restated Employment Agreement with each of Javier F. Bitar (the “Amended Bitar Agreement”) and Nina Momtazee Sitzer (the “Amended Sitzer Agreement,” and together with the Amended Bitar Agreement, the “Amended Executive Employment Agreements”), effective as of the date of the Listing. The Amended Executive Employment Agreements amended and restated the Company’s prior employment agreement with Mr. Bitar, dated December 14, 2018 (the “Original Bitar Agreement”), and with Ms. Sitzer, dated May 10, 2019 (the “Original Sitzer Agreement” and together with the Original Bitar Agreement, the “Original Executive Employment Agreements”).
Pursuant to the Amended Executive Employment Agreements, Mr. Bitar continued to serve as the Company’s Chief Financial Officer and Ms. Sitzer was appointed as the Company’s Chief Legal and Administrative Officer and Executive Vice President – Operations, in each case, for an initial term of five years commencing on the date of the Listing and subject to automatic renewal for additional one year periods thereafter, unless either the Company or the executive provides advance written notice of intent not to renew or unless sooner terminated. Since June 23, 2023, Ms. Sitzer has served as our Chief Operating Officer, Chief Legal Officer and Secretary.
The Amended Executive Employment Agreements provide for:
•
an initial annual Base Salary of $525,000 and $500,000 for Mr. Bitar and Ms. Sitzer, respectively, subject to annual review for increase (but not decrease) by our Board of Trustees or a committee thereof;

•
eligibility for an annual Incentive Bonus opportunity for 2023 at the threshold, target and maximum award opportunity levels of 100%, 150%, and 200%, respectively, of the Base Salary actually paid for such year, with eligibility for an annual Incentive Bonus opportunity for 2024 and each year thereafter at threshold, target and maximum award opportunity levels to be established by the Compensation Committee in its sole discretion; and

•	eligibility to receive equity awards to be determined by the Compensation Committee in its sole discretion.
The Amended Executive Employment Agreements also provide for payments and benefits upon termination of employment as described under “Potential Payments Upon Termination or Change in Control – Employment Agreements with Our Other Named Executive Officers.”
The Original Executive Employment Agreements contained substantially the same terms as the Amended Executive Employment Agreements, except as follows:
•
The initial five-year term of Mr. Bitar’s employment under the Original Bitar Agreement commenced on December 14, 2018, and the initial five-year term of Ms. Sitzer’s employment under the Original Sitzer Agreement commenced on May 10, 2019;

•
Mr. Bitar’s initial annual Base Salary under the Original Bitar Agreement was $450,000, and Ms. Sitzer’s initial annual Base Salary under the Original Sitzer Agreement was $350,000, each subject to annual review for increase (but not decrease) by our Board of Trustees or a committee thereof;

•
Pursuant to the Original Bitar Agreement, for 2019 and 2020, Mr. Bitar was guaranteed to receive an annual Incentive Bonus equal to at least the applicable target award opportunity level for each such year;

•	Pursuant to the Original Sitzer Agreement, for 2019, Ms. Sitzer was guaranteed to receive an Incentive Bonus equal to at least $400,000;
•	Ms. Sitzer’s annual Incentive Bonus threshold, target and maximum award opportunity levels were 75%, 125%, and 175%, respectively, under the Original Sitzer Agreement;
•	The Original Executive Employment Agreements included provisions regarding equity-based awards previously granted to Mr. Bitar in 2019, 2020 and 2021 and Ms. Sitzer in 2020 and 2021, respectively;
•
The Original Executive Employment Agreements did not include the Change in Control Pro Rata Calculation or the Liquidation Event Benefit as described and defined under “Potential Payments Upon Termination or Change in Control – Employment Agreements with Our Other Named Executive Officers”;

•
The Original Executive Employment Agreements provided that all outstanding equity awards held by Mr. Bitar or Ms. Sitzer, as applicable, as of the date immediately prior to a Change in Control fully vested, provided that to the extent any such awards were subject to performance-based vesting requirements, performance was assumed to be at target performance for any performance period that had not yet ended; and

•
In the event Mr. Bitar’s or Ms. Sitzer’s termination, as applicable, occurred prior to the end of two years after the effective date of the Original Executive Employment Agreements, the Average Incentive Bonus (as described and defined under “Potential Payments Upon Termination or Change in Control – Employment Agreement with Our Chief Executive Officer”) was determined based on the target Incentive Bonus for any such years that had not yet elapsed.

Mr. Tausk
Prior to Mr. Tausk’s termination of employment, the Company and Mr. Tausk were parties to an employment agreement, dated December 14, 2018 (the “Tausk Employment Agreement”). Pursuant to the Tausk Employment Agreement, Mr. Tausk served as the Company’s Managing Director, Asset Management, his initial annual Base Salary was $300,000, subject to annual review for increase (but not decrease) by our Board of Trustees or a committee thereof , and his annual Incentive Bonus threshold, target and maximum award opportunity levels were 75%, 125%, and 175%, respectively. The Tausk Employment Agreement otherwise contained substantially the same terms as the Original Bitar Agreement. Mr. Tausk’s employment with the Company was terminated by the Company without cause on June 30, 2023.
Mr. Sohn
Prior to Mr. Sohn’s termination of employment, the Company and Mr. Sohn were parties to an employment agreement, dated December 14, 2018 (the “Sohn Employment Agreement”). Pursuant to the Sohn Employment Agreement, Mr. Sohn served as the Company’s Managing Director, Acquisitions & Corporate Finance, his initial annual Base Salary was $300,000, subject to annual review for increase (but not decrease) by our Board of Trustees or a committee thereof, and his annual Incentive Bonus threshold, target and maximum award opportunity levels were 75%, 125%, and 175%, respectively. The Sohn Employment Agreement otherwise contained substantially the same terms as the Original Bitar Agreement. Mr. Sohn’s employment with the Company was terminated by the Company without cause on December 31, 2023.
Tausk Separation and Consulting Agreement
The Company and Mr. Tausk entered into a Separation and Consulting Agreement (the “Tausk Separation and Consulting Agreement”) pursuant to which Mr. Tausk’s employment with the Company terminated on June 30, 2023, and Mr. Tausk continued to perform certain consulting and transition services for the Company during the period commencing on July 1, 2023 and ending on March 15, 2024. Pursuant to the Tausk Employment Agreement and the Tausk Separation and Consulting Agreement, Mr. Tausk received certain severance payments and benefits as described under “Potential Payments Upon Termination or Change in Control – Tausk Separation and Consulting Agreement.”
In addition, in consideration of Mr. Tausk’s consulting services and satisfaction of the conditions set forth in the Tausk Separation and Consulting Agreement, including the execution, delivery and non-revocation of a general release of claims in favor of the Company, on March 15, 2024, Mr. Tausk received a fully-vested RSU award covering a number of shares of common stock of the Company equal to the quotient obtained by dividing (x) $500,000 by (y) the per share closing price of the Company’s common stock on the New York Stock Exchange on the last trading day immediately preceding the date of grant (the “Consulting Stock Unit Award”).
Sohn Separation Agreement
In connection with the termination of Mr. Sohn’s employment with the Company on December 31, 2023, the Company and Mr. Sohn entered into a Separation Agreement, dated December 29, 2023 (the “Sohn Separation Agreement”). Pursuant to the Sohn Employment Agreement and the Sohn Separation Agreement, Mr. Sohn received certain severance payments and benefits from the Company as described under “Potential Payments Upon Termination or Change in Control – Sohn Separation Agreement.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2023
The following table presents information about our NEOs’ outstanding equity awards as of the fiscal year ended December 31, 2023. The number of RSUs reported in this table are as of December 31, 2023.
	Stock Awards
Name	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(1) ($)
Michael J. Escalante	62,095(2)	$1,237,553
Javier F. Bitar	17,741(3)	$353,578
Nina Momtazee Sitzer	15,566(4)	$310,230
Louis K. Sohn	—	—
Scott Tausk	—	—
(1)	Market value was determined based on the per share closing price of our common stock of $19.93 on December 29, 2023.
(2)
Consists of (i) 9,755 unvested RSUs granted on March 25, 2021, which vest in two remaining equal installments on each of March 25, 2024, and 2025, (ii) 17,447 unvested RSUs granted on August 5, 2022, which vest in one remaining installment on December 31, 2024, and (iii) 34,893 unvested RSUs granted on March 23, 2023, which vest in two remaining equal installments on each of December 31, 2024 and 2025. In each case, vesting of the award requires that the NEO remain continuously employed by us on each such date, subject to certain accelerated vesting provisions as provided in the respective award agreement for the RSUs and/or the NEO’s employment agreement, as applicable.

(3)
Consists of (i) 2,787 unvested RSUs granted on March 25, 2021, which vest in two remaining equal installments on each of March 25, 2024, and 2025, (ii) 4,985 unvested RSUs granted on August 5, 2022, which vest in one remaining installment on December 31, 2024, and (iii) 9,969 unvested RSUs granted on March 23, 2023, which vest in two remaining equal installments on each of December 31, 2024 and 2025. In each case, vesting of the award requires that the NEO remain continuously employed by us on each such date, subject to certain accelerated vesting provisions as provided in the respective award agreement for the RSUs and/or the NEO’s employment agreement, as applicable.

(4)
Consists of (i) 1,858 unvested RSUs granted on March 25, 2021, which vest in two remaining equal installments on each of March 25, 2024, and 2025, (ii) 3,739 unvested RSUs granted on August 5, 2022, which vest in one remaining installment on December 31, 2024, and (iii) 9,969 unvested RSUs granted on March 23, 2023, which vest in two remaining equal installments on each of December 31, 2024 and 2025. In each case, vesting of the award requires that the NEO remain continuously employed by us on each such date, subject to certain accelerated vesting provisions as provided in the respective award agreement for the RSUs and/or the NEO’s employment agreement, as applicable.

2023 OPTION EXERCISES AND STOCK VESTED
The following table sets forth summary information concerning the vesting of stock awards for each of the NEOs during the fiscal year ended December 31, 2023. The Company does not have any options outstanding and the NEOs did not exercise any such options.
	Stock Awards
Name	Number of shares acquired on vesting (#)	Value realized on vesting(1) ($)
Michael J. Escalante	54,223(2)	$1,309,591
Javier F. Bitar	18,463(3)	$433,355
Nina Momtazee Sitzer	12,608(4)	$294,885
Louis K. Sohn	18,102(5)	$393,490
Scott A. Tausk	19,552(6)	$573,040
(1)
For awards that vested prior to our listing date (April 13, 2023), value realized upon vesting is calculated as the gross number (i.e., including shares withheld to satisfy tax obligations) of shares that vested on the applicable vesting date multiplied by our most recently published per share NAV immediately prior to the vesting date (i.e., NAV as of June 30, 2022 ($7.43), which was prior to the one-for-nine reverse share split of the Company’s common shares that was effective as of March 10, 2023). For awards that vested on or after our listing date (April 13, 2023), value realized upon vesting is calculated as the gross number of shares that vested on the applicable vesting date multiplied by the per share closing price of our common stock on the NYSE on the vesting date (or if such date was not a trading day, then the last trading day immediately prior thereto).

(2)	Consists of (i) 4,877 RSUs that vested on March 25, 2023, and (ii) 49,346 RSUs that vested on December 31, 2023.
(3)	Consists of (i) 1,393 RSUs that vested on March 25, 2023, and (ii) 17,070 RSUs that vested on December 31, 2023.
(4)	Consists of (i) 929 RSUs that vested on March 25, 2023, and (ii) 11,679 RSUs that vested on December 31, 2023.
(5)	Consists of (i) 697 RSUs that vested on March 25, 2023, and (ii) 17,405 RSUs that vested on December 31, 2023.
(6)	Consists of (i) 697 RSUs that vested on March 25, 2023, and (ii) 18,855 RSUs that vested on June 30, 2023.

NONQUALIFIED DEFERRED COMPENSATION
Executive Deferred Compensation Plan
The following table shows the NEO contributions, the Company contributions, earnings and account balances for the NEOs in our Executive Deferred Compensation Plan (the “plan”). Participation in this plan is available to a NEOs and other highly compensated employees who have one year of service with the Company. Under the plan, participants may elect to defer Base Salary and/or Incentive Bonus amounts up to a maximum of 50% of salary and 90% of bonus. The Company may also make discretionary and/or matching contributions on behalf of participants under the plan. For 2023, the Company made an employer contribution for each eligible NEO in an amount equal to 5% of the NEO’s total Base Salary and Incentive Bonus compensation for the year, provided that the NEO deferred at least 10% of the NEO’s total Base Salary and Incentive Bonus compensation for the year.
Participants’ accounts increase or decrease based on the deemed investment of the account balances in one or more hypothetical investment options selected by the participant and are credited or debited in accordance with earnings or losses based on the actual financial performance of such hypothetical investment options. Participants elect from hypothetical investment options that are made available by the Company.
Generally, participants are entitled to receive a distribution of their vested accounts upon a termination of employment (including by reason of disability or death). However, participants may elect to receive all or a portion of their own voluntary contributions and earnings on such voluntary contributions (but not the employer contributions or earnings thereon) on a specified date or dates that is or are at least three calendar years from the year in which the amounts were earned (an “In-Service Distribution”). Participants are fully vested immediately in their own voluntary contributions and earnings on such voluntary contributions, and the employer contributions vest in one-third increments on each of the second, third and fourth anniversaries of the first day of the plan year in which such contribution is made. Notwithstanding the foregoing, employer contributions vest in full upon (i) the participant’s death, (ii) attaining the age of 60 years old and 10 years of service (as defined in the plan) with the Company, or (iii) at the discretion of our Compensation Committee. In the event of a participant’s termination of employment for “cause,” all of the participant’s vested and unvested employer contributions are automatically forfeited.
Distributions from the plan are made in accordance with the plan as soon as administratively feasible, but no later than 90 days following the date on which the participant is entitled to receive the distribution, except in the event of an In-Service Distribution or a retirement. Distributions in the event of an In-Service Distribution or retirement will be made in accordance with the participant’s distribution elections. Contributions to the plan and earnings on such contributions are tax deferred but are subject to the claims of general creditors of the Company.
Deferred RSU Grants
Pursuant to the applicable RSU award agreements, Messrs. Escalante, Bitar, Sohn and Tausk elected to defer to May 1, 2023 the delivery of shares under RSU grants awarded on May 1, 2019. The vesting of these grants occurred over 4 years beginning December 31, 2019 through December 31, 2022 and shares were delivered to each NEO on May 1, 2023.
Name	NEO Contributions in Last FY (2023)(1)	Registrant Contributions in Last FY (2023)(2)	Aggregate Earnings (Losses) in Last FY (2023)	Aggregate Withdrawals/ Distributions in 2023	Aggregate Balance at Last FYE (December 31, 2023)(6)
Michael J. Escalante
Deferred Compensation	$511,063	$196,563	$118,429(3)	$405,381	$2,835,849
Delivered RSUs	—	—	$(3,521,488) (4)	$1,667,624(5)	—
Javier F. Bitar
Deferred Compensation	$157,500	$78,750	$131,316(3)	$39,729	$1,054,967
Delivered RSUs	—	—	$(503,083) (4)	$238,238(5)	—
Nina Momtazee Sitzer
Deferred Compensation	$150,000	$75,000	$67,799(3)	$72,684	$600,786

Name	NEO Contributions in Last FY (2023)(1)	Registrant Contributions in Last FY (2023)(2)	Aggregate Earnings (Losses) in Last FY (2023)	Aggregate Withdrawals/ Distributions in 2023	Aggregate Balance at Last FYE (December 31, 2023)(6)
Louis K. Sohn
Deferred Compensation	$35,000	—	$40,145(3)	$226,291	$745,893
Delivered RSUs	—	—	$(251,541) (4)	$119,119(5)	—
Scott A. Tausk
Deferred Compensation	$17,500	—	$398,762(3)	$84,771	$2,513,450
Delivered RSUs	—	—	$(252,994) (4)	$119,807(5)	—
(1)	Represents voluntary executive contributions from 2023 salary and/or bonus.
(2)	These amounts are included in “All Other Compensation” in the Summary Compensation Table for 2023 for the respective NEOs.
(3)
Represents investment earnings (losses) for 2023 under the Executive Deferred Compensation Plan. These amounts are not included in the Summary Compensation Table as they do not qualify as above market or preferential earnings.

(4)
Represents the aggregate change in value of common shares underlying the deferred RSUs that were awarded on May 1, 2019 and distributed to the NEO on May 1, 2023, based on the difference between our per share NAV as of December 31, 2022 and the per share closing price of our common stock on the NYSE as of the date on which the shares underlying the RSUs were distributed.

(5)
Represents the aggregate value on the date of distribution of common shares underlying the deferred RSUs that were awarded on May 1, 2019 and distributed to the NEO on May 1, 2023, based on the per share closing price of our common stock on the NYSE as of the date on which the shares underlying the RSUs were distributed. Original value of the deferred RSUs was $7,000,000 for Mr. Escalante, $1,000,000 for Mr. Bitar, and $500,000 for each of Messrs. Sohn and Tausk.

(6)
Represents the aggregate balance of the NEOs’ accounts under the Executive Deferred Compensation Plan as of December 31, 2023, and includes the vested and unvested amounts for each NEO. Amounts in this column, other than earnings/losses on deferred amounts, have all been previously disclosed in Summary Compensation Tables in our prior proxy statements (to the extent the NEO was an NEO in prior proxy statements) or in Column (1) above.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
As described above, we have previously entered into employment agreements with each of our NEOs. Such agreements provide (or provided, in the case of Messrs. Sohn and Tausk) our NEOs with, among other things, base salary, bonus and certain payments at, following and/or in connection with certain terminations of employment or a change in control involving the Company. As used below, the terms “Cause,” “Change in Control,” “Disability” and “Good Reason” shall have the respective meanings set forth in the respective employment agreements and award agreements, as applicable.
Employment Agreement with Our Chief Executive Officer
Under the Amended Escalante Agreement, Mr. Escalante is entitled to payments and benefits upon termination of employment as follows:
i.
Death or Disability: (i) base salary earned but not paid as of the termination date, any Incentive Bonus earned by Mr. Escalante for the prior calendar year but not yet paid, reimbursement for unpaid expenses to which Mr. Escalante is entitled to reimbursement, and any accrued or vested compensation or benefits to which Mr. Escalante is entitled under any benefits plans (collectively, the “Accrued Obligations”); (ii) the Incentive Bonus for the calendar year in which the termination occurs, pro-rated for the amount of time Mr. Escalante was employed during such calendar year, assuming target performance; (iii) a lump sum payment equal to 24 months of Healthcare Benefits (as defined in the Amended Escalante Agreement); (iv) the automatic vesting of all outstanding equity awards held by Mr. Escalante as of immediately prior to his termination, assuming target performance for any performance period that has not yet ended (the “Equity Award Vesting”); and (v) the vesting in full of Mr. Escalante’s account under our Executive Deferred Compensation Plan.

ii.
Without Cause or with Good Reason: (i) the Accrued Obligations; (ii) a pro-rated Incentive Bonus for the calendar year in which such termination occurs (assuming target individual performance and actual Company performance), pro-rated for the amount of time Mr. Escalante was employed during such calendar year; (iii) a lump sum payment equal to three times the sum of (A) his base salary then in effect plus (B) the average of Mr. Escalante's target Incentive Bonus for the prior two calendar years preceding the year in which such termination occurs (the “Average Incentive Bonus”); (iv) a lump sum payment equal to 24 months of Healthcare Benefits (as defined in the Amended Escalante Agreement); (v) the Equity Award Vesting; and (vi) the vesting in full of Mr. Escalante’s account under our Executive Deferred Compensation Plan.

iii.
Termination by the Company without Cause or by Mr. Escalante with Good Reason within six months preceding or 12 months following a Change in Control of the Company: all of the benefits and payments described in the paragraph “Without Cause or with Good Reason” above, except that (i) Mr. Escalante’s pro-rated Incentive Bonus will be calculated using the greater of actual Company performance or target Company performance (the “Change in Control Pro Rata Calculation”), and (ii) the Healthcare Benefits will be calculated to cover 36 months.

iv.
Change in Control: the automatic vesting of all outstanding equity awards held by Mr. Escalante as of the date immediately prior to a Change in Control, provided that to the extent any such awards were subject to performance-based vesting requirements, performance will be assumed to be at the greater of target or actual performance for any performance period that has not yet ended.

v.
Following the occurrence of a Liquidation Event (as defined in the Amended Escalante Agreement to include the earlier of the Board of Trustees’ approval of a plan of liquidation or dissolution of the Company or the total combined book value of the assets of the Company, along with the Company’s management and operating companies, falling below $250 million) if: (A) the term of the Amended Escalante Agreement expires (other than due to Mr. Escalante’s election not to renew), (B) Mr. Escalante is terminated by the Company without Cause (as defined in the Amended Escalante Agreement), (C) Mr. Escalante terminates for Good Reason (as defined in the Amended Escalante Agreement) within six months preceding or 12 months following a Change in Control, or (D) Mr. Escalante terminates for Good Reason, other than for a Duty Diminution (as defined in the Amended Escalante Agreement) ((A) – (D) a “Liquidation Event Termination”), Mr. Escalante will receive all of the payments and benefits due in connection with an involuntary termination that occurs within six months preceding or 12 months following a Change in Control of the Company, as set forth in paragraph (iii) above. In addition, pursuant to the Amended Escalante Agreement, the Company must reserve sufficient assets to pay such amounts promptly upon such Liquidation Event. (Such payments and benefits, the “Liquidation Event Benefit”.)
Employment Agreements with Our Other Named Executive Officers
Mr. Bitar and Ms. Sitzer
The payments and benefits payable to Mr. Bitar and Ms. Sitzer upon termination of employment under the Amended Executive Employment Agreements are substantially similar to such terms of the Amended Escalante Agreement except as noted below:
•	Upon termination for Death or Disability, Mr. Bitar or Ms. Sitzer will receive a lump sum payment equal to 18 months of Healthcare Benefits.
•
Upon termination Without Cause or with Good Reason, Mr. Bitar or Ms. Sitzer will receive a lump sum payment equal to 1.5 times his or her base salary plus Average Incentive Bonus (as described above) and a lump sum payment equal to 18 months of Healthcare Benefits.

•
Upon termination within six months preceding or 12 months following a Change in Control, Mr. Bitar or Ms. Sitzer will receive a lump sum payment equal to 2.5 times his or her base salary plus Average Incentive Bonus (as described above) and a lump sum payment equal to 30 months of Healthcare Benefits.

Messrs. Sohn and Tausk
Prior to Mr. Sohn’s and Mr. Tausk’s termination of employment, as applicable, the Sohn Employment Agreement and the Tausk Employment Agreement, respectively, contained substantially the same terms with respect to payments upon termination or Change in Control as the Original Executive Employment Agreements.
Tausk Separation and Consulting Agreement
Mr. Tausk’s employment with the Company was terminated by the Company without cause effective as of June 30, 2023. Pursuant to the Tausk Employment Agreement and the Tausk Separation and Consulting Agreement, Mr. Tausk received the following severance payments and benefits in exchange for his execution, delivery and non-revocation of a release of claims in favor of the Company: (i) a lump sum cash payment equal to $218,750, which was equal to the pro-rated portion of Mr. Tausk’s 2023 annual Incentive Bonus, based on achievement of individual and Company performance goals at target award opportunity levels; (ii) a lump sum cash payment equal to $787,500, which was equal to the sum of (a) Mr. Tausk’s Base Salary plus (b) the average of the annual Incentive Bonuses paid to Mr. Tausk for calendar years 2021 and 2022; (iii) a lump sum cash payment equal to $18,799, comprised of (x) $13,291 for one year of the employer portion of the cost of coverage under the Company’s group medical plan for Mr. Tausk and his dependents at the level in effect on June 30, 2023, plus (y) $5,508 for estimated income tax with respect to such healthcare payment; and (iv) accelerated vesting of all Company equity-based awards held by Mr. Tausk (aggregate value equal to $526,440, based on the per share closing price of the Company’s common stock on June 30, 2023) and of his account under the Company’s Executive Deferred Compensation Plan (accelerated value equal to $112,754). In addition, if the Company had terminated Mr. Tausk’s consulting services without cause prior to March 15, 2024 (including if such termination had occurred on December 31, 2023), Mr. Tausk would have been entitled to receive the Consulting Stock Unit Award (with a value equal to $500,000) on the termination date, subject to and conditioned upon satisfaction of the payment conditions described above.
Sohn Separation Agreement
Mr. Sohn’s employment with the Company was terminated by the Company without cause effective as of December 31, 2023. Pursuant to the Sohn Employment Agreement and the Sohn Separation Agreement, Mr. Sohn received the following severance payments and benefits in exchange for his execution, delivery and non-revocation of a release of claims in favor of the Company: (i) a lump sum cash payment equal to $437,500, which was equal to Mr. Sohn’s 2023 annual Incentive Bonus, based on achievement of individual and Company performance goals at target award opportunity levels; (ii) a lump sum cash payment equal to $718,750, which was equal to the sum of (a) Mr. Sohn’s Base Salary plus (b) the average of the annual Incentive Bonuses paid to

Mr. Sohn for calendar years 2021 and 2022; (iii) a lump sum cash payment equal to $17,762, comprised of (x) $12,265 for one year of the employer portion of the cost of coverage under the Company’s group medical plan for Mr. Sohn and his dependents at the level in effect on December 31, 2023, plus (y) $5,497 for estimated income tax with respect to such healthcare payment; and (iv) accelerated vesting of all Company equity-based awards held by Mr. Sohn (aggregate value equal to $176,799, based on the per share closing price of the Company’s common stock on December 29, 2023) and of his account under the Company’s Executive Deferred Compensation Plan (accelerated value equal to $106,044).
Summary of Potential Payments Upon Termination or Change in Control
The following table summarizes the payments that would be made to Messrs. Escalante and Bitar and Ms. Sitzer upon the occurrence of certain qualifying terminations of employment or a change in control, assuming that such NEO’s termination of employment with the Company or such change in control occurred on December 31, 2023. Amounts shown in the table below do not include (1) accrued but unpaid base salary, (2) deductions for federal, state and/or excise tax obligations, (3) previously vested amounts under our Executive Deferred Compensation Plan, or (4) other benefits earned or accrued by the NEO during his or her employment that are available to all salaried employees. Severance payments and benefits to which Messrs. Sohn and Tausk were entitled in connection with their actual termination of employment during 2023 are described above under “– Sohn Separation Agreement” and “– Tausk Separation and Consulting Agreement”, respectively.
Name	Benefits	Death or Disability ($)	Termination without Cause or Resignation with Good Reason (no Change in Control or Liquidation Event Termination) ($)	Termination without Cause or Resignation with Good Reason in connection with a Change in Control or Liquidation Event Termination; Expiration of Term following Liquidation Event ($)	Change in Control without Termination of Employment ($)
Michael J. Escalante	Base Severance Payment	$2,312,500	$12,025,000	$12,025,000	$—
	Accelerated Vesting of RSUs	1,237,553	1,237,553	1,237,553	1,237,553
	Other(1)	107,040	107,040	160,561	—
	Total	$3,657,093	$13,369,593	$13,423,114	$1,237,553
Javier F. Bitar	Base Severance Payment	$787,500	$2,728,125	$4,021,875	$—
	Accelerated Vesting of RSUs	353,578	353,578	353,578	353,578
	Other(1)	354,409	354,409	391,849	—
	Total	$1,495,487	$3,436,112	$4,767,302	$353,578
Nina Momtazee Sitzer	Base Severance Payment	$750,000	$2,568,750	$3,781,250	$—
	Accelerated Vesting of RSUs	310,230	310,230	310,230	310,230
	Other(1)(2)	319,802	319,802	373,322	—
	Total	$1,380,032	$3,198,782	$4,464,802	$310,230
(1)	Includes company-paid healthcare coverage pursuant to the terms of the NEOs’ respective employment agreements.
(2)
Includes accelerated vesting of unvested amounts in Mr. Bitar’s and Ms. Sitzer’s accounts under our Executive Deferred Compensation Plan pursuant to the Executive Deferred Compensation Plan or the Amended Executive Employment Agreements, as applicable. Mr. Escalante was fully vested in his account under our Executive Deferred Compensation Plan as of December 31, 2023.

For purposes of the table above, we have made the following assumptions where applicable:
•	The date of the applicable triggering event is December 31, 2023.
•	The payments are based on the terms of the NEOs’ respective employment agreements as of December 31, 2023 and the applicable award agreements governing unvested equity awards;

•
The NEOs’ respective RSU awards were not assumed, continued, converted or replaced with a substantially similar award by the Company or a successor entity or its parent or subsidiary in connection with a Change in Control;

•	There is no earned, accrued but unpaid Incentive Bonus for the prior year;
•	The Section 280G “best pay” cap under the Amended Escalante Agreement or the Amended Executive Employment Agreements would not apply; and
•	The premiums for the NEO’s health plan coverage, life insurance, long-term disability insurance and accidental death and dismemberment insurance is constant throughout the year.
•
Our Compensation Committee did not exercise its discretion to accelerate the unvested portion of the applicable NEO’s deferred compensation account under our Executive Deferred Compensation Plan in the event of a termination of employment. Under the Executive Deferred Compensation Plan, unvested employer contributions will automatically vest in full upon (i) the participant’s death (see note (1) to the immediately preceding table), or (ii) the participant attaining the age of 60 years old and 10 years of service with the Company (prior to the participant’s termination of employment). Acceleration of unvested employer contributions pursuant to our Deferred Compensation Plan under other circumstances (including termination of the participant’s employment) is at the sole discretion of our Compensation Committee.

CEO PAY RATIO
In accordance with Item 402(u) of Regulation S-K, we determined the ratio of the annual total 2023 compensation of Mr. Escalante, our Chief Executive Officer, relative to the annual total 2023 compensation of our median employee.
We selected our median employee based on our population of 34 full-time and part-time employees (excluding the Chief Executive Office) as of December 31, 2023. To identify the “median employee” we used a consistently applied compensation measure for all employees that included the sum of the following 2023 compensation elements: annualized base salary, actual cash bonus received, actual equity-based awards granted in 2023 and all other compensation, including employer contributions to the 401(k) profit sharing plan. The 2023 annual total compensation for the median-compensated employee, calculated according to the same SEC rules we used to determine total compensation for our NEOs, as reported in the Summary Compensation Table, was estimated to be $187,700.
Mr. Escalante’s annual total compensation for 2023 was $7,843,857 as reflected in the Summary Compensation Table on page 34 of this proxy. Therefore, our Chief Executive Officer to median employee pay ratio is approximately 42:1.

PAY VERSUS PERFORMANCE
The following table sets forth information concerning the compensation actually paid to our CEO and to our other NEOs compared to Company performance for the fiscal years ended December 31, 2023, 2022, 2021 and 2020. The Compensation Committee did not consider the pay versus performance data presented below in making its pay decisions for any of the years shown.
Year	Summary Compensation Table Total for CEO(1)(2)	CAP to CEO(3)(4)	Average Summary Compensation Table Total Pay for other NEOs(1)(2)	Average CAP to other NEOs(5)	Value of Initial Fixed $100 Investment Based on:		Net Income (Loss) (in thousands)	Net Debt to Normalized EBITDAre(8)
					Total Shareholder Return(6)	Peer Group Total Shareholder Return(7)
2023	$7,843,857	$3,192,694	$2,324,971	$1,277,914	$171	$107	$(605,102)	6.2x
2022	$7,490,209	$6,518,679	$2,004,708	$1,809,752	N/A	N/A	$(441,382)	7.7x
2021	$8,834,455	$8,992,544	$2,100,793	$2,130,716	N/A	N/A	$11,570	7.4x
2020	$3,336,464	$3,105,815	$2,232,728	$2,180,430	N/A	N/A	$(5,774)	8.4x
(1)
For 2023, 2022 and 2021, the CEO was Michael J. Escalante and the other NEOs were Javier F. Bitar, Nina Momtazee Sitzer, Louis K. Sohn and Scott A. Tausk. For 2020, the CEO was Michael J. Escalante and the other NEOs were Javier F. Bitar, Howard S. Hirsch, Louis K. Sohn and Scott A. Tausk.

(2)
The values reflected in this column reflect the “Total Compensation” set forth in the Summary Compensation Table (“SCT”) on page 34 of this proxy statement. See the footnotes to the SCT for further detail regarding the amounts in this column.

(3)	Compensation Actually Paid (“CAP”) to our CEO represents the “Total Compensation” reported in the Summary Compensation Table for the applicable fiscal year, adjusted for 2023 as follows:
Reconciliation of SCT “Total Compensation” to Compensation Actually Paid (CEO)
2023
SCT Total Compensation	$7,843,857
Minus: SCT Stock Awards Value	(3,499,976)
Plus: Fair Value as of 12/31 of Unvested Equity Awards Granted in 2023	695,417
Plus: Change in Fair Value of Unvested Equity Awards Granted in Prior Years	(697,018)
Plus: Fair Value of Equity Awards Granted and Vested in 2023	347,719
Plus: Change in Fair Value of Equity Awards Granted in Prior Years that Vested During 2023	(1,497,305)
Total Compensation Actually Paid (CAP)	$3,192,694
(4)	Because the Company was not listed at the time, equity awards included in CAP to CEO for 2020, 2021 and 2022 were valued based on the most recently published NAVs for each fiscal year end.
(5)	Average CAP to our other NEOs represents the average “Total Compensation” reported in the Summary Compensation Table for the applicable fiscal year, adjusted for 2023 as follows:
Reconciliation of SCT “Total Compensation” to Compensation Actually Paid (Other NEOs)
2023
SCT Total Compensation	$2,324,971
Minus: SCT Stock Awards Value	(749,981)
Plus: Fair Value as of 12/31 of Unvested Equity Awards Granted in 2023	99,341
Plus: Change in Fair Value of Unvested Equity Awards Granted in Prior Years	(87,854)
Plus: Fair Value of Equity Awards Granted and Vested in 2023	139,119
Plus: Change in Fair Value of Equity Awards Granted in Prior Years that Vested During 2023	(447,682)
Total Compensation Actually Paid (CAP)	$1,277,914
(6)
For the fiscal year ended December 31, 2023, the return represents the Company’s cumulative TSR with an initial investment of $100 on April 13, 2023, the first day on which our common shares began trading on the NYSE.

(7)
For the fiscal year ended December 31, 2023, the return represents the cumulative TSR of the FTSE NAREIT All Equity REITs index with an initial investment of $100 on April 13, 2023, the first day on which our common shares began trading on the NYSE.

(8)	See Appendix A to this proxy statement for our definitions of Net Debt and Normalized EBITDAre.

Financial Measures
Our executive compensation programs have significant pay for performance components. The metrics used for our annual cash incentive opportunities vary each year based on our annual business plan and since the Listing have focused on operational and strategic objectives, including evolving our portfolio towards the industrial sector and strengthening our balance sheet through, among other things, debt reduction and the execution of strategic dispositions. For the NEOs’ 2023 cash incentive opportunities, the Compensation Committee assessed management’s achievements relative to a scorecard that included twelve strategic objectives (the “2023 Scorecard”). While the Company executes this strategy, traditional REIT financial measures do not effectively assess our performance. In the Company’s assessment, the following represent the three most important financial performance measures used by the Company to link compensation actually paid to the Company’s NEOs for the most recently completed fiscal year to Company performance:
Significant Financial Performance Measures(1)
Net Debt to Normalized EBITDAre
Gross asset sales
Same store cash NOI
(1)	See Appendix A to this proxy statement for our definitions of Net Debt to Normalized EBITDAre and Same Store Cash NOI.
The following graphs illustrate the relationship of the compensation actually paid to our CEO and the average compensation actually paid to our other NEOs (each as set forth in the table above) to (i) our cumulative TSR and the TSR of FTSE NAREIT All Equity REITs index for the fiscal year ended December 31, 2023, assuming an initial fixed investment of $100 on April 13, 2023, the first day on which our common shares began trading on the NYSE, (ii) our net income (loss) for the fiscal years presented, and (iii) our Net Debt to Normalized EBITDAre for the fiscal years presented (in each case as set forth in the table above).

As illustrated in the graph below, the Company’s net income is impacted by non-cash charges and other non-cash items such as depreciation and amortization, and in the past two years by gains and losses from the execution of strategic dispositions, and transaction expenses related to the Listing. As a result, our Compensation Committee does not consider net income as a significant financial performance measure to determine executive compensation.

As mentioned above, the Compensation Committee used the 2023 Scorecard to assess the NEOs' achievements and determine their 2023 annual cash incentive opportunities. The 2023 Scorecard included operational and strategic objectives, such as successfully operating as a publicly listed company and maintaining strong bank relationships and establishing relationships with rating agencies (an important component of each being a focus on improving our Net Debt to Normalized EBITDAre ratio). In 2023, management achieved an improvement in the Company’s Net Debt to Normalized EBITDAre ratio from 7.7x to 6.2x.

RISK MITIGATION
The Compensation Committee with the assistance of Ferguson, its independent compensation consultant, conducts an annual risk assessment of our executive and non-executive compensation programs. The Compensation Committee determined, based on the analysis and conclusions presented by Ferguson, that our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2023
Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(1)
Equity compensation plans approved by security holders	141,704	$—	167,185
Equity compensation plans not approved by security holders	—	—	—
Total	141,704	$—	167,185
(1)	Reflects the one-for-nine reverse share split of the Company’s common shares that was effective as of March 10, 2023.

PROPOSAL 4 – APPROVE AN AMENDMENT TO PEAKSTONE REALTY TRUST SECOND AMENDED AND RESTATED EMPLOYEE AND TRUSTEE LONG-TERM INCENTIVE PLAN
Board of Trustees Recommendation
THE BOARD OF TRUSTEES UNANIMOUSLY RECOMMENDS A VOTE “FOR” PROPOSAL 4 TO APPROVE THE SHARE INCREASE AMENDMENT TO THE PEAKSTONE REALTY TRUST SECOND AMENDED AND RESTATED EMPLOYEE AND TRUSTEE LONG-TERM INCENTIVE PLAN.
Background
We are asking our shareholders to approve an amendment (the “Share Increase Amendment”) to our Peakstone Realty Trust Second Amended and Restated Employee and Trustee Long-Term Incentive Plan (the “Existing Plan”) which would make only the following material change to the Existing Plan:
•
Increase the aggregate number of common shares that may be issued pursuant to Awards under the Plan by 1,285,700 shares and correspondingly increase the maximum number of shares with respect to which incentive stock options may be granted.

Our Board of Trustees approved the Share Increase Amendment on April 5, 2023, upon recommendation of the Compensation Committee. The Share Increase Amendment is subject to shareholder approval. If our shareholders approve the Share Increase Amendment, it will become effective on the date of this Annual Meeting.
Purpose of Share Increase Amendment
The Share Increase Amendment will allow us to continue to grant equity-based long-term compensation which enables us to attract, retain and motivate highly-skilled talent, to align employee interests with those of our shareholders and to drive the long-term success of the Company.
As of April 15, 2024, 116,904 common shares remained available for issuance pursuant to Awards granted under the Plan, after giving effect to all outstanding Awards required to be settled in common shares but without giving effect to the 2024 Annual Awards described below, which may be settled in cash. Because we did not have sufficient shares available under the Existing Plan to cover our 2024 annual equity awards to our NEOs and all other employees for 2023 performance, on April 1, 2024, we granted annual restricted share unit awards to our NEOs and all other employees for 2023 performance that provide that the awards will be settled in cash, rather than shares, to the extent that the Company determines that the settlement of all or any portion of the awards then being settled (together with the issuance of shares subject to then outstanding share-settled awards under the Plan) would result in the issuance of shares in excess of the number of shares available for issuance under the Existing Plan (the “2024 Annual Awards”).
If our shareholders do not approve the Share Increase Amendment, (i) we will not have the ability to provide share-settled equity-based compensation, (ii) our ability to attract and retain talent may be impacted which could have an impact on our long-term success, and (iii) we will not have sufficient shares available under the Existing Plan to settle all of the 2024 Annual Awards in shares, and will instead have to settle those awards in cash to the extent that sufficient shares are not available under the Existing Plan. We use equity-based incentive awards in order to align the long-term interests of management with the interests of our shareholders, and we do not believe that cash awards provide the same degree of alignment with our shareholders as share-settled awards. In addition, granting cash-settled awards or settling awards in cash, or otherwise replacing share-based compensation with cash compensation, may limit our ability to use cash for other corporate and business purposes.

Rationale for Share Increase Amendment
The Board of Trustee’s recommendation was based on review of current market standards and analyses prepared by Ferguson Partners Consulting, its independent compensation consultant, in particular the following key factors and philosophies:
•	The proposed share increase under the Plan is less dilutive than comparable REIT benchmarks and the burn rate is well below the ISS benchmark
○	Our request to increase the number of shares by 3.25% is less than the average share request of more than 3.4% in the REIT industry over the past two years; and
○
Our three-year average burn rate (i.e., the number of shares granted in each fiscal year divided by the weighted average common shares outstanding for that fiscal year) is less than 0.40% and is well below the ISS benchmark of 1.05%.

•	Our Plan contains provisions that are consistent with best practices.
○	No Evergreen Provision;
○	No Discounted Options or Share Appreciation Rights;
○	No Repricing or Cash Buyouts Without Shareholder Approval;
○	No Liberal Share Recycling;
○	Restricted Transferability of Awards until vested;
○	No Automatic Grants to any individual; and
○	No Tax Gross-Ups.
Summary of Plan
A summary of the material terms of the Plan is set forth below. This summary is not intended to be complete and is qualified in its entirety by the full text of the Share Increase Amendment and the Plan, copies of which are attached to this proxy statement as Appendix B and Appendix C, respectively, and each of which is incorporated herein by reference.
General / Purpose
The Plan is an incentive compensation plan that provides for various share-based Awards. The Plan is not intended to be a “qualified plan” under Section 401(a) of the Code. The purposes of the Plan are to:
•	provide incentives to individuals chosen to receive share-based Awards because of their ability to improve operations and increase profits;
•	encourage selected persons to accept or continue employment or other service relationship with the Company or an affiliate of the Company; and
•	increase the interest of our trustees in the Company’s welfare through their participation in the growth in value of the Company’s shares.
Shares Available
The Existing Plan provides that the total number of shares that may be issued pursuant to Awards is equal to 777,778 shares. If approved by our shareholders, the Share Increase Amendment will increase the aggregate share authorization by 1,285,700 shares so that a total of 2,063,478 shares may be issued pursuant to Awards under the Plan. The maximum number of shares with respect to which incentive stock options may be granted under the Plan is equal to the lesser of the total number of shares that may be issued under Awards or 777,778 shares. If approved by our shareholders, the Share Increase Amendment will increase the maximum number of shares with respect to which incentive stock options may be granted under the Plan to 2,063,478 shares (subject to the overall share reserve under the Plan).
Any shares subject to Awards issued under the Plan which are terminated, cancelled or expire will again become available to grant in connection with an Award under the Plan.

Awards which are denominated in OP Units or LTIP Units will count against the number of shares available for issuance under the Plan only to the extent that such OP Units or LTIP Units are convertible into shares and on the same basis as the conversion ratio applicable to the OP Units or LTIP Units.
Any shares that are retained by the Company upon exercise or settlement of an Award in order to satisfy the exercise price in whole or in part, or to pay withholding taxes due with respect to such exercise or settlement, shall be treated as issued to the participant and will thereafter not be available under the Plan.
Termination
The Plan does not specify a certain termination date. Rather, it will terminate on the date determined by our Board of Trustees or by the committee of our Board of Trustees that administers the Plan.
Administration
The Compensation Committee of our Board of Trustees, or another committee if designated by our Board of Trustees, will administer the Plan. Compensation Committee members must meet the director independence standards set forth in the NYSE listing requirements and be “non-employee directors,” as that term is defined in the rules promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.
The Compensation Committee may, in its discretion, delegate some or all of its authority and duties under the Plan to such agents as it may appoint from time to time, except that only the Compensation Committee may grant or exercise discretion with respect to Awards to any of our officers who are subject to the reporting requirements of Section 16 of the Exchange Act.
Eligibility
The following persons are eligible to participate in the Plan:
•	all of our full-time employees;
•	our non-employee trustees;
•	executive officers and full-time employees of any of our affiliates; and
•
persons designated by the Compensation Committee as eligible for an Award (other than incentive stock options) because the person (i) performs bona fide consulting or advisory services for the Company or any affiliate of the Company pursuant to a written agreement (other than services in connection with the offer or sale of securities in a capital-raising transaction), and (ii) has a direct and significant effect on the financial development of the Company or any affiliate of the Company.

The selection of the participants who will receive Awards is entirely within the discretion of the Compensation Committee. As of April 15, 2024, 29 employees (including 3 executive officers), 4 non-employee trustees and zero consultants or advisors were eligible to receive Awards under the Existing Plan.
Types of Awards
The Plan authorizes the grant of the following types of Awards to all eligible participants:
Options. Each option granted under the Plan entitles the participant to purchase the number of shares specified at grant at a specified exercise price. Options may be either nonqualified stock options (“NQOs”) or incentive stock options (“ISOs”), which are intended to qualify for special tax treatment under Section 422 of the Code. ISOs may be granted only to eligible employees of the Company or its subsidiaries. The exercise price of any option must be equal to or greater than the fair market value of a common share on the date the option is granted. In addition, if the option is an ISO that is granted to a ten percent shareholder of the Company, the exercise price may be no less than 110% of the fair market value of a common share on the date such ISO is granted. The term of an option cannot exceed 10 years (or 5 years in the case of an ISO granted to a ten percent shareholder of the Company). A “ten percent shareholder” is a person who owns or is considered to own more than ten percent of the voting power of all share classes of the Company or any of its subsidiaries.
An option’s terms and conditions, including the number of shares to which the option pertains, exercise price, vesting and expiration of the option, are determined by the Compensation Committee and set forth in an award agreement. These provisions will be determined in the sole discretion of the Compensation Committee and need not be uniform among all options.

Payment for shares purchased upon exercise of an option must be made in full at the time of the exercise. The Compensation Committee will determine the methods by which the exercise price of an option may be paid, including without limitation, (a) in cash, (b) with common shares (including “cashless exercise” arrangements, if approved by the Compensation Committee and withholding of shares having a fair market value equal to the exercise price), (c) for participants other than officers and trustees of the Company, by a full recourse promissory note for some or all (to the extent permitted by law) of the exercise price, or (d) by a combination of allowable methods.
Share Appreciation Rights. A share appreciation right (“SAR”) is a right to receive the difference between (a) the grant price of the SAR, which will be at least equal to the fair market value of a common share on the date of grant, and (b) the fair market value of a common share on the date of exercise. Upon exercise of an SAR, a participant will be entitled to receive payment in an amount determined by multiplying (i) the difference described in the preceding sentence by (ii) the number of common shares with respect to which the SAR is exercised.
Freestanding and tandem SARs, or any combination, may be granted to participants. A freestanding SAR is an SAR that is granted independently of any option. A tandem SAR is an SAR that is granted in connection with an option, and the exercise of the SAR results in cancellation of the right to purchase a corresponding number of common shares under the related option (and when a common share is purchased under the option, a similar cancellation results under the tandem SAR). Each SAR grant will be set forth in an award agreement that will specify the exercise price, the term of the SAR and such other provisions as the Compensation Committee determines. The exercise price of a freestanding SAR will equal the fair market value of a common share on the date of grant. The exercise price of a tandem SAR will equal the exercise price of the related option.
Share Awards, Restricted Stock and Restricted Stock Units. Share Awards may be granted in the form of common shares, restricted common shares (“Restricted Stock”), or restricted units based on the value of our common shares. Restricted Stock is a common share granted to a participant that does not become freely transferable until any applicable conditions have been satisfied and any period of restriction has expired. An RSU is a bookkeeping unit, the value of which corresponds to one common share. An RSU does not become payable until any applicable conditions have been satisfied and any period of restriction has expired.
Each grant of Restricted Stock or RSUs will be evidenced by an award agreement that will specify the period of restriction and other conditions that must be satisfied before the Restricted Stock becomes transferable or the RSUs are paid, the number of common shares (or units tied to the value of a common share) granted, and such other provisions as the Compensation Committee will determine. Restrictions and conditions may include restrictions based upon the achievement of specific performance goals and time-based restrictions on vesting following the attainment of the performance goals.
Except as otherwise provided in the award agreement or the Plan, shares of Restricted Stock are not freely transferable by the participant unless the applicable conditions have been satisfied and any applicable period of restriction has expired. RSUs will be paid following the close of any period of restriction provided the applicable conditions are satisfied in the form of cash, common shares, other securities or other property as determined by the Compensation Committee. Restricted Stock or RSUs will be forfeited to the extent that the applicable conditions or restrictions are not satisfied during any period of restriction. Neither Restricted Stock nor RSUs may be transferred for value, encumbered or disposed of (other than pursuant to will or the laws of descent) until the applicable conditions have been satisfied and any applicable period of restriction has expired.
Participants generally will not have the right to vote shares of Restricted Stock or RSUs during the period of restriction. Unless otherwise determined by the Compensation Committee in the award agreement, cash distributions with respect to Restricted Stock will be paid to the recipient of the award of Restricted Stock on the normal distribution payment dates, and distributions payable in common shares will be paid in the form of Restricted Stock having the same terms as the Restricted Stock upon which such distribution is paid.
Distribution Equivalent Rights. The Compensation Committee has the authority to grant Distribution Equivalent Rights to participants upon the terms and conditions as the Compensation Committee may establish (subject to the limits set forth in the Plan). Each Distribution Equivalent Right entitles a holder to receive, for a period of time to be determined by the Compensation Committee, a payment equal to the periodic distributions declared and paid by the Company on one common share. To the extent the Compensation Committee deems advisable, it will structure the Distribution Equivalent Rights such that they are either exempt from or compliant with Code Section 409A. The Compensation Committee will determine at the time of grant whether payment pursuant to a Distribution Equivalent Right shall be immediate or deferred.

Performance-Based Awards. A “performance-based award” is any option, SAR, or other award granted under the Plan that the Compensation Committee designates as a performance-based award and that is contingent on the achievement of certain pre-established performance goals and the satisfaction of any other material conditions. At the beginning of the performance period, in addition to the determinations to be made by the Compensation Committee as described above for any particular type of award, the Compensation Committee will determine the size of the award to be granted to the participant, the performance period, and the performance goals. At the end of the performance period, the Compensation Committee will determine the degree of achievement of the performance goals, which will determine the payout. No performance-based award will be earned, vested or paid until the Compensation Committee certifies that the performance goals and any other material conditions were satisfied. The Compensation Committee may set performance goals using any individual, alternative or combination of the criteria described below in the section titled “Performance Goals under the Plan.” Such performance goals may be applied to the Company as a whole or to a business unit or affiliate, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarters’ or years’ results or to a designated comparison group, any of which may be measured on an aggregate or per share basis.
Other Equity-Based Awards. The Compensation Committee may grant any other type of award that entitles a participant to receive common shares or rights or units valued in whole or in part by reference to, or otherwise based on, common shares or distributions on common shares, including, without limitation, OP Units and, with respect to participants in the Plan who render services to or for the benefit of the Company, including its subsidiaries, LTIP Units. LTIP Units are intended to qualify as “profits interests” within the meaning of applicable Internal Revenue Service guidance.
Non-Employee Trustee Awards
The Compensation Committee may provide that all or a portion of a non-employee trustee’s annual retainer, meeting fees and/or other Awards or compensation be payable in the form of NQOs, Restricted Stock, RSUs, and other share-based Awards, subject to the limits set forth below. Our Board of Trustees will determine the terms and conditions of any such Awards, including those that apply upon the termination of a non-employee trustee’s service as a member of the Board of Trustees. Other than with respect to their retainer and other fees, our Board of Trustees may also grant to our non-employee trustees the same types of Awards (other than ISOs) under the Plan that are granted to other participants, upon such terms as the Board of Trustees may determine.
The maximum number of common shares subject to Awards granted during a single fiscal year to any non-employee trustee, together with any cash fees paid to such non-employee trustee during the fiscal year, cannot exceed a total value of $400,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes).
Performance Goals
Under the Plan, any Award may, but need not, be subject to the satisfaction of one or more performance goals. Performance-based compensation will be awarded if the Compensation Committee determines that such Awards are in the best interest of the Company and its shareholders. Performance goals for Awards will be determined by the Compensation Committee and will be designed to support our business strategy and align executives’ interests with shareholder interests.
Performance-based Awards will be subject to performance goals based on one or more of the following business criteria as applied, in the Compensation Committee’s discretion: earnings before any one or more of the following: interest, taxes, depreciation or amortization; net income (loss) (either before or after interest, taxes, depreciation and/or amortization); changes in the market price of the Company’s common shares (on a per share or aggregate basis); economic value added; funds from operations or similar measure; sales or revenue; acquisitions or strategic transactions; operating income (loss); cash flow (including, but not limited to, operating cash flow and free cash flow); return on capital, assets, equity, or investment; shareholder returns (including total returns calculated to include aggregate share appreciation and total dividends paid, assuming full reinvestment of dividends, during the applicable period); cash available; return on sales; gross or net profit levels; productivity; expense levels or management; margins; operating efficiency; customer/tenant satisfaction; working capital; earnings (loss) per common share; revenue or earnings growth; number of securities sold; the Company’s ranking against selected peer groups; “same-store” performance from period to period; leasing or occupancy rates; number of properties under management; objectively determinable capital deployment; objectively determined expense management; performance against budget; reduction of debt or borrowing costs; early extinguishment of debt; disposition of properties or other assets or entities; sales or market shares; number of customers; productivity of employees as measured by revenues, cost, or earnings per employee; establishment of a trading market for the Company’s common shares; geographic footprint; various “non-GAAP” financial and operational measures customarily used in evaluating the performance of REITs; other performance goals established by the Compensation Committee from time to time; or any combination of the foregoing.
Performance goals may be expressed on an absolute or relative basis, and based on comparisons to internal targets, the past performance of the Company (or a segment thereof), or the past or current performance of other companies. The Compensation Committee may appropriately adjust any evaluation of performance to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) discontinued operations, and (vi) extraordinary, unusual or infrequently occurring items.
Amendments to the Plan
The Board of Trustees or the Compensation Committee must obtain shareholder approval to adopt any significant amendments to the Plan, including those:
•	increasing the number of shares issuable under the Plan;
•	resulting in repricing options or SARs or otherwise increasing the benefits accruing to participants or to our non-employee trustees;
•	modifying the requirements for eligibility; or
•	adversely affecting any Award previously granted under the Existing Plan, without the written consent of the affected participant.
The Compensation Committee also must obtain shareholder approval if the Compensation Committee believes shareholder approval is necessary or advisable to:
•	permit Awards to be exempt from liability under Section 16(b) of the Exchange Act;
•	comply with the listing or other requirements of an automated quotation system or stock exchange; or
•	satisfy any other tax, securities or other applicable laws, policies or regulations.
Except as specified above, our Board of Trustees or the Compensation Committee may make certain less significant amendments to the Plan at any time as it deems necessary.
Amendments to Awards
The Compensation Committee may generally amend, modify or terminate any outstanding award, provided that no amendment can:
•	reduce or diminish the value of the award without the participant’s consent;
•	extend the original term of an option or SAR without shareholder approval; or
•
reduce the exercise price of an option or SAR, or cancel an option or SAR in exchange for cash or other Awards or options or SARs with an exercise price that is less than the exercise price of the cancelled options or SARs, without prior shareholder approval.

Change in Control
An employee’s employment agreement may have other terms which control in the event of a change in control of the Company (as defined in the Plan), to the extent (i) the successor entity does not assume the Awards or substitute an “alternative award,” or (ii) the participant’s employment with the successor entity is terminated without cause within one year following such change in control:

•	all options and SARs will fully vest;
•	all restrictions applicable to any unvested Awards will lapse and the Awards subject to those restrictions will fully vest; and
•
unless otherwise determined by our Board of Trustees or the Compensation Committee in its sole discretion prior to the change in control, the value of all vested Awards will be cashed out at the “change in control price” as defined in the Plan.

Notwithstanding the foregoing, our Board of Trustees or the Compensation Committee may impose additional conditions on the acceleration or valuation of any award in any applicable award agreement upon a change in control.
To qualify as an “alternative award,” the new rights to be substituted by the successor entity must (i) be based on common shares traded on an established public securities market, (ii) provide rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under the replaced award, (iii) have substantially equivalent economic value, (iv) provide that in the event that the participant’s employment is terminated for death or disability or is terminated without cause within one year following a change in control, all restrictions applicable to any Awards will lapse and the Awards will fully vest, and (v) not result in adverse tax consequences to the participant under Section 409A of the Code.
Changes in Capitalization; Corporate Transactions
The number and price of shares covered by each award and the total number of shares that may be awarded under the Plan will be proportionately adjusted to reflect certain changes in capitalization of the Company. In the event of certain corporate transactions involving the Company or its securities, Awards granted under the Plan will automatically be deemed to pertain to the securities and other property to which a holder of the number of shares covered by the award would have been entitled to receive in connection with any such event.
Termination of Employment
Subject to the terms of an employee’s employment agreement, the Compensation Committee will establish, in respect of each award when granted, the effect of a termination of employment on the rights and benefits under such award and in so doing may, but need not, make distinctions based upon the cause of termination (such as retirement, death, disability or other factors) or which party effected the termination (the employer or the employee). All Awards granted to a trustee, whether or not an employee, will lapse on the date the trustee ceases to be a trustee of the Company as a result of his removal for “cause,” as defined in the Plan. The Compensation Committee may decide in its discretion at the time of any termination of employment (or within a reasonable time thereafter) to extend the exercise period of an award (subject to the limits set forth in the Plan).
Compliance with the Company’s Insider Trading Policy Statement
Shares received from Awards granted under the Plan are subject to the Company’s Insider Trading Policy, as may be amended from time to time. Prior to selling any shares acquired pursuant to Awards granted under the Plan, participants should ensure that such transactions are permissible under the Insider Trading Policy and, in particular, that he or she does not possess material, nonpublic information at such time.
Certain Federal Income Tax Consequences
The following is a brief description of the principal United States federal income tax consequences related to grants made under the Plan and certain other United States federal income tax issues. It is not intended as tax advice to participants, who should consult their own tax advisors.
NQOs. A participant will not be subject to tax at the time a NQO is granted, and no tax deduction will then be available to the Company. Upon the exercise of a NQO, an amount equal to the difference between the exercise price and the fair market value of the shares acquired on the date of exercise will be included in the participant’s ordinary income and the Company will generally be entitled to deduct the same amount. Upon disposition of shares acquired upon exercise, appreciation or depreciation after the date of exercise will generally be treated by the participant or transferee of the NQO as either capital gain or capital loss.

ISOs. A participant will not be subject to regular income tax at the time an ISO is granted or exercised, and no tax deduction will then be available to the Company; however, the participant may be subject to the alternative minimum tax on the excess of the fair market value of the shares received upon exercise of the ISO over the exercise price. Upon disposition of the shares acquired upon exercise of an ISO, capital gain or capital loss will generally be recognized in an amount equal to the difference between the sale price and the exercise price, as long as the participant has not disposed of the shares within two years after the date of grant or within one year after the date of exercise and has been employed by us at all times from the grant date until the date three months before the date of exercise (one year in the case of permanent disability). If the participant disposes of the shares without satisfying both the holding period and employment requirements, the participant will recognize ordinary income at the time of the disposition equal to the excess of the amount realized over the exercise price but, in the case of a failure to satisfy the holding period requirement, not more than the excess of the fair market value of the shares on the date the ISO is exercised over the exercise price, with any remaining gain or loss being treated as capital gain or capital loss.
The Company is not entitled to a tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
LTIP Units. Participants generally are not expected to recognize taxable income at the time of the grant of LTIP Units or the vesting of those units, provided that (i) the LTIP Units qualify as “profits interests” within the meaning of the Code and related IRS guidance; (ii) the participant does not dispose of the LTIP Units within two years after issuance; and (iii) certain other requirements are met. As a holder of LTIP Units, however, a participant will be required to report on his or her income tax return his or her allocable share of our Operating Partnership’s income, gains, losses, deductions and credits in accordance with the partnership agreement of our Operating Partnership, regardless of whether our Operating Partnership actually makes a distribution of cash to the participant. Upon the exchange of the LTIP Units (or the common partnership units into which the LTIP Units may be convertible) for common shares, or the sale of such units, the participant will generally recognize gain or loss to the extent that the amount the participant receives plus the portion of our Operating Partnership’s liabilities allocated to such units exceeds the participant’s tax basis in such units. The gain may be taxable (in whole or in part) at capital gain rates if complex holding period requirements (generally a minimum of three years) are met, but may be subject to tax at higher rates depending on the assets of our Operating Partnership at the time of such disposition. The tax consequences may be similar with respect to any redemption by our Operating Partnership of such interests in exchange for cash. Generally, no deduction is available to the Company upon the grant, vesting or disposition of the LTIP Units.
Other Awards. The current federal income tax consequences of other Awards authorized under the Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NQOs; nontransferable Restricted Stock subject to a substantial risk of forfeiture results in ordinary income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant pursuant to an election under Section 83(b) of the Code); RSUs, Distribution Equivalent Rights and unrestricted share Awards are generally subject to tax at ordinary income rates at the time of payment. Compensation otherwise effectively deferred is taxed when paid (other than employment taxes which are generally paid at the time such compensation is deferred or vested). In each of the foregoing cases, the Company will generally have a corresponding deduction at the time the participant recognizes ordinary income, subject to Section 162(m) with respect to covered employees.
Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for certain executive officers. As a REIT, we generally are entitled to a deduction from our taxable income for dividends that we pay currently to our shareholders. To meet the REIT requirements and to eliminate our income tax liability at the REIT level, we generally distribute all, and sometimes more than all, of our taxable income. If we distribute amounts to shareholders in excess of our tax earnings and profits, those excess amounts are a return of capital to our shareholders for tax purposes, rather than taxable dividends. Thus, any non-deductibility of compensation paid by us is not expected to result in increased tax liability to the Company, but might require us to make increased distributions to shareholders or might result in a greater portion of our distributions being taxable to shareholders as dividends (rather than as a return of capital).

Section 280G of the Internal Revenue Code. If Awards under the Plan are granted, vest or are paid contingent on a change in control or a subsequent termination of employment, some or all of the value of the award may be considered an “excess parachute payment” under Section 280G of the Code, which would result in the imposition of a 20 percent federal excise tax on the recipients of the excess parachute payments and a loss of our deduction for the excess parachute payments.
Section 409A of Code. Certain types of Awards under the Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such Awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Plan and Awards granted under the Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.
Plan Benefits
Grants under the Plan are generally within the discretion of the Compensation Committee. Therefore, other than with respect to Awards to our non-employee trustees granted pursuant to the Non-Employee Trustee Compensation Policy, it is not possible to determine the future grants that will be made under the Plan.
The table below sets forth the aggregate grant value of Awards that all non-employee trustees as a group are expected to receive in 2024 pursuant to the Non-Employee Trustee Compensation Policy. If our shareholders do not approve the Share Increase Amendment, we expect that sufficient shares will be available for issuance to our non-employee trustees at the annual meeting under the Plan.
Name and Position	Dollar Value	Number of Units
Named Executive Officers:
Michael J. Escalante, Chief Executive Officer and President	—	—
Javier F. Bitar, Chief Financial Officer and Treasurer	—	—
Nina Momtazee Sitzer, Chief Operating Officer, Chief Legal Officer, and Secretary	—	—
Louis K. Sohn, Executive Vice President	—	—
Scott Tausk, Executive Vice President	—	—
All current executive officers, as a group	—	—
All non-executive officer trustee nominees, as a group:	$420,000	—
All non-executive officer employees as a group	—	—
History of Grants Under the Plan
The table below sets forth summary information concerning the number of shares subject to Awards granted to certain persons under the Plan since its inception through April 15, 2024. The per share market value of our common shares on April 15, 2024 was $13.36.
Name and Position	Restricted Stock Units (#)
Named Executive Officers:
Michael J. Escalante, Chief Executive Officer and President	465,888
Javier F. Bitar, Chief Financial Officer and Treasurer	133,372
Nina Momtazee Sitzer, Chief Operating Officer, Chief Legal Officer, and Secretary	101,640
Louis K. Sohn, Executive Vice President	35,687
Scott Tausk, Executive Vice President	69,380
All current executive officers, as a group	700,900
Current Non-Employee Trustees
Gregory M. Cazel	7,651

Name and Position	Restricted Stock Units (#)
Carrie DeWees	2,270
Samuel Tang	7,318
Casey Wold	3,784
All current non-employee trustees, as a group	21,023
Each associate of any such trustees, executive officers or nominees	—
Each other person who received or is to receive 5% of such options or rights	—
All current non-executive officer employees, as a group	242,367
Registration
We intend to file a registration statement on Form S-8 with the SEC with respect to the Share Increase Amendment to cover shares issuable under the Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
General
Our Board of Trustees has adopted a written policy regarding transactions with related persons, which we refer to as our Related Party Transactions Policy. Our Related Party Transactions Policy requires that a “related party,” which is defined as (i) any person who is or was a trustee, nominee for trustee, or executive officer of the Company at any time since the beginning of the last applicable fiscal year, even if such person does not presently serve in that role; (ii) any person known by the Company to be the beneficial owner of more than 5% of the Company’s common shares when the related party transaction in question is expected to occur or exist (or when it occurred or existed); and (iii) any person who is or was an immediate family member of any of the foregoing when the related party transaction in question is expected to occur or exist (or when it occurred or existed), must promptly disclose any “related party transaction” (defined as any transaction directly or indirectly involving any related party that is required to be disclosed under Item 404(a) of Regulation S-K) to the Chief Legal Officer. Related party transactions must be approved or ratified by either the Nominating and Corporate Governance Committee or the full Board of Trustees.
Administrative Services Agreement
The Administrative Services Agreement was terminated on October 6, 2023 and is no longer in place.
However, prior to Listing, and in connection with the transaction that resulted in the internalization of the Company’s management in December 2018 (the “Self-Administration Transaction”), the Company, Operating Partnership, Griffin Capital Essential Asset TRS, Inc. and Griffin Capital Real Estate Company, LLC (n/k/a PKST Management Company, LLC) (“Management Company”), on the one hand, and GCC and Griffin Capital, LLC (“GC LLC” and, together with GCC, the “Griffin Entities”), on the other hand, entered into that certain Administrative Services Agreement dated December 14, 2018 (as amended, the “ASA”), pursuant to which the Griffin Entities provided certain operational and administrative services to the Company at cost. Under the ASA, the Company paid GCC LLC a monthly amount based on the actual costs anticipated to be incurred by GCC LLC for the provision such of services such items were terminated from the ASA. Such costs were reconciled periodically and a full review of the costs was performed at least annually. In addition, the Company directly paid or reimbursed GCC LLC for the actual cost of any reasonable third-party expenses incurred in connection with the provision of such services. In 2023, we paid fees to GCC under the ASA in the aggregate amount of approximately $0.6 million.
Registration Rights Agreement
In connection with the Self-Administration Transaction, we assumed, as the successor of EA-1 and its operating partnership, a registration rights agreement (the “Original Registration Rights Agreement”) dated December 14, 2018, among EA-1, its operating partnership and GC LLC. On August 2, 2023, we, our Operating Partnership and GC LLC entered into an amended and restated registration rights agreement (the “Amended and Restated Registration Rights Agreement”), which amended certain terms of the Original Registration Rights Agreement. Pursuant to the Amended and Restated Registration Rights Agreement, GC LLC (or certain affiliated successor holders) has the right to request that we register for resale, under the Securities Act, our common shares issued or issuable to such holder and GC LLC has the right to request that we register for resale, under the Securities Act, our common shares issued or issuable to certain successor holders. The Amended and Restated Registration Rights Agreement also grants GC LLC (or certain affiliated successor holders) certain “piggyback” registration rights related to certain registered offerings of our common shares.
Redemption of OP Units
In connection with the Self-Administration Transaction, GC LLC, an entity controlled by our former Executive Chairman, Kevin A. Shields, and an affiliate of the sponsor of EA-1, GCC LLC, received OP Units (approximately 2.7 million taking into effect the 9-to-1 reverse split) as consideration in exchange for the sale to EA-1 of the advisory, asset management and property management business of Management Company. On December 15, 2023, GC LLC elected to redeem 209,954 OP Units pursuant to the terms of our Operating Partnership’s operating agreement, and we satisfied such redemption request with our common shares.

Office Sublease
Effective September 1, 2021, the Company entered into a sublease with GCC (the “Sublease”) for the building located at 1520 E. Grand Ave, El Segundo, CA (the “Building”), which is the location of our corporate headquarters and where we conduct day-to-day business. The Building is part of a campus that contains other buildings and parking (the “Campus”). The Sublease also entitles us to use certain common areas on the Campus. The Campus is owned by GCPI, LLC (“GCPI”), and the Building is master leased by GCPI to GCC. GCC is the sublessor under the Sublease. Kevin Shields, our former Executive Chairperson, is the Chief Executive Officer of and controls GCC and is also affiliated with GCPI.
Effective February 29, 2024, we assigned the Sublease to our Operating Partnership. On March 1, 2024, our Operating Partnership and GCC entered into a first amendment to the Sublease that, among other things, extended the term of the Sublease through June 30, 2026. For the fiscal year ended December 31, 2023, we paid $0.7 million under the Sublease.
Fees for Legal Counsel
The Company paid certain legal fees incurred by Kevin Shields, our former Executive Chairman, in connection with the evaluation and analysis of various strategic initiatives pursued by the Company beginning in 2021 and through Listing, and their potential impact on his OP Units. For fiscal year 2023, the fees for this counsel were approximately $0.4 million.

INFORMATION ABOUT THE 2024 ANNUAL MEETING OF SHAREHOLDERS
The accompanying proxy is solicited by and on behalf of the Board of Trustees for use at the annual meeting of our shareholders and at any adjournment or postponement thereof. In accordance with rules and regulations adopted by the SEC, we have elected to furnish our proxy materials to shareholders by providing access to such materials on the Internet. Accordingly, on or about April 29, 2024, an Internet Availability Notice has been mailed or emailed (depending on each shareholder’s preference) to the majority of our shareholders, and we have furnished paper copies of our proxy materials to certain shareholders. We will also send our proxy materials to shareholders who have requested paper or electronic copies pursuant to the instructions contained in the Internet Availability Notice.
Purpose of the Meeting and Board Recommendations
Q:	What is the purpose of the meeting?
A:	At the meeting, you will be asked to consider and vote upon four proposals:
•	Proposal 1: The election of five trustees, each to serve until the 2025 annual meeting of shareholders and until their successors are duly elected and qualify.
OUR BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1.
•	Proposal 2: The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024.
OUR BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2.
•	Proposal 3: The approval of, on an advisory (non-binding) basis, the compensation paid to the Company’s named executive officers as described in this proxy statement.
OUR BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3.
•	Proposal 4: The approval of an amendment to the Peakstone Realty Trust Second Amended and Restated Employee and Trustee Long-Term Incentive Plan as described in this proxy statement.
OUR BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 4.
Such other business as may properly come before the annual meeting or any postponement or adjournment thereof.
Our Board of Trustees is not aware of any matters that may be acted upon at the annual meeting other than the matters set forth in the first four bullet points listed above.
Questions about the annual meeting and voting
Q:	When and where will the annual meeting be held?
A:	Our 2024 annual meeting of shareholders will be held on June 18, 2024 at 9:00 A.M. (PT).
Q:	How do I attend the annual meeting?
A:
To provide all of our shareholders an opportunity to participate in our 2024 annual meeting, the meeting will be held as a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/PKST2024. You will need the 16-digit control number which can be found on your Internet Availability Notice, your proxy card, or included with your voting instruction form provided by your bank, broker or other nominee if you hold your common shares in street name, as applicable. You may log into the meeting website beginning 15 minutes before the commencement of the meeting.

Q:	What if I have technical difficulties getting into the meeting?
A:
If you encounter any technical difficulties with the virtual meeting platform during the check-in process or during the meeting, please call the phone numbers that will be available on the meeting website at www.virtualshareholdermeeting.com/PKST2024 for assistance beginning at 8:45 a.m. (PT), and until the meeting is finished.

Q:	How many votes do I have?
A:	Each outstanding common share entitles its holder to cast one vote with respect to each matter to be voted upon at the annual meeting.
Q:	Who can vote at the meeting?
A:
Shareholders of record as of the close of business on April 16, 2024 (i.e., the record date) are entitled to receive notice of the annual meeting and to vote the common shares that they hold on that date. As of the record date, we had 36,346,621 common shares issued, outstanding and eligible to vote.

Q:	Who is the shareholder of record?
A: •	You are the shareholder of record for all shares registered directly in your name with our transfer agent, Computershare Trust Company, N.A.
•
The organization holding your account is the shareholder of record for all shares held in an account at a brokerage firm, bank, broker-dealer, or other similar organization (and you are the beneficial owner of those shares).

Q:	How can I vote if I am the shareholder of record?
A:
If you are the shareholder of record, the Company sent you the Internet Availability Notice or your proxy card, as applicable, and you may authorize a proxy to vote your shares in any of the following ways:

•
via the Internet at the address printed on the Internet Availability Notice and by entering the 16-digit control number that appears on such Internet Availability Notice or on your proxy card, as applicable;

•	via telephone by calling the toll-free number printed on your proxy card, if provided or requested, and following the recorded prompts; or
•	via mail, by completing, signing, dating and returning your proxy card, if provided or requested, in the included return envelope.
Q:	How can I vote if my shares are in street name?
A:
If your shares are held in “street name,” the organization holding your shares sent you the Internet Availability Notice. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account pursuant to the “vote instruction form” that is located in the paper or email copies of the proxy materials that can be obtained pursuant to the instructions contained in the Internet Availability Notice.

If you hold your shares in street name, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee in order to ensure your shares are voted in the way you would like. If you do not provide voting instructions to your bank, broker or other nominee, whether your shares can be voted by such person will depend on the type of item being considered for vote as follows: (i) non-routine matters (i.e., Proposal One(election of trustees), Proposal Three (the advisory vote on executive compensation) and Proposal Four (approval of the plan amendment)) may not be voted on by brokers, banks or other nominees who have not received specific voting instructions from beneficial holders, and (ii) routine matters (i.e., Proposal Two (the advisory (non-binding) ratification of the appointment of the independent registered public accounting firm) may be voted on by banks, brokers and other nominees without voting instructions from beneficial holders.
Q:	What is a “broker non-vote”?
A:
A broker non-vote occurs when shares held by a bank, broker or other nominee in “street name” for a beneficial owner are not voted with respect to a particular proposal because the bank, broker or other nominee (i) has not received voting instructions from the beneficial owner and (ii) lacks discretionary voting power to vote those shares.

Q:	How will my proxies be voted?
A:
Shares represented by valid proxies will be voted in accordance with the directions given on the relevant proxy card. If a proxy card is signed and returned without any directions given, the individuals named on the card as proxy holders will vote “FOR” Proposals One, Two, Three and Four. If any other matters are properly presented at the meeting, the proxies may vote your shares in accordance with their discretion.

Q:	How can I change my vote or revoke my proxy?
A:
You have the unconditional right to revoke your proxy at any time before it is exercised (i) by submitting a later-dated proxy (via mail, the Internet or telephone, as applicable), (ii) by attending the annual meeting and voting or (iii) by written notice addressed to: Peakstone Realty Trust, Attention: Secretary, 1520 E. Grand Avenue, El Segundo, California 90245. Attendance at the annual meeting will not, by itself, revoke a duly executed proxy. If your shares are held by a broker, bank or any other persons holding shares on your behalf, you must contact that institution to revoke a previously authorized proxy.

Q:	What vote is required to approve each proposal?
A:
Election of Trustees. The election of each nominee for trustee requires the affirmative vote of a plurality of all the votes cast by shareholders entitled to vote on such proposal who are present in person via the live webcast or by proxy at the annual meeting at which a quorum is present. Under this plurality system, until all vacancies are filled, trustee positions are filled by nominees who receive the greatest number of “FOR” votes at the annual meeting even if a nominee does not receive a majority of all votes represented and entitled to be cast. Cumulative voting is not permitted.

Ratification of Appointment of Independent Accounting Firm. The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024 requires the affirmative vote of a majority of all the votes cast by shareholders entitled to vote on such proposal who are present in person via the live webcast or by proxy at the annual meeting at which a quorum is present. In the event that this matter is not ratified by our shareholders, the Audit Committee will reconsider whether or not to retain our independent registered public accounting firm at its next scheduled meeting.
Approval of Say on Pay. Approval of the advisory (non-binding) vote on the compensation paid to our NEOs (“say on pay”) requires the affirmative vote of a majority of all the votes cast by shareholders entitled to vote on such proposal who are present in person via the live webcast or by proxy at the annual meeting at which a quorum is present.
Approval of Plan Amendment: Approval of the amendment to the Peakstone Realty Trust Second Amended and Restated Employee and Trustee Long-Term Incentive Plan requires the affirmative vote of a majority all the votes cast by shareholders entitled to vote on such proposal who are present in person via the live webcast or by proxy at the annual meeting at which a quorum is present.
Q:	What constitutes a “quorum”?
A:
The presence at the annual meeting, in person via the live webcast or by proxy, of shareholders entitled to cast a majority of all the votes entitled to be cast at the meeting on any matter constitutes a quorum.

Q:	How are abstentions and broker non-votes treated?
A:
Pursuant to Maryland law, abstentions and broker non-votes for all four proposals are counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes, as applicable, will have no impact on the outcome of any of the four proposals, as they are not counted as votes cast.

Q:	Who will bear the costs of soliciting votes for the meeting?
A:
The expenses of preparing, assembling, printing and mailing the Internet Availability Notice, this proxy statement and the materials used in the solicitation of proxies, as applicable, will be borne by the Company. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our trustees and officers who will not receive any additional compensation for such solicitation activities. We do not anticipate paying any compensation to any other party for the solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners. The Company may retain the services of a proxy solicitation firm if, in the Board of Trustees’ view, it is deemed necessary or advisable. Although the Company does not currently expect to retain such a firm, it estimates that the fees of such firm could be approximately $25,000, plus out-of-pocket expenses, all of which would be paid by the Company.
Q:	What if I receive only one Internet Availability Notice, or, if applicable, set of proxy materials, although there are multiple shareholders at my address?
A:
The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements, annual reports to shareholders and Internet Availability Notices, which allows us to send a single set of any annual report, proxy statement and/or Internet Availability Notice to any household at which two or more shareholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each shareholder subject to householding that receives proxy materials will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report, proxy statement or Internet Availability Notice, as applicable, to a shareholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Peakstone Realty Trust, Attention: Secretary, 1520 E. Grand Avenue, El Segundo, California 90245 or call us at (310) 606-3200. Also, if your household currently receives multiple copies of disclosure documents and you would like to receive just one set, please contact us at the same address and phone number.
Q:	Can I submit questions at the annual meeting?
A:
Yes, shareholders with a valid 16-digit control number who attend the annual meeting will have an opportunity to submit questions live via the Internet during a designated portion of the annual meeting.

SHAREHOLDER PROPOSALS
If any shareholder wishes to propose a matter for consideration at our 2025 annual meeting of shareholders, the proposal must be mailed to our Secretary at Peakstone Realty Trust, 1520 E. Grand Avenue, El Segundo, California 90245 in accordance with the SEC’s shareholder proposal rule (Rule 14a-8 of the Exchange Act) and the advance notice provisions of our bylaws.
To be eligible under the SEC’s shareholder proposal rule (Rule 14a-8 of the Exchange Act) for inclusion in our 2025 annual meeting proxy statement and form of proxy to be made available in 2025, the proposal must be received by our Secretary on or before December 30, 2024. Failure to deliver a proposal in accordance with this procedure may result in it not being deemed timely received.
Our bylaws provide that, for any nomination or other business to be properly brought by a shareholder before our 2025 annual meeting of shareholders, the shareholder must give proper notice to our Secretary not earlier than November 30, 2024 nor later than 5:00 p.m., Pacific Time, on December 30, 2024; provided, however, that if the date of the 2025 annual meeting is advanced or delayed by more than 30 days from the first anniversary date of this annual meeting, in order for the notice to be timely, notice must be delivered not earlier than the 150th day prior to the date of the 2025 annual meeting and not later than 5:00 p.m., Pacific Time, on the later of the 120th day prior to the date of the 2025 annual meeting, as originally convened, or the 10th day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an annual meeting will not commence a new time period for the giving of a shareholder’s notice. Notwithstanding the foregoing, if the number of trustees to be elected to the Board of Trustees is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date the Company’s proxy statement is released to shareholders for the preceding year’s annual meeting, a shareholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary of the Company at the principal executive offices of the Company not later than 5:00 p.m., Pacific Time, on the 10th day following the day on which such public announcement is first made by the Company.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules under the Exchange Act, shareholders who intend to solicit proxies in support of trustee nominees other than the Company’s nominees must provide notice that sets forth the information required by our bylaws and Rule 14a-19 under the Exchange Act.
Shareholders must send any notices to the Secretary at Peakstone Realty Trust, 1520 E. Grand Avenue, El Segundo, California 90245.

ANNUAL REPORT
Our 2024 Annual Report (which includes our Annual Report on Form 10-K for the year ended December 31, 2023, including financial statements audited by Ernst & Young, our independent registered public accounting firm, and Ernst & Young’s report thereon) is available to our shareholders on the Internet as described in the Internet Availability Notice. In addition, a copy of our 2024 Annual Report will be sent to any shareholder without charge (except for exhibits, if requested, for which a reasonable fee will be charged), upon written request to: Peakstone Realty Trust, Attention: Secretary, 1520 E. Grand Avenue, El Segundo, California 90245. Our 2024 Annual Report is also available and may be accessed free of charge at our website at www.pkst.com and is filed by us electronically with the SEC and available at its website, www.sec.gov.

OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the annual meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by shareholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board of Trustees or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.
BY ORDER OF THE BOARD OF TRUSTEES

Nina Momtazee Sitzer
Chief Operating Officer, Chief Legal Officer, and Secretary

El Segundo, California
April 29, 2024

APPENDIX A
NON-GAAP FINANCIAL MEASURES AND CERTAIN OTHER DEFINITIONS
Net Debt
Net Debt is a non-GAAP financial measure calculated as total consolidated debt plus unconsolidated debt, if applicable, less cash and cash equivalents (excluding restricted cash).
EBITDAre
EBITDAre is defined by The National Association of Real Estate Investment Trusts (“NAREIT”) as follows: (a) GAAP Net Income plus (b) interest expense plus (c) income tax expense plus (d) depreciation and amortization plus/minus (e) losses and gains on the disposition of depreciated property, including losses/gains on change of control plus (f) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, plus (g) adjustments to reflect the entity’s share of EBITDAre of consolidated affiliates. We use EBITDAre as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. We believe this measure is helpful to investors because it is a direct measure of the actual operating results of our properties. However, because EBITDAre is calculated before recurring cash charges, including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Accordingly, EBITDAre should not be considered an alternative to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity or as an alternative to net income, as computed in accordance with GAAP. EBITDAre may not be comparable to similarly titled measures of other companies.
Normalized EBITDAre
Normalized EBITDAre is a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDAre, as define by the Company, represents EBITDAre (as defined by NAREIT), modified to exclude nonroutine items such as acquisition-related expenses, employee separation expenses and other items that we believe are not indicative of the performance of our portfolio. Normalized EBITDAre also excludes the Normalized EBITDAre impact of properties sold during the period and extrapolate the operations of acquired properties to estimate a full quarter of ownership (in each case, as if such disposition or acquisition had occurred on the first day of the quarter). We may also exclude the annualizing of other large transaction items such as termination income recognized during the quarter. Management believes these adjustments to reconcile to Normalized EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management and provides investors a view of the performance of our portfolio over time. However, because Normalized EBITDAre is calculated before recurring cash charges, including interest expense and income taxes, and is not adjusted for capital expenditures or other recurring cash requirements of our business, its utility as a measure of our liquidity is limited. Therefore, Normalized EBITDAre should not be considered as an alternative to net income, as computed in accordance with GAAP. Normalized EBITDAre may not be comparable to similarly titled measures of other companies.
Net Debt to Normalized EBITDAre:
Net debt to Normalized EBITDAre is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure of evaluating our balance sheet leverage. Refer to the definitions of “Net debt”, “EBTIDAre” and “Normalized EBTIDAre” above.

The following table reconciles the calculation of Net Debt and Normalized EBITDAre, and computation of the Net Debt to Normalized EBITDAre coverage ratio for the three months December 31, 2023 and December 31, 2022 (dollars in thousands):
	As of
Reconciliation of Net Debt	12/31/2023	12/31/2022
Consolidated debt	$1,441,545	$1,489,803
Unconsolidated Debt	—	525,704
Less: Cash and cash equivalents (excluding restricted cash)	(391,802)	(233,180)
Net Debt	$1,049,743	$1,782,327
	For the Three Months Ended
Reconciliation of Net Loss to Normalized EBITDAre	12/31/2023	12/31/2022
Net loss	$(21,767)	$(248,142)
Interest expense	16,415	16,501
Depreciation and amortization	25,373	35,275
EBITDA	20,021	(196,366)
(Gain) loss on sales of real estate, net	(4,507)	43,767
Loss on investment in unconsolidated entity	—	9,993
Impairment provision, real estate	12,138	41,323
Proportion share of adjustments for unconsolidated entities	—	5,121
EBITDAre	27,652	(96,162)
Adjustments for acquisitions and dispositions	(1,360)	(2,578)
Other income - proration adjustments for dispositions	(1,587)	—
Employee separation expense	1,855	—
Adjustment for joint venture acquisition	—	7,670
Impairment provision, goodwill	16,031	135,270
Termination income	(918)	—
Transaction expense	412	13,724
Normalized EBITDAre	$42,085	$57,924
Normalized EBITDAre (Annualized)	$168,340	$231,696
Net Debt/ Normalized EBITDAre	6.2	7.7
NOI, Cash NOI, and Same Store Cash NOI
“Net operating income” or “NOI” is a non-GAAP measure calculated as net (loss) income, the most directly comparable financial measure calculated and presented in accordance with GAAP, excluding equity in the earnings of our unconsolidated real estate joint ventures, general and administrative expenses, interest expense, depreciation and amortization, impairment of real estate, gains or losses on early extinguishment of debt, gains or losses on sales of real estate, investment income or loss and termination income. Net operating income on a cash basis (“Cash NOI”) is net operating income adjusted to exclude the effect of straight-line rent and amortization of acquired above- and below-market lease intangibles adjustments required by GAAP. Net operating income on a cash basis for our Same Store portfolio (“Same Store Cash NOI”) is Cash NOI for properties held for the entirety of all periods presented, with an adjustment for lease termination fees to provide a better measure of actual cash basis rental growth for our Same Store portfolio. We believe that NOI, Cash NOI and Same Store Cash NOI are helpful to investors as additional measures of operating performance because we believe they help both investors and management to understand the core operations of our properties excluding corporate and financing-related costs and non-cash depreciation and amortization. NOI, Cash NOI and Same Store Cash NOI are unlevered operating performance metrics of our properties and allow for a useful comparison of the operating performance of individual assets or groups of assets. These measures thereby provide an operating perspective not immediately apparent from GAAP income from operations or net (loss) income. In addition, NOI, Cash NOI and Same Store Cash NOI are considered by many in the real estate industry to be useful starting points for determining the value of a real estate asset or group of assets. Because NOI, Cash NOI and Same Store Cash

NOI exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of NOI, Cash NOI and Same Store Cash NOI as measures of our performance is limited. Therefore, NOI, Cash NOI and Same Store Cash NOI should not be considered as alternatives to net income (loss), as computed in accordance with GAAP. NOI, Cash NOI and Same Store Cash NOI may not be comparable to similarly titled measures of other companies.

APPENDIX B
FIRST AMENDMENT TO THE PEAKSTONE REALTY TRUST SECOND AMENDED AND RESTATED EMPLOYEE AND TRUSTEE LONG-TERM INCENTIVE PLAN
THIS FIRST AMENDMENT TO PEAKSTONE REALTY TRUST SECOND AMENDED AND RESTATED EMPLOYEE AND TRUSTEE LONG-TERM INCENTIVE PLAN (this “Amendment”), is made and adopted by the Board of Trustees (the “Board”) of Peakstone Realty Trust (the “Company”), on April 2, 2024, effective as of the date of the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”), provided that the Amendment is approved by the Company’s shareholders on that date (the “Amendment Date”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Plan (as defined below).
RECITALS
WHEREAS, the Company maintains the Peakstone Realty Trust Second Amended and Restated Employee and Trustee Long-Term Incentive Plan (the “Plan”);
WHEREAS, pursuant to Section 16 of the Plan, the Board may, at any time, suspend, amend, modify, or terminate the Plan; and
WHEREAS, the Company desires to amend the Plan as set forth herein.
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as set forth herein, effective as of the Amendment Date, provided that the Amendment is approved by the Company’s shareholders on that date.
AMENDMENT
1.	Section 3.1. The first sentence of Section 3.1 of the Plan is hereby deleted and replaced in its entirety with the following:
“The total number of Shares that may be issued under Awards is 2,063,478 shares.”
2.	Section 3.1. The third sentence of Section 3.1 of the Plan is hereby deleted and replaced in its entirety with the following:
“Subject to the first sentence of this Section 3.1, the maximum number of Shares with respect to which ISOs may be granted under the Plan is 2,063,478 shares.”
3.	Section 3.1. The seventh sentence of Section 3.1 of the Plan is hereby deleted and replaced in its entirety with the following:
“Any Shares subject to Awards granted under the Plan which shall have been terminated, cancelled or that have expired may again be subject to Awards hereunder.”
4.	Each reference to “shares of Shares” in the Plan is hereby replaced with a reference to “Shares”.
5.	Each reference to “shares of Common Shares” in the Plan is hereby replaced with a reference to “Shares”.
6.	The Plan is hereby amended to make corrective subject/verb conjugations therein as necessary or appropriate.
7.	This Amendment shall be and is hereby incorporated in and forms a part of the Plan.
8.	Except as expressly provided herein, all terms and provisions of the Plan shall remain in full force and effect.
[Signature Page Follows]
B-1

I hereby certify that the foregoing Amendment was duly adopted by the Board of Trustees of Peakstone Realty Trust on April 2, 2024.
Executed on this    day of     , 2024.

By: Javier F. Bitar
Its: Chief Financial Officer
B-2

APPENDIX C
THE PEAKSTONE REALTY TRUST SECOND AMENDED AND RESTATED EMPLOYEE AND TRUSTEE LONG-TERM INCENTIVE PLAN (AS AMENDED)

1. PURPOSES OF THE PLAN; PRIOR PLAN; AND DEFINITIONS
1.1 Purposes. The purposes of the Peakstone Realty Trust (the “Company”) Second Amended and Restated Employee and Trustee Long-Term Incentive Plan are to:
(a) provide incentives to individuals chosen to receive share-based awards because of their ability to improve operations and increase profits;
(b) encourage selected persons to accept or continue employment or other service relationship with the Company or any Affiliate of the Company; and
(c) increase the interest of Trustees in the Company’s welfare through their participation in the growth in value of the Company’s Shares.
To accomplish these purposes, this Second Amended and Restated Employee and Long-Term Incentive Plan provides a means whereby Employees of the Company or any Affiliate that the Committee deems important to the Company’s long-term success, Trustees and other enumerated persons may receive Awards.
1.2 Prior Plan. The Employee and Trustee Long-Term Incentive Plan was adopted by the Board on April 22, 2014 and was subsequently approved by the shareholders of the Company (“Shareholders”) on July 31, 2014 (the “Original Plan”). The First Amended and Restated Employee and Trustee Long-Term Incentive Plan was adopted by the Board on March 30, 2020 and was subsequently approved by the Shareholders on June 15, 2020 (the “First AR Plan”) (the Original Plan, as amended and restated by the First AR Plan, the “Prior Plan”). As of April 5, 2023 (the “Effective Date”), the Board has adopted this Second Amended and Restated Employee and Trustee Long-Term Incentive Plan (the “Second AR Plan”) which is a continuation of the Prior Plan, but is intended to amend, restate and fully supersede the terms of such Prior Plan (the Prior Plan as amended and restated by the Second AR Plan is hereinafter, the “Plan”). For the avoidance of doubt, any Awards that have been granted prior to the Effective Date shall be governed by the terms of the Original Plan or First AR Plan, as applicable.
1.3 Definitions. For purposes of this Plan, the following terms have the following meanings:
“Affiliate” means any Person, whose employees (as such term is defined in the instructions to Form S-8 registration statement under the Securities Act) are eligible to receive Awards under the Plan. The determination of whether a Person is an Affiliate shall be made by the Committee acting in its sole and absolute discretion.
“Applicable Laws” means the requirements relating to the administration of Awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
“Award” means any award under this Plan, including any grant of Options, Restricted Stock, Share Appreciation Rights, Distribution Equivalent Rights, Restricted Stock Units, or Other Equity-Based Awards (including OP Units or LTIP Units).
“Award Agreement” means, with respect to each Award, the written agreement executed by the Company and the Participant or other written document approved by the Committee setting forth the terms and conditions of the Award.
“Board” means the Board of Trustees of the Company.
“Cause,” unless otherwise defined in an Employee’s employment agreement, means matters which, in the judgment of the Committee, constitute any one or more of the following: (i) default or breach of any of the provisions of any agreement that the Participant may have with the Company or any Affiliate or Subsidiary; (ii) actions constituting fraud, abuse, dishonesty, embezzlement, destruction or theft of Company property, or breach of the duty of loyalty owed by the Participant to the Company; (iii) conviction of a felony; (iv) furnishing materially false, inaccurate, misleading or incomplete information to the Company; (v) actions constituting a material breach of the Company’s Code of Ethics and Business Conduct, the Company’s employee handbook or any other Company policy; (vi) willful failure to follow reasonable and lawful directives of the Participant’s supervisor, or any of the Company’s senior executive officers, which are consistent with the Participant’s job responsibilities and performance; or (vii) failure to satisfy the requirements of the Participant’s job, regardless whether or not such failure is willful, including the failure to satisfy the objectives of any action plan or performance improvement plan that the Participant may be under. Any determination of Cause for purposes of the Plan or any Award shall be made by the Committee in its sole discretion. Any such determination shall be final and binding on a Participant. If “Cause” is otherwise defined in an Employee’s employment agreement, the definition in the employment agreement shall be effective for purposes of the Plan with respect to the Employee in question.
“Change in Control” means the happening of any of the following:
(i) one Person (or more than one Person acting as a group) acquires ownership of Shares of the Company that, together with the Shares held by such Person or group, constitutes more than 50% of the total fair market value or total voting power of the Shares of the Company; provided, that, a Change in Control shall not occur if any Person (or more than one Person acting as a group) owns more than 50% of the total fair market value or total voting power of the Company’s Shares and acquires additional Shares; or
(ii) one Person (or more than one Person acting as a group) acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) ownership of the Company’s Shares possessing 30% or more of the total voting power of the Shares of the Company; or
(iii) a majority of the members of the Board are replaced during any twelve-month period by trustees whose appointment or election is not endorsed by a majority of the Board before the date of appointment or election; or
(iv) one Person (or more than one Person acting as a group), acquires (or has acquired during the twelve-month period ending on the date of the most recent acquisition) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition(s).
“Change in Control Price” means the closing price (or, if the shares are not traded on an exchange, the last sale price or closing “asked” price) per share paid for the purchase of Common Shares in a national securities market on the date the Change in Control occurs.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
“Committee” has the meaning given it in Section 4.1.
“Common Shares” or “Shares” means common shares of beneficial interest of the Company, $0.001 par value per share.
“Company” has the meaning given it in Section 1.1.
“Declaration of Trust” means the Declaration of Trust of the Company as the same may be amended from time to time.
“Disability” has the same meaning as provided in the long-term disability plan or policy maintained by the Company or if applicable, most recently maintained, by the Company or if applicable, a Subsidiary or Affiliate, for the Participant, whether or not that Participant actually receives disability benefits under the plan or policy. If no long-term disability plan or policy was ever maintained on behalf of Participant or if the determination of Disability relates to an Incentive Share Option, Disability means Permanent and Total Disability as defined in Section 22(e)(3) of the Code. In a dispute, the determination whether a Participant has suffered a Disability will be made by the Committee and may be supported by the advice of a physician competent in the area to which that Disability relates.
“Distribution Equivalent Right” means an Award of rights pursuant to Section 9.
“Effective Date” has the meaning given it in Section 1.2.
“Employee” has the meaning ascribed to it for purposes of Section 3401(c) of the Code and the Treasury Regulations adopted under that Section. An Employee includes an officer or a Trustee who is an Employee of the Company.

“Employment” means, except as otherwise required by Section 409A of the Code, employment with the Company or any Affiliate or Subsidiary, and shall include the provision of services as a Non-Employee Trustee or consultant for the Company or any Affiliate or Subsidiary. A Participant’s Employment shall terminate on the date the Participant is no longer Employed by an entity that is at least one of (i) the Company, (ii) an Affiliate or (iii) a Subsidiary as of such date. “Employed” shall have a correlative meaning.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.
“Exercise Notice” has the meaning given it in Section 6.1(e).
“Fair Market Value” means with respect to Shares:
(i) if the Shares are listed on any established national securities exchange, the Fair Market Value of Shares shall be the closing sales price for the Shares, or the mean between the high bid and low asked prices if no sales were reported, as quoted on such exchange (or, if the Shares is listed on more than one exchange, then on the largest such exchange) for the date the value is to be determined (or if there are no sales or bids for such date, then for the last preceding business day on which there were sales or bids), as reported in The Wall Street Journal or similar publication; or
(ii) if the Shares are regularly quoted by a recognized securities dealer but selling prices are not reported, or if there is no market for the Shares, the Fair Market Value of the Shares shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, with reference to all information material to the value of the Company, including by way of example, the Company’s net worth, prospective earning power, distribution-paying capacity and other relevant factors, including the goodwill of the Company, the economic outlook in the Company’s industry, the Company’s position in the industry and its management, and the values of stock of other enterprises in the same or similar lines of business;
provided, however, that for purposes of granted Nonqualified Share Options or Share Appreciation Rights, Fair Market Value of Shares shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Share Options, Fair Market Value of Shares shall be determined in accordance with the requirements of Code Section 422.
“Grant Date” has the meaning given it in Section 6.1(b).
“Incentive Share Option” or “ISO” means any Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code, and any successor provision.
“LTIP Units” means units of partnership interest designated as LTIP Units, including one or more classes of profit interests, in PKST OP, L.P. Awards of LTIP Units are intended to qualify as “profits interests” within the meaning of IRS Revenue Procedure 93-27, as clarified by IRS Revenue Procedure 2001-43, with respect to a Participant in the Plan who is rendering services to or for the benefit of the Company, including its Subsidiaries.
“Non-Employee Trustee” means a person who is a non-employee trustee as defined in Rule 16b-3.
“Non-Qualified Share Option” or “NQO” means any Option that is not an Incentive Share Option.
“Option” means an option granted under Section 5.
“OP Units” means units of limited partnership of PKST OP, L.P., subject to the rights, preferences and other privileges as designated in the Partnership Agreement.
“Other Equity-Based Award” means any award other than an Option, Restricted Stock, Share Appreciation Right, Distribution Equivalent Right Award or Restricted Stock Unit, which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive Shares or rights or units valued in whole or in part by reference to, or otherwise based on, Shares or distributions on Shares, including, without limitation, OP Units and LTIP Units.
“Participant” means an eligible person who is granted an Award.

“Partnership Agreement” means the Seventh Amended and Restated Limited Partnership Agreement of PKST OP, L.P., as such agreement may be further amended from time to time.
“Performance-Based Award” means any Award that is made subject to Performance Goals.
“Performance Goals” means any one or more of the following performance goals, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in combination, and measured either quarterly, annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous quarter’s or years’ results or to a designated comparison group, any of which may be measured on an aggregate or per share bas is, in each case as specified by the Committee in the Award Agreement:
(i) earnings before any one or more of the following: interest, taxes, depreciation or amortization,
(ii) net income (loss) (either before or after interest, taxes, depreciation and/or amortization),
(iii) changes in the market price of the Shares (on a per share or aggregate basis),
(iv) economic value added,
(v) funds from operations or similar measure,
(vi) sales or revenue,
(vii) acquisitions or strategic transactions,
(viii) operating income (loss),
(ix) cash flow (including, but not limited to, operating cash flow and free cash flow),
(x) return on capital, assets, equity, or investment,
(xi) shareholder returns (including total returns calculated to include aggregate Share appreciation and total dividends paid, assuming full reinvestment of dividends, during the applicable period),
(xii) cash available,
(xiii) return on sales,
(xiv) gross or net profit levels,
(xv) productivity,
(xvi) expense levels or management,
(xvii) margins,
(xviii) operating efficiency,
(xix) customer/tenant satisfaction,
(xx) working capital,
(xxi) earnings (loss) per Share,
(xxii) revenue or earnings growth,
(xxiii) number of securities sold,
(xxiv) the Company’s ranking against selected peer groups,
(xxv) “same-store” performance from period to period,
(xxvi) leasing or occupancy rates,
(xxvii) number of properties under management,
(xxviii) objectively determinable capital deployment,
(xxix) objectively determined expense management,

(xxx) performance against budget,
(xxxi) reduction of debt or borrowing costs,
(xxxii) early extinguishment of debt,
(xxxiii) disposition of properties or other assets or entities,
(xxxiv) sales or market shares,
(xxxv) number of customers,
(xxxvi) productivity of employees as measured by revenues, cost, or earnings per employee,
(xxxvii) establishment of a trading market for the Company’s Shares,
(xxxviii) geographic footprint,
(xxxix) various “non-GAAP” financial and operational measures customarily used in evaluating the performance of REITs,
(xl) other performance goals established by the Committee from time to time, and
(xli) any combination of the foregoing.
The Committee may appropriately adjust any evaluation of performance under a Performance Goal to remove the effect of equity compensation expense under FAS 123R; amortization of acquired technology and intangibles; asset write-downs; litigation or claim judgments or settlements; the effect of changes in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; accruals for reorganization and restructuring programs; discontinued operations; and any items that are extraordinary, unusual in nature, non recurring or infrequent in occurrence.
“Performance Period” means, with respect to an Award, a period of time within which the Performance Goals relating to such Award are to be measured. The Performance Period will be established by the Committee at the time the Award is granted.
“Person” means a corporation, partnership, trust, association or any other entity.
“Plan” has the meaning given it in Section 1.2.
“Qualifying Termination” means, with respect to a Participant, a termination of such Participant’s Employment by the Company (and all then-Affiliates or Subsidiaries) without Cause following a Change in Control of the Company. It is understood that a Participant shall not have a Qualifying Termination by virtue of ceasing to be Employed by an entity or its subsidiaries undergoing a Change in Control where, following such Change in Control, the Participant remains Employed by an entity that is at least one of (i) the Company or (ii) any entity that was an Affiliate or Subsidiary undergoing a Change in Control immediately prior to such Change in Control Notwithstanding the foregoing, payments on account of a Participant’s Qualifying Termination that constitute “deferred compensation” within the meaning of Section 409A of the Code shall not commence unless and until the Participant has also incurred a “separation from service” within the meaning of Code Section 409A.
“Related Corporation” means a parent or Subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f) of the Code.
“Restricted Stock” means an Award granted under Section 7.
“Restricted Stock Unit” means a bookkeeping entry used by the Company to record and account for the grant of an Award of restricted Common Shares under Section 10 of the Plan until the Award is paid, canceled, forfeited or terminated, as the case may be.
“Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act or any successor rule, as it may be amended from time to time, and references to paragraphs or clauses of Rule 16b-3 refer to the corresponding paragraphs or clauses of Rule 16b-3 as it exists at the Effective Date or the comparable paragraph or clause of Rule 16b-3 or successor rule, as that paragraph or clause may thereafter be amended.
“Share Appreciation Right” means an Award granted under Section 8.

“Section 16(b)” means Section 16(b) under the Exchange Act.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.
“Subsidiary” means a corporation or other business entity in which the Company directly or indirectly has an ownership interest of 50% or more.
“Ten Percent Shareholder” means any person who, at the time this definition is being applied, owns, directly or indirectly (or is treated as owning by reason of attribution rules currently set forth in Code Section 424 or any successor statute), shares of the Company constituting more than 10% of the total combined voting power of all classes of outstanding capital stock of the Company or any Related Corporation.
“Trustee” means a person elected or appointed and serving as trustee of the Company in accordance with the Declaration of Trust and the Maryland REIT Law or the other applicable provisions of the Corporations and Associations Article of the Annotated Code of Maryland.
2. ELIGIBLE PERSONS
Every person who, at or as of the Grant Date, is (a) a full-time Employee of the Company, (b) a Trustee of the Company, (c) an executive officer or full-time employee of an Affiliate, or (d) someone whom the Committee designates as eligible for an Award (other than for Incentive Share Options) because the person (i) performs bona fide consulting or advisory services for the Company or any Affiliate of the Company pursuant to a written agreement (other than services in connection with the offer or sale of securities in a capital-raising transaction), and (ii) has a direct and significant effect on the financial development of the Company or any Affiliate of the Company, shall be eligible to receive Awards hereunder; provided, however, that Incentive Share Options may only be granted to an Employee of the Company or a Related Corporation.
3. SHARES OF STOCK SUBJECT TO THIS PLAN
3.1 Share Limits. The total number of Shares that may be issued under Awards is 2,063,478 shares. The maximum number of Shares subject to Awards granted during a single fiscal year to any Non-Employee Trustee, together with any cash fees paid to such Non-Employee Trustee during the fiscal year, shall not exceed a total value of $400,000 (calculating the value of any Awards based on the grant date fair value for financial reporting purposes). Subject to the first sentence of this Section 3.1, the maximum number of Shares with respect to which ISOs may be granted under the Plan is 2,063,478 shares. Such Shares may consist, in whole or in part, of authorized and unissued Shares or Shares reacquired in private transactions or open market purchases, but all Shares issued under the Plan, regardless of their source, shall be counted against the Shares limitation. Other Equity-Based Awards which are denominated in OP Units or LTIP Units shall count against the number of Shares available for issuance under the Plan only to the extent that such OP Units or LTIP Units are convertible into Shares and on the same basis as the conversion ratio applicable to the OP Units or LTIP Units. Any Shares that are retained by the Company upon exercise or settlement of an Award in order to satisfy the exercise price in whole or in part, or to pay withholding taxes due with respect to such exercise or settlement, shall be treated as issued to the Participant and will thereafter not be available under the Plan. Any Shares subject to Awards granted under the Plan which shall have been terminated, cancelled or that have expired may again be subject to Awards hereunder. Awards settled in cash will not reduce the maximum aggregate number of Shares that may be issued under the Plan. If, after grant, subject to compliance with Section 17(c) of this Plan, the exercise price of an Option is reduced or the base amount on which a Share Appreciation Right is calculated is reduced, the transaction shall be treated as the cancellation of the Option or the Share Appreciation Right, as applicable, and the grant of a new Option or Share Appreciation Right, as applicable, and any Shares subject to such cancelled Option or Share Appreciation Right may again be subject to Awards hereunder.

4. ADMINISTRATION
4.1 Committee.
(a) In General. This Plan shall be administered by the compensation committee (the “Committee”) appointed by the Board. The number of persons who shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board; provided, however, that the Committee shall not consist of fewer than two persons.
(b) Rule 16b-3. To the extent desirable to qualify transactions under this Plan as exempt under Rule 16b-3, a Committee consisting solely of two or more “non-employee trustees” as defined in Rule 16b-3, must approve such transactions.
4.2 Duration, Removal, Etc. The members of the Committee shall serve at the pleasure of the Board, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from the Committee by giving at least three days’ prior written notice to the Board. The Board, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused. The Board shall promptly fill any vacancy that causes the number of members of the Committee to be fewer than two or any other minimum number required to comply with Rule 16b-3 (unless the Board expressly determines not to have Awards under the Plan comply with Rule 16b-3).
4.3 Meetings and Actions of Committee. The Board shall designate which of the Committee members shall be the chairperson of the Committee. If the Board fails to designate a chairperson for the Committee, the members of the Committee shall elect one of the Committee members as chairperson, who shall act as chairperson until he or she ceases to be a member of the Committee or until the Board (or the Committee) elects a new chairperson. The Committee may make any rules and regulations for the conduct of its business that are not inconsistent with this Plan, the Declaration of Trust, the Bylaws of the Company or Applicable Laws.
4.4 Committee’s Powers. Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole discretion:
(a) to grant Awards upon such terms and conditions (not inconsistent with the provisions of this Plan unless the provisions of this Plan state otherwise), as the Committee may consider appropriate;
(b) to adopt, amend and rescind administrative and interpretive rules and regulations relating to the Plan;
(c) to determine the eligible persons to whom, and the time or times at which, Awards shall be granted;
(d) to determine the number of Shares that shall be the subject of each Award;
(e) to determine the terms and provisions of each Award Agreement (which need not be identical) and any amendments thereto, including provisions defining or otherwise relating to:
(i) the period or periods and extent of exercisability of any Option or Share Appreciation Right;
(ii) the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants; provided, however, that if Shares is used to pay the exercise price of an Option, such Shares must have been held by the Participant for at least six months;
(iii) the extent to which the transferability of Shares issued or transferred pursuant to any Award is restricted;
(iv) the effect of termination of Employment on an Award; and
(v) the effect of approved leaves of absence;

(f) to accelerate the vesting, exercise or payment of an Award or the Performance Period of an Award in the event of a Participant’s termination of employment, including related to a retirement of a Participant, or when that action or actions would be in the best interests of the Company, but only to the extent that such action would not violate the provisions of Section 409A of the Code;
(g) to construe the respective Award Agreements and the Plan;
(h) to make determinations of the Fair Market Value of Shares;
(i) to waive any provision, condition or limitation set forth in an Award Agreement;
(j) to delegate its duties under the Plan to such agents as it may appoint from time to time; provided, however, that the Committee may not delegate its duties with respect to making or exercising discretion with respect to Awards to eligible persons if such delegation would cause Awards not to qualify for the exemption provided by Rule 16b-3 (unless the Board expressly determines not to have Awards under the Plan comply with Rule 16b-3); and
(k) to make all other determinations, perform all other acts and exercise all other powers and authority necessary or advisable for administering the Plan.
The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, in any Award or in any Award Agreement in the manner and to the extent it deems necessary or desirable to implement the Plan, and the Committee shall be the sole and final judge of that necessity or desirability. The determinations of the Committee on the matters referred to in this Section 4.4 shall be final and conclusive.
4.5 Prohibition Against Repricing. Except to the extent (i) approved in advance by holders of a majority of the Shares of the Company entitled to vote generally in the election of trustees, or (ii) as a result of any Change in Control or any adjustment as provided in Section 6.1(a), the Committee shall not have the power or authority (A) to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option or Share Appreciation Right, or (B) to grant any new Award or make any payment of cash in substitution for or upon the cancellation of Options and/or Share Appreciation Rights previously granted when the exercise price of such Option or Share Appreciation Right exceeds the Fair Market Value of the underlying Shares.
5. GRANT OF OPTIONS
5.1 Written Agreement. Each Option shall be evidenced by an Award Agreement. The Award Agreement shall specify whether each Option it evidences is an NQO or an ISO.
5.2 Annual $100,000 Limitation on ISOs. To the extent that the aggregate Fair Market Value of Shares with respect to which ISOs first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account ISOs granted under this Plan and any other plan of the Company or any Related Corporation, the Options covering such additional Shares becoming exercisable in that year shall cease to be ISOs and thereafter be NQOs. For this purpose, the Fair Market Value of Shares subject to Options shall be determined as of the date the Options were granted. In reducing the number of Options treated as ISOs to meet this $100,000 limit, the most recently granted Options shall be reduced first.
6. CERTAIN TERMS AND CONDITIONS OF OPTIONS AND OTHER AWARDS
Each Option shall be designated as an ISO or an NQO and shall be subject to the terms and conditions set forth in Section 6.1. The Committee may provide for different terms and conditions in any Award Agreement or amendment thereto as provided in Section 4.4 to the extent not inconsistent with the terms of the Plan unless the terms of this Plan provide otherwise.
6.1 All Awards. All Options and other Awards shall be subject to the following terms and conditions:
(a) Capital Adjustments. The number and price of Shares covered by each Award and the total number of Shares that may be awarded under the Plan shall be proportionately adjusted to reflect any stock dividend, stock split or share combination of the Shares or any recapitalization of the Company. In the event of any merger, consolidation, reorganization, liquidation or dissolution of the Company, or any exchange of shares involving the Common Shares, any Award granted under the Plan shall automatically be deemed to pertain to the securities and other property to which a holder of the number of Shares covered by the Award would have been entitled to receive in connection with any such event. The Committee shall have the sole discretion to make all interpretations and determinations required under this section to the extent it deems equitable and appropriate. It is the intent of any such adjustment that the value of the Awards held by the Participants immediately following the change is the same as that value immediately prior to the change.
(b) Grant Date. Each Award Agreement shall specify the date as of which it shall be effective (the “Grant Date”), which shall not be earlier than the date on which the Committee has approved the terms and conditions of the Award and has determined the recipient of the Award and the number of shares, if any, covered by the Award, and has taken all such other actions necessary to complete the grant of the Award.
(c) Time of Exercise; Vesting. Awards may, in the sole discretion of the Committee, be exercisable or may vest, and restrictions may lapse, including without limitation, upon the achievement of any Performance Goals, if any, that may be established by the Committee as a condition to vesting or settlement of the Award, as the case may be, at such times and in such amounts as may be specified by the Committee in the grant of the Award. If any Performance Goals are established as a condition to vesting or settlement of an Award and such Performance Goal is not based solely on the increase in the Fair Market Value of the Shares, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Award is vested or settled, as applicable.
(d) Nonassignability of Rights. Awards shall not be transferable other than with the consent of the Committee (which consent will not be granted in the case of ISOs unless the conditions for transfer of ISOs specified in the Code have been satisfied) or by will or the laws of the descent and distribution. Awards requiring exercise shall be exercisable during the Participant’s lifetime, only by the Participant; or in the event the Participant is Disabled, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed within ninety (90) days of the Participant’s death, by the person(s) taking under the laws of descent and distribution governing the state in which the Participant was domiciled at the time of the Participant’s death; except to the extent that the Committee may provide otherwise as to any Awards other than Incentive Share Options.
(e) Notice and Payment. To the extent it is exercisable, an Award shall be exercisable only by written or recorded electronic notice of exercise, in the manner specified by the Committee from time to time, delivered to the Company or its designated agent during the term of the Award (the “Exercise Notice”). The Exercise Notice shall: (i) state the number of Shares with respect to which the Award is being exercised; (ii) be signed by the holder of the Award or by the person authorized to exercise the Award pursuant to Section 6.1(d); and (iii) include such other information, instruments and documents as may be required to satisfy any other condition to exercise set forth in the Award Agreement. Except as provided below, payment in full, in cash or check, shall be made for all Shares purchased at the time notice of exercise of an Award is given to the Company. The proceeds of any payment shall constitute general funds of the Company. At the time an Award is granted or before it is exercised, the Committee, in the exercise of its sole discretion, may authorize any one or more of the following additional methods of payment:
(i) for all Participants other than officers of the Company and Trustees, acceptance of each such Participant’s full recourse promissory note for some or all (to the extent permitted by law) of the exercise price of the Shares being acquired, payable on such terms and rate of interest as determined by the Committee, and secured in such manner, if at all, as the Committee shall approve, including, without limitation, by a security interest in the Shares which are the subject of the Award or other securities;
(ii) for all Participants, delivery by each such Participant of Shares already owned by such Participant for all or part of the exercise price of the Award being exercised, provided that the Fair Market Value of such Shares is equal on the date of exercise to the exercise price of the Award being exercised, or such portion thereof as the Participant is authorized to pay and elects to pay by delivery of such Shares;

(iii) for all Participants, surrender by each such Participant, or withholding by the Company from the Shares is suable upon exercise of the Award, of a number of Shares subject to the Award being exercised with a Fair Market Value equal to some or all of the exercise price of the Shares being acquired, together with such documentation as the Committee and the broker, if applicable, shall require; or
(iv) for all Participants, payment may be made pursuant to a cashless exercise arrangement approved by the Committee.
(f) Termination of Employment from the Company or any Affiliate of the Company; Removal of a Trustee for Cause. The Committee shall establish, in respect of each Award when granted, the effect of a termination of Employment on the rights and benefits thereunder and in so doing may, but need not, make distinctions based upon the cause of termination (such as retirement, death, Disability or other factors) or which party effected the termination (the employer or the Employee). All Awards granted to a Trustee whether or not an Employee will lapse on the date the Trustee ceases to be a Trustee of the Company as a result of his removal for Cause. Notwithstanding any other provision in this Plan or the Award Agreement, the Committee may decide in its discretion at the time of any termination of Employment (or within a reasonable time thereafter) to extend the exercise period of an Award (but not beyond the period specified in Section 6.2(b) or 6.3(b), as applicable) and not decrease the number of Shares covered by the Award with respect to which the Award is exercisable or vested. A transfer of a Participant from the Company to an Affiliate or vice versa, or from one Affiliate to another, or a leave of absence duly authorized by the Company, shall not be deemed a termination of Employment or a break in continuous Employment unless the Committee has provided otherwise.
(g) Other Provisions. Each Award Agreement may contain such other terms, provisions and conditions not inconsistent with this Plan (except as otherwise provided in this Plan), as may be determined by the Committee, and each ISO granted under this Plan shall include such provisions and conditions as are necessary to qualify such Option as an “incentive stock option” within the meaning of Section 422 of the Code.
(h) Withholding and Employment Taxes. At the time of exercise of an Award, the lapse of restrictions on an Award, the Participant shall remit to the Company in cash all applicable federal and state withholding and employment taxes. If and to the extent authorized and approved by the Committee in its sole discretion, a Participant may elect, by means of a form of election to be prescribed by the Committee, to have Shares which are acquired upon exercise or vesting of an Award withheld by the Company or tender other Shares owned by the Participant to the Company at the time that the amount of such taxes is determined, in order to pay the amount of such tax obligations, subject to any limitations as the Committee determines are necessary or appropriate. Any Shares so withheld or tendered shall be valued by the Company as of the date they are withheld or tendered.
(i) Employee Status. If the terms of any Award provides that it may be earned or exercised only during Employment or continued service or within a specified period of time after termination of Employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.
(j) Shareholder Rights. Except as otherwise provided in any Award Agreement, a Participant, as a result of receiving an Award, shall not have any rights as a Shareholder until, and then only to the extent that, the Award is earned and settled in Shares.
6.2 Terms and Conditions to Which Only NQOs Are Subject. Options granted under this Plan which are designated as NQOs shall be subject to the following terms and conditions:
(a) Exercise Price. The exercise price of an NQO shall be determined by the Committee; provided, however, that the exercise price of an NQO shall not be less than the Fair Market Value of the Shares subject to the Option on the Grant Date.
(b) Option Term. Unless the Committee specifies an earlier expiration date at the Grant Date, each NQO shall expire 10 years after the Grant Date.

6.3 Terms and Conditions to Which Only ISOs Are Subject. Options granted under this Plan which are designated as ISOs shall be subject to the following terms and conditions:
(a) Exercise Price. The exercise price of an ISO shall be determined in accordance with the applicable provisions of the Code and shall in no event be less than the Fair Market Value of the Shares covered by the ISO at the Grant Date; provided, however, that the exercise price of an ISO granted to a Ten Percent Shareholder shall not be less than 110% of such fair market value.
(b) Option Term. Unless an earlier expiration date is specified by the Committee at the Grant Date, each ISO shall expire 10 years after the Grant Date; provided, however, that an ISO granted to a Ten Percent Shareholder shall expire no later than five years after the Grant Date.
(c) Disqualifying Dispositions. If Shares acquired by exercise of an ISO are disposed of within two years after the Grant Date or within one year after the transfer of the Shares to the optionee, the holder of the Shares immediately before the disposition shall promptly notify the Company in writing of the date and terms of the disposition, shall provide such other information regarding the disposition as the Company may reasonably require.
(d) Termination of Employment. All vested ISOs must be exercised within three months of the termination of Employment of the optionee, or at any time specified in the Award Agreement that is otherwise permissible in the case of a Participant who dies while Employed or within three months of the termination of Employment, unless such termination of Employment is due to the employee’s being Disabled, in which case the ISO shall be exercised within one year of the termination of Employment; provided, however, that such time limits may be exceeded by the Committee under the terms of the Award, in which case, the ISO will be a NQO if it is exercised after the time limits that would otherwise apply.
6.4 Surrender of Options. The Committee, acting in its sole discretion, may include a provision in an Award Agreement allowing the optionee to surrender the Option covered by the agreement, in whole or in part in lieu of exercise in whole or in part, on any date that the Fair Market Value of the Shares subject to the Option exceeds the exercise price and the Option is exercisable (to the extent being surrendered). The surrender shall be effected by the delivery of the Award Agreement, together with a signed statement which specifies the number of Shares as to which the optionee is surrendering the Option, together with a request for such type of payment. Upon such surrender, the optionee shall receive (subject to any limitations imposed by Rule 16b-3), at the election of the Committee, payment in cash or Shares, or a combination of the two, equal to (or equal in Fair Market Value to) the excess of the Fair Market Value of the Shares covered by the portion of the Option being surrendered on the date of surrender over the exercise price for such Shares. The Committee, acting in its sole discretion, shall determine the form of payment, taking into account such factors as it deems appropriate. To the extent necessary to satisfy Applicable Laws, the Committee may terminate an optionee’s rights to receive payments in cash for fractional Shares. Any Award Agreement providing for such surrender privilege shall also incorporate such additional restrictions on the exercise or surrender of Options as may be necessary to satisfy Applicable Law.
7. RESTRICTED STOCK
Restricted Stock shall be subject to the following terms and conditions:
7.1 Grant. The Committee may grant one or more Awards of Restricted Stock to any Participant. Each Award of Restricted Stock shall specify the number of Shares to be issued to the Participant, the date of issuance and the restrictions imposed on the Shares including the conditions of release or lapse of such restrictions. Pending the lapse of restrictions, certificates evidencing Restricted Stock (if any) shall bear a legend referring to the restrictions and shall be held by the Company. Upon the issuance of Restricted Stock, the Participant may be required to furnish such additional documentation or other assurances as the Committee may require in order to enforce the restrictions applicable thereto.
7.2 Restrictions. Except as specifically provided elsewhere in this Plan or the Award Agreement regarding Restricted Stock, Restricted Stock may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed and the rights to the shares of Restricted Stock have vested. The Committee may in its sole discretion provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance or such other factors or criteria as the Committee may determine.

7.3 Distributions. Unless otherwise determined by the Committee, cash distributions with respect to Restricted Stock shall be paid to the recipient of the Award of Restricted Stock on the normal distribution payment dates, and distributions payable in Shares shall be paid in the form of Restricted Stock having the same terms as the Restricted Stock upon which such distribution is paid. Each Award Agreement for Awards of Restricted Stock shall specify whether and, if so, the extent to which the Participant shall be obligated to return to the Company any cash distributions paid with respect to any shares of Restricted Stock which are subsequently forfeited.
8. STOCK APPRECIATION RIGHTS
The Committee may grant Share Appreciation Rights to eligible persons. A Share Appreciation Right shall entitle its holder to receive from the Company, at the time of exercise of the right, an amount in cash equal to (or, at the Committee’s discretion, Shares equal in Fair Market Value to) the excess of the Fair Market Value (at the date of exercise) of a Share over a specified price fixed by the Committee in the governing Award Agreement multiplied by the number of Shares as to which the holder is exercising the Share Appreciation Right. The specified price fixed by the Committee shall not be less than the Fair Market Value of the Shares on the Grant Date of the Share Appreciation Right. Share Appreciation Rights may be granted in tandem with any previously or contemporaneously granted Option or independent of any Option. The specified price of a tandem Share Appreciation Right shall be the exercise price of the related Option. Any Share Appreciation Rights granted in connection with an ISO shall contain such terms as may be required to comply with Section 422 of the Code.
9. DISTRIBUTION EQUIVALENT RIGHTS
9.1 General. The Committee shall have the authority to grant Distribution Equivalent Rights to Participants upon such terms and conditions as it shall establish, subject in all events to the following limitations and provisions of general application set forth in this Plan. Each Distribution Equivalent Right shall entitle a holder to receive, for a period of time to be determined by the Committee, a payment equal to the periodic distributions declared and paid by the Company on one Share. If the Distribution Equivalent Right relates to a specific Option, the period shall not extend beyond the earliest of the date the Option is exercised, the date any Share Appreciation Right related to the Option is exercised, or the expiration date set forth in the Option. To the extent the Committee deems advisable, it shall structure the Distribution Equivalent Rights such that they are either exempt from or compliant with Code Section 409A.
9.2 Awards. Each Distribution Equivalent Right may relate to a specific Award granted under this Plan and may be granted to the Participant either concurrently with the grant of such Award or at such later time as determined by the Committee, or each Distribution Equivalent Right may be granted independent of any Award.
9.3 Payments. The Committee shall determine at the time of grant whether payment pursuant to a Distribution Equivalent Right shall be immediate or deferred and if immediate, the Company shall make payments pursuant to each Distribution Equivalent Right concurrently with the payment of the periodic distributions to holders of Common Shares. If deferred, the payments shall not be made until a date or the occurrence of an event specified by the Committee and then shall be made within 30 days after the occurrence of the specified date or event, unless the Distribution Equivalent Right is forfeited under the terms of the Plan or applicable Award Agreement; provided, however, that the Committee may not make payment of a Distribution Equivalent Right contingent upon the exercise of the related Option or Share Appreciation Right, to the extent the Committee desires to preserve such Option’s or Share Appreciation Right’s exemption from Section 409A of the Code. The Committee shall also determine in its sole discretion whether any portion of any payment shall be made in Shares.
10. RESTRICTED STOCK UNITS
10.1 Grant. Awards may be granted in the form of Restricted Stock Units. Restricted Stock Units shall be awarded in such numbers and at such times during the term of the Plan as the Committee shall determine.
10.2 Award Restrictions. Restricted Stock Units shall be subject to terms, conditions, restrictions, and limitations, if any, as the Committee deems appropriate including, without limitation, restrictions on transferability and continued Employment of the Participant. The Committee also shall determine the Performance Goals or other conditions, if any, that must be satisfied before all or part of the applicable restrictions lapse. Subject to Section 12, the Committee may, at its discretion, waive all or any part of the restrictions applicable to any or all outstanding Restricted Stock Unit Awards.

10.3 Payment of Restricted Stock Units. Each Restricted Stock Unit shall have a value equal to the Fair Market Value of a share of Common Shares. Restricted Stock Units shall be paid in cash, Shares, other securities or other property, as determined in the sole discretion of the Committee, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement. Other than pursuant to Section 6.1(d) (but no transfers for consideration shall be permitted), Restricted Stock Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered or disposed of, and all Restricted Stock Units and all rights of the grantee to such Restricted Stock Units shall terminate, without further obligation on the part of the Company, unless the Participant remains in continuous Employment of the Company for the entire restricted period in relation to which such Restricted Stock Units were granted and unless any other restrictive conditions relating to the Restricted Stock Unit Award are met.
11. OTHER EQUITY-BASED AWARDS
11.1 Grant. The Committee may grant one or more Other Equity-Based Awards to any Participant. Each Award will specify the number of Shares, number of OP Units, LTIP Units or other equity interests covered by such awards.
11.2 Terms and Conditions. The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award. The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement. Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under the Plan, and Other Equity-Based Awards may be granted in the settlement of other Awards granted under the Plan. To the extent the Committee deems advisable, it shall structure such Other Equity-Based Awards such that they are either exempt from or compliant with Code Section 409A.
11.3 Payment or Settlement. Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Shares, shall be payable or settled in Shares, cash or a combination of Shares and cash, as determined by the Committee in its discretion. Other Equity-Based Awards denominated as equity interests other than Shares may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.
12. PERFORMANCE-BASED AWARDS
12.1 Performance Goal Conditions. Each Performance-Based Award (other than an Option or Share Appreciation Right) shall be earned, vested and payable (as applicable) only upon the achievement of one or more of the Performance Goals established by the Committee, together with the satisfaction of any other conditions, such as continued Employment, the Committee may determine to be appropriate; however, (i) the Committee may provide, either in connection with the grant of an Award or by later amendment, that achievement of the Performance Goals will be waived upon the death or Disability of the Participant, and (ii) the provisions of Section 13 shall apply notwithstanding this sentence.
12.2 Certification of Goal Achievement. Any payment of a Performance-Based Award granted with Performance Goals shall be conditioned on the written certification of the Committee in each case that the Performance Goals and any other material conditions were satisfied. Except as specifically provided in Section 12.1, no Performance-Based Award may be amended, nor may the Committee exercise any discretionary authority it may otherwise have under the Plan with respect to a Performance-Based Award, in any manner to waive the achievement of the applicable performance goal based on Performance Measures or to increase the amount payable under, or the value of, the Award.

13. CHANGE IN CONTROL
Subject to the limitations set forth in this Section 13, and except as otherwise provided in an Employee’s employment agreement, in the event (i) a Participant has a Qualifying Termination within one year following a Change in Control of the Company, or (ii) a Change in Control occurs in which outstanding Awards are not assumed or honored by the successor entity or corporation or replaced with an Alternative Award (as defined below), the following provisions shall apply to any Award which has not previously terminated or expired:
(a) any Share Appreciation Right and any Option awarded under this Plan that is not previously vested and exercisable shall become fully vested and exercisable;
(b) the restrictions applicable to any Award which are not already vested under the Plan shall lapse, and those existing shares and awards shall be deemed fully vested;
(c) unless otherwise determined by the Board or by the Committee in its sole discretion prior to any Change in Control, the value of all vested outstanding Options, Share Appreciation Rights and other Awards, shall be cashed out on the basis of the Change in Control Price as of the date the Change in Control is determined to have occurred (or other date determined by the Board or Committee prior to the Change in Control); and
(d) the Board or the Committee may impose additional conditions on the acceleration or valuation of any Award in any applicable Award Agreement.
To qualify as an “Alternative Award,” the Committee must determine that the existing Awards are to be assumed, honored or new rights substituted by the successor corporation or entity and further must:
a. be based on shares of common stock that are traded on an established U.S. securities market or another public market;
b. provide the Participant (or each Participant in a class of Participants) with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award, including, but not limited to, an identical or better exercise or vesting schedule, identical or better timing and methods of payment and identical or better performance criteria for those awards that are performance based;
c. have substantially equivalent economic value to such Award;
d. contain terms and conditions which provide that in the event that the Participant’s employment is terminated for death or Disability or is terminated without Cause within one year following a Change in Control, any conditions on the Participant’s rights under, or any restrictions on transfer, vesting or exercisability applicable to, each such Award shall lapse; and
e. be on terms and conditions that do not result in adverse tax consequences to the Participant under Section 409A of the Code.
14. COMPLIANCE WITH LAWS
This Plan, the granting and vesting of Awards under this Plan, the issuance and delivery of Shares, and the payment of money or other consideration allowable under this Plan or under Awards awarded hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including, but not limited to, state and federal securities laws and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Committee, the Board or the Company, be necessary or advisable in connection therewith. Without limiting the generality of the foregoing, the Committee may, in its sole discretion, rescind, limit, amend, suspend, or alter any Award or limit a Participant’s ability to exercise, or refuse to settle, any Award hereunder to the extent that the granting, issuance, or exercise of such Award (or any settlement thereof) or any term of such Award would jeopardize the status of the Company as a “real estate investment trust” under the Code or other applicable state or federal laws. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Committee, the Board or the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by Applicable Law, the Plan shall be deemed amended to the extent necessary to conform to such laws, rules and regulations. Nothing in this Plan or in any Award or Award

Agreement shall require the Company to issue any Shares with respect to any Award if, in the opinion of counsel for the Company, that issuance could constitute a violation of any Applicable Laws. As a condition to the grant or exercise of any Award, the Company may require the Participant (or, in the event of the Participant’s death, the Participant’s legal representatives, heirs, legatees or distributees) to provide written representations concerning the Participant’s (or such other person’s) intentions with regard to the retention or disposition of the Shares covered by the Award and written covenants as to the manner of disposal of such Shares as may be necessary or useful to ensure that the grant, exercise or disposition thereof will not violate the Securities Act, any other law or any rule of any applicable securities exchange or securities association then in effect. The Company shall not be required to register any Shares under the Securities Act or register or qualify any Shares under any state or other securities laws.
15. EMPLOYMENT OR OTHER RELATIONSHIP
Nothing in this Plan or any Award shall in any way interfere with or limit the right of the Company or any Affiliate of the Company to terminate any Participant’s Employment or status as a consultant or Trustee at any time, nor confer upon any Participant any right to continue in the employ of, or as a Trustee or consultant of, the Company or any Affiliate of the Company.
16. AMENDMENT, SUSPENSION AND TERMINATION OF THIS PLAN
Subject to the limitations set forth in Section 4.5, the Board or the Committee may, at any time and from time to time, suspend, amend, modify, or terminate the Plan without Shareholder approval; however, if an amendment to the Plan would, in the reasonable opinion of the Board or the Committee, either (i) result in repricing Options or Share Appreciation Rights or otherwise increase the benefits accruing to Participants, (ii) increase the number of Shares is suable under the Plan, or (iii) modify the requirements for eligibility, then that amendment shall be subject to Shareholder approval; and, the Board or Committee may condition any amendment or modification on the approval of Shareholders if that approval is necessary or deemed advisable to (i) permit Awards to be exempt from liability under Section 16(b), (ii) to comply with the listing or other requirements of an automated quotation system or stock exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.
17. AWARD AMENDMENT
The Committee may amend, modify or terminate any outstanding Award without approval of the Participant; however:
(a) subject to the terms of the applicable Award Agreement, an amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of the Award determined as if the Award had been exercised, vested, cashed in (at the spread value in the case of Options or Share Appreciation Rights) or otherwise settled on the date of that amendment or termination;
(b) the original term of any Option or Share Appreciation Right may not be extended without the prior approval of the Shareholders;
(c) except as otherwise provided in Section 6.1(a) of the Plan, the exercise price of any outstanding Option or Share Appreciation Right may not be reduced, directly or indirectly, and outstanding Options or Share Appreciation Rights may not be cancelled in exchange for cash or replaced by other awards or Options or Share Appreciation Rights with an exercise price that is less than the exercise price of the cancelled Options or Share Appreciation Right, without the prior approval of the Shareholders; and
(d) no termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the affected Participant.
18. LIABILITY AND INDEMNIFICATION OF THE COMMITTEE
No person constituting, or member of the group constituting, the Committee shall be liable for any act or omission on such person’s part, including but not limited to the exercise of any power or discretion given to such member under this Plan, except for those acts or omissions resulting from such member’s gross negligence or willful misconduct. The Company shall indemnify each present and future person constituting, or member of the group constituting, the Committee against, and each person or member of the group constituting the Committee shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation) reasonably incurred by such person in connection with or arising out of any action, suit or proceeding to which such person may be a party because of any action taken or failure to act under or in connection with the Plan or any Award granted under it, to the fullest extent permitted by law and by the Declaration of Trust and Bylaws of the Company.
19. SECURITIES LAW LEGENDS
Certificates of Shares and Restricted Stock, if issued, may have the following legend and statements of other applicable restrictions endorsed thereon:
THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE LAWS. THE SHARES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL THE HOLDER HEREOF PROVIDES EVIDENCE SATISFACTORY TO THE ISSUER (WHICH, IN THE SOLE DISCRETION OF THE ISSUER, MAY INCLUDE AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER) THAT SUCH OFFER, SALE, PLEDGE, TRANSFER OR OTHER DISPOSITION WILL NOT VIOLATE ANY APPLICABLE FEDERAL OR STATE SECURITIES LAWS.
This legend shall not be required for any Shares issued pursuant to an effective registration statement under the Securities Act.
20. SEVERABILITY
If any provision of this Plan is held to be illegal or invalid for any reason, that illegality or invalidity shall not affect the remaining portions of the Plan, but such provision shall be fully severable, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included in this Plan. Such an illegal or invalid provision shall be replaced by a revised provision that most nearly comports to the substance of the illegal or invalid provision. If any of the terms or provisions of this Plan or any Award Agreement conflict with the requirements of Applicable Laws, those conflicting terms or provisions shall be deemed inoperative to the extent they conflict with Applicable Law.
21. GOVERNING LAW
This Plan shall be governed by and construed in accordance with the laws of the State of Maryland, except as superseded by applicable federal law.
22. MISCELLANEOUS
22.1 Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards granted under the Plan, the Committee shall have the right (to the extent consistent with the applicable exemptive conditions of Rule 16b-3) to provide, in the terms of an Award Agreement, or by separate written instrument, that (i) any proceeds, gains or other economic benefit actually or constructively received by a Participant upon the receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying such Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of such Award (whether or not vested) shall be forfeited, if (a) a termination of Employment occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, or (b) the Participant, at any time, or during a specified time period, engages in any activity in competition with his employer or the Company, or which is inimical, contrary or harmful to the interests of his employer or the Company, as may be further defined from time to time by the Committee.
22.2 Compensation Recovery. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award) shall be subject to the provisions of any compensation recovery policy implemented by the Company, including, without limitation, any compensation recovery policy adopted to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such compensation recovery policy (whether or not such compensation recovery policy was in place at the time of grant of an Award) and/or in the applicable Award Agreement.

22.3 Limitations Applicable to Section 16. Notwithstanding any other provision of this Plan, this Plan, and any Award granted to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
22.4 Effect of Plan Upon Other Incentive and Compensation Plans. The adoption of this Plan shall not affect any other options or compensation or incentive plans in effect for the Company. Nothing in this Plan shall be construed to limit the right of the Company (i) to establish any other forms of incentives or compensation for employees of the Company or its Affiliates, or (ii) to grant or assume options or other rights or awards otherwise than under this Plan in connection with any proper corporate purpose including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
22.5 Section 83(b) Election Prohibited. No Participant may make an election under Section 83(b) of the Code with respect to any Award granted under this Plan without the Company’s consent. Each Award for which an election under Section 83(b) of the Code could be made without regard to this Section 23.5 shall, to the extent the Committee deems advisable, contain an acknowledgment by the Participant that such election may not be made without the Company’s consent.
[End of Plan]

Peakstone REALTY TRUST

SCAN TO VIEW MATERIALS & VOTE

DETACH AND RETURN THIS PORTION ONLY

PEAKSTONE REALTY TRUST

The Board of Trustees recommends a vote "FOR" the Proposals.

	For All	Withhold All	For All Except
1. Election of five trustees to our Board of Trustees, each to serve until the 2025 annual meeting of shareholders and until their successors are duly elected and qualify;	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Carrie DeWees
02) Michael J. Escalante
03) Jeffrey Friedman
04) Samuel Tang
05) Casey Wold

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREON AND, IF NO CHOICE IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

Note: Please sign exactly as your name(s) appear(s) on this Proxy Card, and date it. When shares are held jointly, each holder must sign. When signing as attorney, executor, guardian, administrator, trustee, officer of corporation or other entity or in another representative capacity, please give the full title under the signature.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

PEAKSTONE REALTY TRUST 1520 E. GRAND AVENUE EL SEGUNDO, CA 90245 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PKST2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V48742-P11066 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 03) Jeffrey Friedman For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2024; ! ! ! 3. Approval of, on an advisory (non-binding) basis, the compensation paid to the Company’s Named Executive Officers as described in the proxy statement; and ! ! ! 4. Approval of an amendment to the Peakstone Realty Trust Second Amended and Restated Employee and Trustee Long-Term Incentive Plan. ! ! !

EVERY SHAREHOLDER'S VOTE IS IMPORTANT Important Notice Regarding the Availability of Proxy Materials for the Annual Shareholder Meeting to be held on June 18, 2024. The Notice of Annual Meeting of Shareholders, Proxy Statement and Annual Report to Shareholders are available at: www.proxyvote.com. Please detach at perforation before mailing. V48743-P11066 PEAKSTONE REALTY TRUST PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 18, 2024 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF PEAKSTONE REALTY TRUST. The undersigned shareholder of Peakstone Realty Trust, a Maryland real estate investment trust, hereby appoints Javier F. Bitar and Nina Momtazee Sitzer, and each of them as proxies with full power of substitution, to attend the 2024 Annual Meeting of Shareholders of Peakstone Realty Trust to be held on June 18, 2024 at 9:00 a.m. Pacific Time virtually via live webcast at the following website, www.virtualshareholdermeeting.com/PKST2024, and at any adjournments or postponements thereof, with all power possessed by the undersigned as if personally present and to vote on behalf of the undersigned as designated on the reverse side of this proxy and in their discretion on such other matters as may properly come before the 2024 Annual Meeting of Shareholders, including matters incident to its conduct. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders, and revokes any prior proxy heretofore given with respect to such meeting. When properly executed, this proxy will be voted as specified by the undersigned shareholder. IF NO VOTING INSTRUCTION IS GIVEN AS TO ANY OF THE PROPOSALS, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3 AND 4. PLEASE MARK, SIGN, DATE, AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE.